UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropr
iate
box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
NORTHWEST NATURAL HOLDING COMPANY
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

250 SW TAYLOR STREET

PORTLAND, OR 97204

April 13, 2023

To the Shareholders of Northwest Natural Holding Company:

We are pleased to share that at the time we are preparing this notice of the 2023 Annual Meeting of Shareholders of Northwest Natural Holding Company (NW Holdings or the Company), we have received notice that NW Holdings has been designated as one of the 2023 World’s Most Ethical Companies®. This is the second year in a row NW Holdings has received this honor. NW Holdings is one of only nine honorees in the energy and utilities industry. In all, 135 honorees were recognized spanning 19 countries in 46 industries. According to Ethisphere, this award is recognition “of companies that have demonstrated a commitment to ethical business practices through programs that positively impact employees, communities and broader stakeholders, and contribute to sustainable and profitable long-term business performance.”1 We are proud of all of the work we do in these areas on behalf of our shareholders.

We cordially invite you to attend the 2023 Annual Meeting of Shareholders of Northwest Natural Holding Company, which will be held on Thursday, May 25, 2023, commencing at 2:00 p.m. Pacific Daylight Time, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2023. We have found that this format allows shareholders to participate regardless of where they are located, and affords our shareholders the same rights and access as if the meeting were held in person, including the ability to vote shares and submit questions electronically during the meeting.

At the meeting you will be asked to consider and vote upon four proposals: (1) the election of three Class III directors for terms of three years; (2) an advisory vote to approve named executive officer compensation; (3) an advisory vote on the frequency of voting on executive compensation; and (4) the ratification of the appointment of PricewaterhouseCoopers LLP as NW Holdings’ independent registered public accountants for the fiscal year 2023. Your Board of Directors unanimously recommends that you vote FOR each of Proposals 1, 2 and 4, and for ONE YEAR on Proposal 3. In connection with the meeting, we enclose a notice of the meeting, a Proxy Statement, and a proxy card. You are entitled to participate in the Annual Meeting if you were a holder of record of NW Holdings common stock at the close of business on April 6, 2023, the record date set for the meeting. Please see page 2 for further instructions on attending the Annual Meeting.

Detailed information relating to NW Holdings’ business activities and operating performance is contained in our 2022 Annual Report, which is also enclosed. We also invite you to review NW Holdings’ third annual Environmental, Social and Governance (ESG) report found at www.nwnatural.com/about-us/environment/business-practices, which highlights all of the important work NW Holdings has accomplished in these areas.

It is important that your shares are represented and voted at the meeting. Whether or not you plan to attend, please vote your shares in one of three ways: via internet, telephone or mail. Instructions regarding internet and telephone voting are included on the proxy card or Voting Instruction Form. If you elect to vote by mail, please sign, date and return the proxy card or Voting Instruction Form in the enclosed postage-paid envelope. Your proxy may be revoked at any time before it is exercised in the manner set forth in the Proxy Statement.

Sincerely,

Malia H. Wasson	David H. Anderson
Chair of the Board	President and Chief Executive Officer

[1]	"World’s Most Ethical Companies" and "Ethisphere" names and marks are registered trademarks of Ethisphere LLC.

NORTHWEST NATURAL HOLDING COMPANY

250 SW TAYLOR STREET

PORTLAND, OREGON 97204

(503) 226-4211

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

Portland, Oregon, April 13, 2023

To our Shareholders:

The 2023 Annual Meeting of Shareholders of Northwest Natural Holding Company (NW Holdings or the Company) will be held on Thursday, May 25, 2023 at 2:00 p.m. Pacific Daylight Time, in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2023 for the following purposes:

1.	to elect three Class III directors for terms of three years;
2.	to conduct an advisory vote to approve the named executive officers’ compensation;
3.	to conduct an advisory vote on the frequency of voting on executive compensation;
4.	to ratify the appointment of PricewaterhouseCoopers LLP as NW Holdings’ independent registered public accountants for the fiscal year 2023; and
5.	to transact such other business as may properly come before the meeting or any adjournment thereof.

We are holding the Annual Meeting in an electronic meeting format to allow shareholders to participate regardless of their location. This format will allow you to vote your shares and submit questions electronically during the meeting in accordance with the rules of conduct for the meeting.

If you were a holder of record of NW Holdings common stock at the close of business on April 6, 2023, the record date set for the Annual Meeting, you will be entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

Our Board of Directors is soliciting the proxies of all holders of NW Holdings common stock who may be unable to attend the meeting or who desire to vote by proxy before the meeting. These proxies also will instruct the fiduciary under NW Holdings’ Dividend Reinvestment and Direct Stock Purchase Plan to vote any shares held for shareholders’ benefit thereunder, as indicated on the proxies. In addition, the trustee of Northwest Natural Gas Company’s (NW Natural) Retirement K Savings Plan (401(k) Plan) will vote any shares of NW Holdings common stock that are allocated to participants’ 401(k) Plan accounts as directed by the participants. To the extent participants do not provide voting directions, the trustee will vote the undirected shares in the same proportion as the 401(k) Plan shares for which voting directions are received. A proxy and a stamped return envelope are enclosed for your use. No postage is needed if mailed in the United States. Instructions regarding internet and telephone voting also are included in the enclosed proxy card or Voting Instruction Form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON

MAY 25, 2023

This Proxy Statement and our 2022 Annual Report are available at www.nwnaturalholdings.com.

Your vote is very important to us. We urge you to vote by promptly marking, signing, dating, and returning the enclosed proxy card or Voting Instruction Form, or by granting a proxy by the internet or telephone in accordance with the instructions in the enclosed proxy card or Voting Instruction Form, as soon as possible. Your prompt vote will save us the additional expense of further requests to ensure the presence of a quorum. You may vote electronically at the virtual meeting whether or not you previously have returned your proxy.

By Order of the Board of Directors,

Shawn M. Filippi
Vice President, Chief Compliance Officer and Corporate Secretary

PROXY STATEMENT

OF

NORTHWEST NATURAL HOLDING COMPANY

April 13, 2023

INFORMATION REGARDING

2023 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2023

Proxy Statement

The Board of Directors of Northwest Natural Holding Company (NW Holdings or the Company) is soliciting the proxies of all holders of NW Holdings common stock who may be unable to attend or who desire to vote by proxy prior to the Annual Meeting of Shareholders to be held on Thursday, May 25, 2023, at 2:00 p.m. Pacific Daylight Time, in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2023. We are holding the Annual Meeting in an electronic meeting format to allow all shareholders to participate regardless of their location. This format will allow you to vote your shares and submit questions electronically during the meeting in accordance with the rules of conduct for the meeting. The close of business on April 6, 2023 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We request that you sign and return the enclosed proxy card or Voting Instruction Form promptly. Alternatively, you may grant your proxy by the internet or telephone.

NW Holdings’ Annual Report for the fiscal year ended December 31, 2022, including audited financial statements, is being sent to all shareholders, together with this Proxy Statement and the accompanying proxy card or Voting Instruction Form, commencing April 13, 2023.

HOW TO VOTE BY PROXY AND REVOKE YOUR PROXY

Voting by Proxy

You may vote your shares either electronically during the meeting or by duly authorized proxy. You may use the proxy card or Voting Instruction Form accompanying this Proxy Statement if you are unable to attend the meeting or you wish to have your shares voted by proxy, even if you do attend the meeting. If you are a registered shareholder, you may vote by internet, telephone, or mail, or you may vote your shares electronically during the meeting. To vote:

By internet (do not return your proxy card)

•

Go to www.proxyvote.com. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 24, 2023 or, for participants in the 401(k) Plan, until 11:59 p.m. Eastern Daylight Time on May 22, 2023.

•	Have your proxy card available.
•	Follow the simple instructions. You will be prompted to enter your 16-digit Control Number located on your proxy card.

By telephone (do not return your proxy card)

•

On a touch-tone telephone, call the toll-free number indicated on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 24, 2023 or, for participants in the 401(k) Plan, until 11:59 p.m. Eastern Daylight Time on May 22, 2023.

•	Have your proxy card available when you call.
•	Follow the simple recorded instructions. You will be prompted to enter your 16-digit Control Number located on your proxy card.

By mail

•

Mark your choice on your proxy card. If you properly execute your proxy card but do not specify your choice, your shares will be voted “FOR” Proposals 1, 2, 3, and 4, as recommended by NW Holdings’ Board of Directors.

•	Date and sign your proxy card.

•

Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Northwest Natural Holding Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Revoking Your Proxy

You may revoke your proxy at any time before the proxy is exercised by: (1) delivering a written notice of revocation; (2) filing with the Corporate Secretary a subsequently dated, properly executed proxy; (3) voting after the date of the proxy by the internet or telephone; or (4) attending the meeting and voting electronically during the meeting. Your attendance at the meeting, by itself, will not constitute a revocation of a proxy. You should address any written notices of proxy revocation to: Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, Attention: Corporate Secretary.

Shares Held by Bank or Broker

If your shares are held in nominee or street name by a bank or broker, you should follow the directions on the Voting Instruction Form you receive from your bank or broker as to how to vote, change your vote, or revoke your proxy. Revocation of proxies for shares held through a broker, bank, or other nominee must be made through the appropriate nominee in accordance with its instructions.

Adjournment

If an adjournment of the meeting occurs, it will have no effect on the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

VOTING YOUR SECURITIES

The 35,965,270 shares of NW Holdings common stock outstanding on April 6, 2023 were held by 4,236 shareholders residing in 50 states, the District of Columbia, and a number of foreign countries.

Each holder of NW Holdings common stock of record at the close of business on April 6, 2023 will be entitled to one vote for each share of NW Holdings common stock so held on all matters properly submitted at the meeting. Such holder will be entitled to cumulative voting for directors; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the nominees.

A majority of the shares of NW Holdings common stock outstanding at the close of business on April 6, 2023 must be represented at the meeting, either in attendance at the virtual meeting or by proxy, to constitute a quorum for the transaction of business.

It is important that your shares be represented at the meeting. You are urged, regardless of the number of shares held, to sign and return your proxy. Alternatively, you may grant your proxy by the internet or telephone as described above.

ATTENDING THE ANNUAL MEETING

To allow all shareholders, regardless of location, to participate, NW Holdings is holding the Annual Meeting in a virtual meeting format only, conducted via live webcast. In order to attend and to participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/NWN2023, where you will be prompted to enter the 16-digit control number found on your proxy card or your Voting Instruction Form provided by your broker, bank, or other nominee. If you receive your Annual Meeting materials electronically and wish to attend the virtual meeting, please follow the instructions provided online for attendance. Once you have joined the virtual meeting, you may, just as you would be able to do so in person, vote your shares or submit a question electronically during the meeting by following the instructions available on the meeting website. To permit as many shareholders as possible to participate, only shareholders or their valid proxy holders may participate in the meeting. If you plan on attending the virtual meeting, we encourage you to allow ample time to log in online and recommend that you do so fifteen minutes before the meeting start time to ensure that you are logged in when the meeting begins. If you have difficulty accessing the Annual Meeting through the meeting website, a phone number will be posted on the meeting website to connect you to technical support.

PROPOSAL 1—ELECTION OF DIRECTORS

NW Holdings’ Restated Articles of Incorporation (Restated Articles) provide that the Board of Directors (Board) shall be composed of not less than nine nor more than 13 directors, with the exact number of directors to be determined by the Board. The Board has fixed the number of directors at 11.

The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible. Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The term of the Class III directors expires at this year’s Annual Meeting. Ms. Lee and Messrs. Anderson and Partain are nominees for election to the Board as Class III directors to serve until the 2026 Annual Meeting or until their successors have been duly qualified and elected. Ms. Lee and Mr. Partain were last re-elected to the Board of Directors by the shareholders at the 2021 Annual Meeting. Mr. Anderson was last re-elected to the Board of Directors by the shareholders at the 2020 Annual Meeting. In case any of the nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

Vote Required

Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the three nominees for the Class III director positions who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote for directors.

The Corporate Governance Standards adopted by the Board of Directors provide that any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” is required to tender their resignation for consideration by the Governance Committee. The Governance Committee will then determine whether to recommend acceptance of, and the Board of Directors will decide whether to accept, such resignation.

The Board of Directors recommends the election of the three nominees listed below.

INFORMATION CONCERNING NOMINEES

AND CONTINUING DIRECTORS

Set forth below is information with respect to the nominees and continuing directors, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, the committees on which they currently serve, and their age. Also listed is the year in which each director was elected to NW Holdings, or NW Natural as predecessor of NW Holdings, Board of Directors, as applicable.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Class III

(For a term ending in 2026)

David H. Anderson Director, President and Chief Executive Officer, NW Holdings and NW Natural, Portland, Oregon Age: 61 Director since: 2016 Board Committees: None

Mr. Anderson is President and Chief Executive Officer and a Board Member of Northwest Natural Holding Company and Northwest Natural Gas Company. He previously served as President and Chief Operating Officer of NW Natural from August 2015 to July 2016, as Executive Vice President and Chief Operating Officer from February 2014 to July 2015, as Executive Vice President of Operations and Regulation from February 2013 to February 2014, and as Senior Vice President and Chief Financial Officer from when he joined NW Natural in 2004 to February 2013. Before joining NW Natural, Mr. Anderson was Senior Vice President and Chief Financial Officer at TXU Gas. He previously held executive positions within TXU Corporation (formerly Texas Utilities) including Senior Vice President and Chief Accounting Officer, and Vice President of Investor Relations and Shareholder Services. Mr. Anderson also serves as President, Chief Executive Officer, and Chair for certain subsidiaries of NW Holdings including Northwest Energy Corporation, NW Natural RNG Holding Company, LLC, NW Natural Renewables Holdings, LLC, and NW Natural Water Company, LLC and their respective subsidiaries.

In addition to serving on the Boards of NW Holdings and NW Natural, Mr. Anderson serves on the Board of Directors of National Fuel Gas Company where he has been appointed to the Audit, Finance, and Compensation Committees. Mr. Anderson also serves as a board member of the American Gas Association (AGA), where he is past Chair of the Board, immediate past Chair of the Finance Committee, and a member of the Executive Committee, Audit Committee, and Safety, Resilience/Reliability, and Security Task Force. He is also a board trustee of the American Gas Foundation, a director of the Oregon Business Council, and a member of SOLVE Founders’ Circle. Mr. Anderson has also been appointed by former Oregon Governor Kate Brown to serve on Oregon’s Global Warming Commission. Mr. Anderson is a past board member of the Northwest Gas Association, Portland Business Alliance, Portland State Foundation, and Greater Portland Inc., and a past President of The Oregon Partnership, Inc. (Lines for Life). Mr. Anderson is also a past Co-Chair of the AGA Clean Energy Task Force, and past Chair of the AGA Audit Committee, the AGA Compensation Committee, the AGA Fiscal and Tax Committee, the Associated Oregon Industries (AOI) Fiscal Policy Committee, and PSU Foundation Investment Committee, and is a past advisory board member for PSU School of Business and Oregon Department of Education Business Advisory Team. Mr. Anderson holds a BBA in Accounting from Texas Tech University and is a Certified Public Accountant (ret.) and Chartered Global Management Accountant.

Mr. Anderson serves a key leadership role on the Board of NW Holdings and provides the Board with in-depth knowledge of each area of NW Holdings’ and NW Natural’s business strategy, finance and operations, the energy industry generally, and the Company’s challenges and opportunities. He acts as the principal intermediary between management and the independent directors of our Board, and communicates to the Board management’s perspective on important matters brought before the Board. Mr. Anderson’s 18 years with NW Natural, his over 30 years’ experience in the energy industry, his service on the National Fuel Gas Company Board, and his extensive involvement with the AGA and Northwest Gas Association enable him to bring to the Board a comprehensive understanding of the Company’s business operations as well as matters relating to renewable energy, decarbonization, sustainability and climate change, as well as the energy industry generally. Mr. Anderson’s service on local business, educational, charitable and public service boards provides an important connection between NW Holdings and the communities it serves. Additionally, his extensive experience in finance and operations provides important perspectives with respect to the Company’s strategy, risk oversight, change management, business, operations, and financial positioning. Mr. Anderson’s combined professional skills and insights from his position as President and Chief Executive Officer, as well as his other roles and experiences, strengthen the Board’s collective knowledge, capabilities and experience.

Karen Lee Chief Executive Officer, Plymouth Housing, Seattle, Washington Age: 58 Director since: 2021 Board Committees: Audit and Public Affairs and Environmental Policy

Since 2022, Ms. Lee has served as Chief Executive Officer of Plymouth Housing, a nonprofit working to eliminate homelessness and address its causes by providing housing and opportunities to stabilize and improve lives. From 2010 to 2022, Ms. Lee served as Chief Executive Officer of Pioneer Human Services, a leading nonprofit social-enterprise business based in Seattle, Washington, which operates several businesses to help fund its social mission to assist individuals with criminal histories lead healthy and productive lives. From 2005 to 2010, Ms. Lee served as the Commissioner of the Washington State Employment Security Department. Prior to her role as Commissioner, she held several leadership roles at Puget Sound Energy, including Director of Gas Operations, from 2002 to 2005. She also previously served as an Associate Attorney at K&L Gates LLP in Seattle, Washington, and spent four years as an Officer in the U.S. Army. Ms. Lee holds a Juris Doctorate from the University of Washington School of Law. She is a graduate of the United States Military Academy at West Point, where she earned a Bachelor of Science degree with a concentration in Russian studies and a minor in engineering. Ms. Lee currently serves as a director of NW Natural, W. Lease Lewis Company, the Federal Reserve Bank of San Francisco, and the University of Washington Foundation. She is a Trustee at Western Washington University and a member of Washington’s Statewide Reentry Council and the Regence Blue Shield Community Advisory Board. Ms. Lee also previously served as a member of the U.S. Bank Washington Advisory Board. Ms. Lee has been named a “40 Under 40” honoree and one of “Seattle’s Women of Influence” by the Puget Sound Business Journal, and more recently, received an “Executive Excellence” award from Seattle Business Magazine.

As the current Chief Executive Officer of Plymouth Housing and as the former Chief Executive Officer of Pioneer Human Services, Ms. Lee brings to the NW Holdings Board more than a decade of executive and leadership expertise and is well positioned to provide valuable guidance on a wide variety of matters, including, but not limited to: human capital management and development, change management, business growth and strategy, customer experience, business operations, legislative and public policy development, government relations and regulatory matters. Ms. Lee additionally brings to the Board a comprehensive understanding of the natural gas and utility industry, having served in several leadership roles at Puget Sound Energy, including as Director of Gas Operations, and is able to contribute important insights on: natural gas operations and regulation; and local, state and federal regulatory matters. Ms. Lee also has extensive legal and regulatory experience, having served as Commissioner of the Washington State Employment Security Department. Her deep industry expertise, combined with the breadth of her leadership experience across the private, non-profit and public sectors strengthens the Board’s collective knowledge, capabilities and experience.

Nathan I. Partain

Former President and Co-Chief Investment Officer, Duff & Phelps Investment Management Co., League City, Texas

Age: 66

Director since: 2021

Board Committees: Finance (Chair), Governance, and Organization and Executive Compensation

Mr. Partain is the former President and Co-Chief Investment Officer of Duff & Phelps Investment Management Co., a position he held from 2005 until December 2020. Previously, Mr. Partain served as Executive Vice

President of Duff & Phelps. Earlier, he was with Duff & Phelps Investment Research Co., where he served as the Director of Utility Research, Director of Equity Research, and Director of Fixed Income Research. Mr. Partain also previously served as President and Chief Executive Officer of DNP Select Income Fund Inc. (DNP), from 2001 to March 2021, and was Chief Investment Officer of DNP from 1998 to 2017. He also served as President and Chief Executive Officer of Duff & Phelps Utility and Corporate Bond Trust Inc. (DUC) and DTF Tax-Free Income Inc. (renamed DTF Tax-Free Income 2028 Term Fund Inc. in 2022) (DTF) from 2004 to March 2021 and President and Chief Executive Officer of Duff & Phelps Utility and Infrastructure Fund Inc. (DPG) from 2011 to March 2021. DNP, DTF and DPG (and formerly DUC until its merger with DNP in 2021) are part of a single “fund complex” of registered investment companies under SEC rules that share a common board of directors (the Duff & Phelps Fund Complex). Mr. Partain previously served as a director of the Duff & Phelps Fund Complex until March 2022, having served as a director of DNP and DTF since 2007 and DPG since 2011 (he also served as a director of DUC from 2007 to 2021). Prior to joining Duff & Phelps, Mr. Partain held financial and regulatory positions with Gulf States Utilities Company. Mr. Partain serves on the Board of NW Natural and has served on the Board of Directors of Otter Tail Corporation, an electricity and energy services company, since 1993 and as its Chair since 2011. Mr. Partain is a past National Association of Corporate Directors (NACD) Board Leadership Fellow. He earned a BS and MBA from Sam Houston State University. Mr. Partain is a Chartered Financial Analyst (CFA) and a member of the CFA Society of Chicago.

Mr. Partain brings to the NW Holdings Board significant board oversight and executive leadership, financial, strategic and governance expertise as a result of his many years of experience at Duff & Phelps. Mr. Partain’s service as Chair of the Board of Otter Tail Corporation enables him to provide important insight and advice to the Board on a wide range of matters related to the utility and energy industry, including in areas of renewable energy, decarbonization, sustainability and climate change. He additionally brings to the Board extensive knowledge of the utility industry gained from over 30 years of providing utility investment research and management services to institutional clients of Duff & Phelps and from his roles with Gulf States Utilities Company, and he is well positioned to advise management on matters of business strategy, growth and development, finance and capital markets, human capital management, and executive compensation. Mr. Partain’s deep industry knowledge, as well as his financial, governance and executive experience, strengthen the Board’s collective knowledge, capabilities and experience.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class I

(For a term ending in 2024)

Timothy P. Boyle

President, Chief Executive Officer and Chair of the Board, Columbia Sportswear Company, Portland, Oregon

Age: 73

Director since: 2003

Board Committees: Public Affairs and Environmental Policy

Mr. Boyle is the President, Chief Executive Officer and Chair of the Board of Columbia Sportswear Company, an active outdoor apparel and footwear company headquartered in Portland, Oregon. He has held the President and Chief Executive Officer positions since 1988, except he relinquished his position as President from February 2015 until June 2017. He was appointed as Chair of the Board of Columbia Sportswear Company in January 2020. Mr. Boyle began working with Columbia Sportswear Company in 1970. Mr. Boyle is also a member of the Board of Directors of NW Natural, serves on the Board of Trustees of the University of Oregon, and is an Emeritus Trustee of Reed College and the Freshwater Trust. In addition, Mr. Boyle is a past member of the Board of Directors of Craft Brew Alliance, Inc., as well as a past trustee of the Youth Outdoor Legacy Fund, and University of Oregon Foundation, where he was past Vice Chair of its Capital Campaign Committee. He is also a past member of the Young Presidents’ Organization. Mr. Boyle earned a Bachelor of Science degree in journalism from the University of Oregon.

Mr. Boyle’s professional experiences, including his service as President and Chief Executive Officer and Chair of the Board of Directors of Columbia Sportswear Company, his service on the NW Natural Board, as well as his prior service as a director of Craft Brew Alliance, Inc., and his current and prior community and public service, enable Mr. Boyle to provide valuable insight to the Board and management regarding business strategy, public company operations, business development and acquisitions, decarbonization, sustainability and climate change, change management, human capital management, executive compensation, investor and media relations, government relations, and growth and strategic direction, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Monica Enand

Founder and Former Chief Executive Officer, Zapproved, Inc. (now Exterro), Portland, Oregon

Age: 51

Director since: 2019

Board Committees: Finance, Governance, and Public Affairs and Environmental Policy (Chair)

In 2008, Ms. Enand founded Zapproved, Inc., a cloud-based software provider for corporate legal departments, where she served as Chief Executive Officer until February 2023 in connection with the acquisition of Zapproved by Exterro. Prior to founding Zapproved, she was the Director of Business Development and Marketing at Avnera Corporation, a fabless semiconductor manufacturer. Ms. Enand has also held sales and marketing positions at IBM and was a program manager in the compiler and architecture group at Intel. Ms. Enand is also a board member of NW Natural and currently serves as a director of the Oregon Business Council. Ms. Enand has previously served as Chair of Auth0 and Technology Association of Oregon, and as a member of Oregon Growth Board, Oregon Innovation Council, and Oregon Investment Council. She received the 2018 Sam Blackman Award for Civic Engagement, the 2016 Portland Business Journal Entrepreneur of the Year award and the 2010 Portland Business Journal Orchid Award for achievement for women in business. Ms. Enand earned a bachelor’s degree in computer engineering from Carnegie Mellon University and a Masters of Business Administration degree from the University of Portland.

Ms. Enand brings to the NW Holdings Board entrepreneurial and executive expertise from her more than a decade of experience founding and leading Zapproved, as well as substantial technological background from years of working in the technology industry. Ms. Enand’s current and previous professional and management experiences in technology, business development, sales, and marketing, allow Ms. Enand to provide oversight of, and contribute important insights on, the Company’s strategy and strategic direction, business development, growth and expansion activities, mergers and acquisitions, business diversification, change management, cyber and information security, finance, compliance, human capital management, marketing and sales, customer experience and support, and decarbonization, sustainability and climate change, which strengthens the Board’s collective knowledge, capabilities and experience.

Hon. Dave McCurdy Former President and Chief Executive Officer, American Gas Association, Kamas, Utah Age: 73 Director since: 2020 Board Committees: Finance and Organization and Executive Compensation

Hon. McCurdy served as President and Chief Executive Officer of the American Gas Association (AGA) from February 2011 to March 2019, representing over 200 natural gas energy and pipeline utilities. From 2007 to January 2011, Hon. McCurdy served as President and Chief Executive Officer of the Alliance of Automobile Manufacturers, an organization of the thirteen largest global auto manufacturers. From 1999 to 2006, Hon. McCurdy served as President and Chief Executive Officer of the Electronic Industries Alliance (EIA) crafting domestic and international policies for EIA’s nearly 1,300-member companies. In 2001, he co-founded the Internet Security Alliance between EIA and the Software Engineering Institute of Carnegie Mellon University. From 1995 to 1999, Hon. McCurdy was the President and Chief Executive Officer of the McCurdy Group, a business consulting and investment practice, serving as a strategic advisor for health care, defense manufacturing and other sectors. Hon. McCurdy served seven terms as a United States Congressman in the United States House of Representatives for the 4th District of Oklahoma from 1981 to 1995. Hon. McCurdy’s distinguished career in Congress included attaining numerous leadership positions, such as Chair of the House Intelligence Committee and Chair of the subcommittees of the Armed Services Committee and the House Committee on Science, Space, and Technology. Hon. McCurdy also practiced law both as an Assistant Attorney General for the State of Oklahoma and in private practice from 1975 to 1980. Hon. McCurdy is a 1972 graduate of the University of Oklahoma and received his JD in 1975 from Oklahoma Law School. As a Rotary International Graduate Fellow, he studied international economics at the University of Edinburgh. He also held a commission in the United States Air Force Reserve, attaining the rank of major and serving as a judge advocate general. Hon. McCurdy received the 2017 Business-Government Relations Award from the Bryce Harlow Foundation for honesty, integrity, and strategic leadership. Hon. McCurdy is a member of the Board of NW Natural and has served on the Board of Directors of LMI, a private defense consulting company headquartered in McLean, Virginia since 2011 and is a member of its Audit and Finance Committees. He also serves as an industry expert on the TSA Surface Transportation Security Advisory Committee and on the subcommittee for cybersecurity.

Hon. McCurdy brings to the NW Holdings Board extensive experience in governmental and public affairs as well as a comprehensive understanding of the natural gas industry. As the former President and Chief Executive Officer of the AGA, Hon. McCurdy is well positioned to advise management on strategic direction, utility operations, natural gas distribution, pipeline, storage and other energy and regulatory matters, renewable energy, and decarbonization, sustainability and climate change. In addition, his extensive experience in government, including as a seven-term United States Congressman, and as a leader of several industry organizations, including the AGA, the Alliance of Automobile Manufacturers and the EIA, enables him to provide important insights on government relations and policy development at the federal, state and local level. His breadth of leadership experience across industries, including as a director of LMI, positions him to provide valuable guidance to the Board on a wide variety of matters affecting NW Holdings, including, but not limited to: business development, diversification and growth, expansion and strategic direction, change management, customer service and support, risk oversight and cybersecurity matters, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Malia H. Wasson

Chair of the Board, NW Holdings and NW Natural, Portland, Oregon

Chief Executive Officer, Sand Creek Advisors LLC, Portland, Oregon

Age: 64

Director since: 2014

Board Committees: Governance

Since March 2015, Ms. Wasson has been the Chief Executive Officer of Sand Creek Advisors LLC, which provides business consulting to chief executive officers of public and private companies. Previously, Ms. Wasson was an Executive Vice President of Commercial Banking at U.S. Bank, N.A., and served as President of U.S. Bank’s Oregon and Southwest Washington operations from 2005 to 2015. She also led the U.S. Bank, N.A. Advisory Board in Portland, Oregon. Ms. Wasson is a 33-year veteran of the banking industry. Prior to joining U.S. Bank in 1989, she held various commercial lending positions with the former Oregon Bank and Security Pacific Bank of Oregon. Ms. Wasson was elected as Chair of the Boards of NW Holdings and NW Natural in August 2021. Ms. Wasson currently serves on the Board of Directors of Columbia Sportswear Company, where she is Chair of the Audit Committee. She is also a senior director and past Chair of the Oregon Business Council. Ms. Wasson formerly served on the boards of Oregon Health & Science University Foundation, Inc., OHSU Knight Cancer Institute, Portland Business Alliance, Greater Portland Inc., Portland Mall Management, Inc.,

SOLVE Founders’ Circle and the American Red Cross-Oregon Trail Chapter and was past Chair of the Oregon Business Plan. She also serves as a Senior Fellow at American Leadership Forum. Ms. Wasson holds a Bachelor of Science and Commerce degree in finance from Santa Clara University.

Ms. Wasson brings to the NW Holdings Board extensive experience in commercial banking, finance and accounting and remarkable local and regional experience. Ms. Wasson’s management and leadership roles in the banking industry as well as her strong community presence position her to provide insight and advice to the Board on a wide range of financial, accounting, commercial and local and regional strategic matters, including, but not limited to, regulated industry, mergers and acquisitions, consumer and commercial businesses, public and government policy and relations, human capital management and diversity, media relations, marketing, change management and compliance. In addition, Ms. Wasson’s service as Chair of the Audit Committee of Columbia Sportswear and prior service as Chair of the Audit Committee of NW Natural and NW Holdings highlights her substantial experience in finance and accounting matters and positions Ms. Wasson to provide important guidance to the Board on matters of accounting, finance, risk oversight, business strategy and development, and corporate governance. Ms. Wasson’s extensive knowledge and experience of finance, accounting, commercial banking and regulation, and her strong community ties, strengthen the Board’s collective knowledge, capabilities and experience.

Class II

(For a term ending in 2025)

Sandra McDonough

Former President and Chief Executive Officer, Oregon Business & Industry, Portland, Oregon

Age: 68

Director since: 2022

Board Committees: Audit and Public Affairs and Environmental Policy

Since September 2021, Ms. McDonough has been the owner of Quetzal Consulting, a business consulting firm. From 2018 to 2021, Ms. McDonough served as President and CEO of Oregon Business & Industry (OBI), Oregon’s largest statewide general business organization, with members across the state representing a wide variety of industries. Before joining OBI, Ms. McDonough served as President and CEO of the Portland Business Alliance, Greater Portland’s Chamber of Commerce for 14 years. Ms. McDonough previously worked in the energy industry for two decades, including as a Vice President, External Affairs, for PG&E National Energy Group and Vice President, Communications and External Affairs, for PG&E Gas Transmission Northwest, both companies being former operating units of San Francisco-based PG&E Corporation. Earlier, Ms. McDonough worked for PacifiCorp, holding positions in Oregon and Washington, D.C. Ms. McDonough currently serves on the boards of NW Natural and the non-profit New Avenues for Youth. She also serves on the Oregon advisory boards for U.S. Bank National Association and Regence and is a senior fellow of the American Leadership Forum/Oregon. She holds two bachelor’s degrees from the University of Oregon.

Ms. McDonough brings to the NW Holdings Board extensive experience in governmental and public affairs through her leadership of OBI and the Portland Business Alliance, allowing her to contribute valuable insights on policy development and governmental relations. In addition, her strong community ties and familiarity with the Oregon business landscape position her to provide oversight on matters related to the local economy, business environments, and the communities served by NW Natural and NW Holdings. Her breadth of experience and leadership, including her two decades of experience in the energy industry, positions her to provide insights to the Board and management on a wide variety of matters, including, but not limited to: utility operations, regulatory matters, change management, decarbonization, sustainability and climate change, and business development and strategy, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Jane L. Peverett

Former President and Chief Executive Officer, British Columbia Transmission Corporation, Vancouver, British Columbia, Canada

Age: 64

Director since: 2007

Board Committees: Audit (Chair), Governance, and Organization and Executive Compensation

From 2005 to January 2009, Ms. Peverett served as President and Chief Executive Officer of British Columbia Transmission Corporation (BCTC), an electric utility in Vancouver, British Columbia. Between 2003 and 2005, she served as Chief Financial Officer of BCTC. Prior to joining BCTC, from 1988 through 2003, Ms. Peverett held various senior positions with Westcoast Energy Ltd., including serving as President and Chief Executive Officer of Union Gas Limited, a Westcoast Energy company, between 2001 and 2003. Ms. Peverett currently serves on the Boards of Directors of NW Natural, Capital Power Corporation, and Canadian Pacific Railway Limited. She currently serves as Chair of the Audit and Finance Committee of Canadian Pacific Railway Limited. Ms. Peverett has also previously served on the Boards of Directors of Canadian Imperial Bank of Commerce (CIBC), Hydro One Inc., AEGIS, Encana Corporation, Postmedia Network Canada Corp., BC Ferry Authority, BC Ferries Services, Inc. (BC Ferries), and the United Way of Lower Mainland, also serving as Chair of BC Ferry Authority, Chair of the Corporate Governance Committee and a member of the Audit Committee at CIBC, and as Chair of the Audit Committee of Encana Corporation. Ms. Peverett earned a Bachelor of Commerce degree from McMaster University and a Master of Business Administration degree from Queen’s University. She is a certified management accountant.

Ms. Peverett’s extensive senior management experience at Union Gas Limited of Chatham, Ontario, a natural gas distribution, storage and transmission company, and BCTC, the entity responsible for managing British Columbia’s publicly-owned electrical transmission system, Capital Power Corporation, a North American power producer, as well as her board experience at Canadian Pacific Railway Limited and NW Natural, and her prior board experiences at Hydro One Inc., one of North America’s largest electricity delivery companies, AEGIS, Encana Corporation, Postmedia Network Canada Corp., and BC Ferries, position her to provide oversight of and advise management on a wide range of natural gas and energy industry strategic and regulatory matters, including renewable energy, and decarbonization, sustainability and climate change. In addition, Ms. Peverett’s other board experiences, including as Chair of the Audit and Finance Committee of Canadian Pacific Railway Limited, former Chair of the Corporate Governance Committee and Audit Committee of CIBC, a leading North American financial institution with approximately 11 million personal banking and business customers, a former Chair of the Audit Committees of Encana Corporation, and a former Audit Committee member of Postmedia Network Canada Corp., enable her to provide effective oversight of management and insight into a wide variety of corporate governance, risk oversight, change management, and financial matters. Ms. Peverett’s cumulative experience has led the Board to determine that she is an “audit committee financial expert” as defined by the SEC rules. Ms. Peverett also has extensive knowledge of and training in finance and accounting matters, which strengthen the Board’s collective knowledge, capabilities and experience.

Kenneth Thrasher

Former Chief Executive Officer, Fred Meyer and Compli, Portland, Oregon

Age: 73

Director since: 2005

Board Committees: Audit, Governance, and Organization and Executive

Compensation (Chair)

Mr. Thrasher served as Chair of the Board for Alternative Legal Solutions, Inc. (dba Compli), a software solution provider for management of compliance in employment, regulatory, environmental, health and safety, and corporate governance practices from 2002 to 2018, where he also served as Chair and Chief Executive Officer from 2002 through December 2009. Prior to joining Compli, Mr. Thrasher held executive positions with Fred

Meyer Inc., including serving as President and Chief Executive Officer from 1999 to 2001 (as a division of the Kroger Co.), as Executive Vice President and Chief Administrative Officer from 1997 to 1999, as Senior Vice President and Chief Financial Officer from 1987 to 1997, and as Vice President and Treasurer from 1982 to 1987. Mr. Thrasher previously served as a member of Compli’s Audit and Compensation Committees. He also currently serves on the Boards of Directors of NW Natural, the Jensen Quality Growth Fund, where he is Chair of the Board and former chair and current member of its Audit Committee, and College Possible Oregon where he is former chair of the Board. He serves as Treasurer on the Board of Children’s Public Private Partnership (CP3). He is also Chair of the Board of Northwest Community Conservancy, and is on the Oregon State University College of Business Dean’s Council of Excellence, and is a Senior Director on the Oregon Business Council. Mr. Thrasher previously served as a member of the Boards of Directors for GSL Solutions Inc., Friends of the Children, the Portland State University Foundation, the Cradle to Career Council of All Hands Raised, Albertina Kerr Centers, the Oregon Coast Aquarium, Education Northwest, and the Children’s Institute, is past Chair of Oregon’s Quality Education Commission, and currently is an Emeritus Board Member of Albertina Kerr Centers, the Oregon Coast Aquarium, and the Children’s Institute. Mr. Thrasher earned a Bachelor of Science degree in business administration from Oregon State University and was awarded an honorary doctorate degree from Portland State University in 2012.

Mr. Thrasher brings to the NW Holdings Board a wide range of leadership experiences in both the public and private sectors, including his services as a Director of NW Natural. Mr. Thrasher’s service as an executive at Fred Meyer, Inc. positions him to provide oversight of management on a wide variety of strategic, financial, and public company matters, including, but not limited to, business development and diversification and acquisitions and change management. Mr. Thrasher’s service as Chair of the Board of the Jensen Quality Growth Fund, an executive, chair, and member of the Audit and Compensation Committees of Compli, and member of Finance and Audit committees of Education Northwest enables him to advise management on matters of compliance, regulation, risk oversight, human capital management, executive compensation and corporate governance. Mr. Thrasher’s cumulative experience has led the Board to determine that he is an “audit committee financial expert” as defined by the SEC rules. Mr. Thrasher’s other professional experiences, particularly his community and government related experience, provide insight with respect to government, public policy and environmental matters, decarbonization, sustainability and climate change, and community and media relations, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Charles A. Wilhoite

Managing Director, Willamette Management Associates, Inc., Portland, Oregon

Age: 58

Director since: 2018

Board Committees: Finance, Governance (Chair), and Public Affairs and Environmental Policy

Since 1990, Mr. Wilhoite has worked for, and since 1995 has been a Managing Director of, Willamette Management Associates, Inc., a consulting firm in the fields of business valuation, forensic analysis, and transaction financial advisory services, which firm was acquired by Citizens Financial Group in September 2021. Before his tenure at Willamette Management Associates, Inc., he was a Senior Auditor at KPMG. Mr. Wilhoite currently serves as a member of the Board of Trustees of Meyer Memorial Trust, as well as serves as a board member of NW Natural, the Jensen Quality Growth Fund, Legacy Health, Portland Business Alliance, Oregon Business Council, 4G Clinical, and the National Association of Corporate Directors Northwest Chapter. He also serves as an advisory board member of Metal Toad Media and Black Business Warehouse and has been appointed by former Oregon Governor Kate Brown as a member of a blue-ribbon task force to evaluate state and local debt to the Oregon Public Employees Retirement System (PERS). Mr. Wilhoite has previously served as Commissioner and Chair of the Board of the Portland Development Commission (PDC) and the City Charter Review Commission. He is also a past Chair of the Portland Business Alliance, Oregon Health & Science University, SMART, Urban League of Portland, and Meyer Memorial Trust, past Chair of the Portland Police

Bureau Budget Advisory Committee, and immediate past Chair and member of The Nature Conservancy of Oregon, Inc. and the Federal Reserve Bank of San Francisco-Portland Branch. Mr. Wilhoite also previously served on the Boards of PacificSource Health Plans, U.S. Bank of Oregon, the Oregon State Bar, Jesuit High School Portland, Portland State University Foundation, Oregon Health & Science University Medical Group, the Oregon Housing Stability Council, Oregon Investment Council, and the Federal Reserve Bank of San Francisco-Portland Branch, and served as an Economic Advisory Council Member of the Federal Reserve Bank of San Francisco. Mr. Wilhoite earned a Bachelor of Science degree in accounting and a Bachelor of Science degree in finance, both at Arizona State University. He is a certified public accountant, with accreditations in business valuation and financial forensics. His other accreditations are from various financial governing bodies and include certifications in chartered global management accounting, management accounting, financial management, business valuation and appraisal, and fraud examination.

Mr. Wilhoite brings to the NW Holdings Board extensive experience, as well as financial accreditations, in business valuation, finance, and accounting, developed from over 32 years of experience as a consultant with Willamette Management Associates, his position as a Senior Auditor with KPMG, and current and former service in numerous regional and local economic and business organizations, including the Federal Reserve Bank of San Francisco-Portland Branch, the Portland Business Alliance, the Oregon Business Council, the Oregon Housing Stability Council, the Portland Development Commission, and the Portland Police Bureau Budget Advisory Committee, positioning him to provide oversight and advice to the Company on financial, accounting, and strategy topics including, but not limited to, mergers and acquisitions, growth and diversification, risk and consumer and commercial businesses. Mr. Wilhoite also has served as Managing Director of Willamette Management Associates, Inc. for over two decades, thereby giving him entrepreneurial and marketing insight valuable to the Board. His experience in highly regulated industries, including his service as a member of the Boards of Directors of Legacy Health and Oregon Health & Science University, and his former service as a member of the Board of Directors of PacificSource, enables him to provide management oversight on subjects including public and government policy and relations, compliance and regulation. Furthermore, Mr. Wilhoite’s strong community presence positions him to provide important guidance to the Board on local and regional strategic matters, and provide an important connection between NW Holdings and the communities it serves. Mr. Wilhoite’s extensive knowledge and experience of finance, accounting and regulated industry, along with his strong community ties strengthen the Board’s collective knowledge, capabilities and experience.

CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Meeting Attendance

The Board of Directors conducts its annual organizational meeting on the same date as the Annual Meeting of Shareholders, which all of the directors are encouraged to attend. In 2022, all of our then-current directors attended the Annual Meeting of Shareholders.

During 2022, there were six meetings of the Board of Directors, each of which included an executive session of non-management directors. No current director attended fewer than 75% of the aggregate meetings of our Board and Committees on which they served.

Independence

The Board of Directors has adopted Director Independence Standards to comply with New York Stock Exchange (NYSE) rules. The Director Independence Standards are available at www.nwnaturalholdings.com and are available in print to any shareholder who requests them. No director is deemed independent unless the Board affirmatively determines that the director has no material relationship with NW Holdings either directly or as a partner, shareholder or officer of an organization that has a relationship with NW Holdings. The Board applies NW Holdings’ Director Independence Standards as well as additional qualifications prescribed under the listing standards of the NYSE and applicable state and federal statutes. Annually, the Board determines whether each director meets the criteria of independence, including whether the members of the Governance, Audit and Organization and Executive Compensation Committees (OECC) satisfy the independence requirement for service on those committees. As of February 23, 2023, the Board determined that ten of the eleven directors met the independence criteria. They are directors Boyle, Enand, Lee, McCurdy, McDonough, Partain, Peverett, Thrasher, Wasson, and Wilhoite.

Board Nominations and Refreshment

The Board is responsible for selecting candidates for Board membership and the Governance Committee has been assigned the responsibility of recommending to the Board of Directors nominees for election as directors. The Governance Committee, with recommendations and input from the Chair of the Board, the Chief Executive Officer (CEO) and other directors, evaluates the qualifications of each director candidate in accordance with the Director Selection Criteria established by the Board. Candidates for director nominees are reviewed in the context of the current composition and diversity of the Board, the operating requirements and existing and prospective business environment faced by NW Holdings, NW Holdings’ business strategy, and the long-term interests of shareholders. Director candidates must be able to make a significant contribution to the governance of NW Holdings by virtue of their business and financial expertise, educational and professional background, and current or recent experience as a chief executive officer or other senior leader of a public company or other relevant organization. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of our Company and the disciplines represented by our incumbent directors. In addition, the Governance Committee looks at the overall composition of the Board and how a candidate would contribute to the overall synergy and collaborative process of the Board. In conducting its assessment, the Governance Committee considers a variety of criteria, including, but not limited to, the candidate’s integrity, reputation, judgment, knowledge, experience, commitment, skills, diversity, and independence.

In recent years, the Board undertook a comprehensive succession planning and refreshment review in anticipation of the retirements of several long-tenured directors. In line with those plans, the Board has undergone substantial refreshment, with six of the ten current independent directors being added to the Board in the last five years. Our Corporate Governance Standards provide several mechanisms in support of director refreshment, including: annual peer reviews of individual directors, a requirement to offer notice of resignation upon a change in principal position, and a mandatory retirement age of 75.

Shareholder Nominations

Shareholders’ recommendations for director-nominees may be submitted to NW Holdings’ Corporate Secretary for consideration by the Governance Committee. In evaluating shareholder recommendations for director-nominees, the Governance Committee applies the same Director Selection Criteria discussed above. NW Holdings’ Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that their name be placed in nomination, together with the written consent of the nominee, and received from a shareholder of record entitled to vote at such election by the Corporate Secretary of NW Holdings on or before the later of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of the notice of that meeting.

Diversity

As indicated above, NW Holdings’ Director Selection Criteria includes a consideration of diversity as a factor in evaluating candidates for Board membership. The Board believes that diversity with respect to factors such as background, experience, skills, geographic location, race, gender, ethnicity, culture, veteran status, age, disability, and sexual orientation are important considerations in Board composition. The Governance Committee discusses diversity considerations in connection with each director candidate, as well as on a periodic basis in connection with the composition of the Board as a whole. In addition, the Governance Committee and the Board conduct formal self-evaluations each year that include an assessment of whether the Governance Committee and the Board have adequately considered diversity, among other factors, in identifying and discussing director candidates. Currently, of eleven members of the Board, five directors are women, including the Chair of the Board, and three directors identify as People of Color. The Governance Committee believes that, as a group, the nominees presented for election at the 2023 Annual Meeting of Shareholders effectively contribute to the Board’s diverse range of backgrounds, experiences and perspectives.

Board Experience

The NW Holdings Board consists of eleven directors with extensive professional experience and a diverse array of skills. This diversity of experience provides our Board with a collective skill set that is advantageous to the Board’s oversight of our business and operations. In addition to the qualifications required of all directors that are set forth in NW Holdings’ Director Selection Criteria, our Board members have experience in the following areas among others:

Director Experience*

NW Holdings Director Skills

*	Represents the number of current NW Holdings directors with the indicated skill or experience.

For a more detailed description of each director’s experiences, please see the director biographies above.

Board Leadership Structure

The current Board leadership structure separates the roles of Chair and CEO. The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. The decision to combine or separate the Chair and CEO roles is determined on the basis of what the Board considers to be best for NW Holdings at any given point in time. Currently, the independent Chair of the Board meets regularly with the CEO and the Corporate Secretary to discuss appropriate business to come before the Board and its committees and actively recommends agenda items for Board meetings. NW Holdings’ Board is structured to promote independence. The directors of the Board meet regularly in executive sessions at which the independent Board Chair presides and only the non-management directors are present. Under NW Holdings’ Bylaws, the Governance Committee, Audit Committee and Organization and Executive Compensation Committee must be composed entirely of independent directors and the Finance Committee and Public Affairs and Environmental Policy Committee must have a majority of independent directors. All committees have an independent chair that works with the executive officer primarily responsible for work with that committee and the Corporate Secretary to discuss appropriate business to come before the committee, and to recommend agenda items for that committee. The Board of Directors believes its leadership structure provides for appropriate independence between the Board and management.

The Governance Committee and the Board annually review the Corporate Governance Standards, which can be accessed electronically in the “Corporate Governance” section of NW Holdings’ website at www.nwnaturalholdings.com, and the performance of the Board is reviewed annually by the members of the Board.

Board’s Role in Risk Oversight

NW Holdings’ management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, collectively and through its committees, has responsibility for the oversight of risk management. The Corporate Governance Standards describe the Board’s primary responsibilities, which include oversight of NW Holdings’ mission, and key programs that enable the Board to assess and manage material risks including, but not limited to, risks related to business continuity and disaster response, gas supply, distribution and storage operations, product safety, strategic planning and business development, environmental and climate change matters, business improvement and information technology, customer demand and market competition, economic environment, effective governance, legislative and regulatory risk and compliance, state and federal regulatory process and environment, financial performance, business integrity and compliance, financial reporting and internal controls, financing programs, pensions and retirement plans, reputational risk, human capital management, compensation and employee benefits, succession planning (including the CEO), human risks such as safety and diversity, equity and inclusion matters, environmental, social and governance matters, and Company culture. Committee oversight authority with respect to risk management is described in more detail below. The Board periodically reviews its committee oversight authority to ensure the Board has adequate visibility and oversight of the Company’s key areas of risk. Appropriate members of management serve as liaisons to Board committees, attend Board and committee meetings and regularly discuss with the Board and the committees various risks confronting the Company.

Management reports regularly to the Board on significant risk categories. Additional review or reporting on enterprise risks is conducted as needed or requested by the Board. The Board and management consider enterprise risks and opportunities in their strategic and capital spending decision process.

Committees

There are five standing committees of the Board: Audit, Finance, Governance, OECC, and Public Affairs and Environmental Policy. Each of the standing committees operates according to a formal written charter, all of which are reviewed annually and are available at www.nwnaturalholdings.com. Copies of the charters are also available in print to any shareholder upon request. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting or other advisors, when appropriate. Each committee has the opportunity to meet in executive session with non-management directors at the end of each committee meeting; the independent chair of the committee presides at these sessions. Each committee regularly reports to the full Board of Directors.

The table below shows the current membership of the Board and each standing committee and the number of meetings held during 2022.

Board and Committees

Director	Board	Audit[1]	Organization and Executive Compensation	Governance	Finance	Public Affairs and Environmental Policy
David H. Anderson	X
Timothy P. Boyle	X					X
Monica Enand	X			X	X	Chair
Karen Lee	X	X				X
Hon. Dave McCurdy	X		X		X
Sandra McDonough	X	X				X
Nathan I. Partain	X		X	X	Chair
Jane L. Peverett	X	Chair	X	X
Kenneth Thrasher	X	X	Chair	X
Malia H. Wasson	Chair			X
Charles A. Wilhoite	X			Chair	X	X
Number of Total Meetings in 2022	6	6	5	6	3	2

(1)

Based on its review of relevant information, the Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements and that each of Ms. Peverett and Mr. Thrasher is an “audit committee financial expert,” as that term is defined under applicable Securities and Exchange Commission (SEC) rules.

Audit Committee

NW Holdings’ independent Audit Committee, which regularly reports to the full Board, has primary responsibility for oversight and evaluation of the Company’s policies with respect to significant risks and exposures faced by the Company and the procedures for assessing, monitoring and managing those risks, and reporting on those matters to the Board. The Audit Committee is responsible for overseeing matters relating to accounting, financial reporting, internal controls, auditing, information technology systems and cybersecurity, the Company’s enterprise risk management process, business continuity and disaster planning, capital projects and contingencies, and material litigation. It is also responsible for the appointment, oversight and review of the Director of Internal Audit as well as the independent registered public accounting firm, and reviews the audit findings and other internal accounting control matters with the independent auditor. The Audit Committee also oversees the Company’s Business Integrity Program, including the Code of Ethics, and the Company’s system for review and treatment of the Company’s Business Integrity Hotline complaints regarding accounting or financial irregularities as well as other compliance and integrity concerns. It also periodically reviews transactions with related parties, as discussed below under “Transactions with Related Persons,” and policies relating to the delegation of management authority. In fulfilling its risk oversight function, the Audit Committee periodically, and as needed, discusses key risks with NW Holdings’ President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, General Counsel, Chief Compliance Officer, legal counsel, internal auditors, and the Company’s independent registered public accounting firm. A more detailed description of the Audit Committee’s responsibilities is included in the “Report of the Audit Committee,” below.

Finance Committee

The Finance Committee is responsible for reviewing strategies and making recommendations to the Board with respect to NW Holdings’ financing programs, budgets and forecasts, financial policy matters, including hedging policies and practices, and material regulatory issues, including regulatory policy related to financial strategy and policy, capital structure and dividend policy. It makes quarterly recommendations to the Board regarding payments of dividends, and periodically reviews financial reports by management, benchmarking financial performance against peers. The Finance Committee also oversees risks related to the economic environment, and gas supply and pricing, and provides oversight of the Company’s investor relations program and credit agency and NYSE relationships, as well as the Company’s retirement committee. The Finance Committee charter also provides that the Finance Committee will make recommendations to the Board as to the finance aspects of corporate development strategies, such as the acquisition or disposition of business and capital assets.

Governance Committee

The Governance Committee is empowered, during intervals between Board meetings, to exercise all of the authority of the Board in the management of NW Holdings, except as otherwise may be provided by law. The Governance Committee, which serves as the nominating committee, makes recommendations to the Board regarding nominees for election to the Board and committee composition and structure, establishes criteria for Board and committee membership and policies that govern the Board’s activities, reviews and recommends to the Board governance policies and structure, including the Corporate Governance Standards discussed below, evaluates Board and individual director performance and oversees director onboarding and continuing director education. It also considers Board succession plans and any questions of possible conflicts of interest of Board members and senior executives, as well as director independence, and, jointly with the OECC, considers CEO succession plans. The Governance Committee is also responsible for oversight of NW Holdings’ integrated environmental, social and governance (ESG) matters.

Organization and Executive Compensation Committee

The Organization and Executive Compensation Committee is charged with oversight of the Company’s human capital management. It oversees and reviews plans and preparations for talent succession, including, jointly with the Governance Committee, CEO succession; manages risks associated with the transfer of knowledge and expertise of the Company’s workforce as aging employees retire; with input from the full Board, reviews the performance of the CEO; considers the performance of other executive officers; makes recommendations to the Board relating to executive compensation programs and benefit plans, as well as monitoring risks related to such plans and programs; and reviews and approves grants under equity incentive plans to eligible employees. The OECC is primarily responsible for ensuring that executive compensation programs and plans are consistent with corporate objectives and the OECC’s compensation philosophy. In fulfilling its compensation risk oversight function, the OECC discusses with its outside consultant key compensation design elements of the Company’s compensation plans and awards, including, but not limited to, whether those plans and awards properly incentivize executive performance, attract and promote retention of valuable executives, and disincentivize inappropriate risk-taking. In addition to those matters delegated to the OECC by the Board, the OECC also makes recommendations to the Board regarding Board compensation, and organization and executive succession matters, and annually evaluates executive and director stock ownership guidelines and levels. Each member of the OECC meets the criteria for a “non-employee director” under applicable SEC rules. For additional information regarding the OECC, see “Executive Compensation—Compensation Discussion and Analysis—Detailed Discussion and Analysis—Executive Compensation Roles and Responsibilities—OECC,” below.

Public Affairs and Environmental Policy Committee

The Public Affairs and Environmental Policy Committee reviews and monitors NW Holdings’ significant legislative and regulatory matters as well as NW Holdings’ policies and practices relating to significant public and political issues, including charitable and political contributions and budgets, that may impact our business operations, financial performance or public image. It identifies and brings to the attention of the Board current and emerging political and societal trends. The Public Affairs and Environmental Policy Committee oversees our programs and policies relating to civic, human rights, charitable and community affairs, customer engagement, employee health and well-being, safety, diversity, equity and inclusion, equal employment opportunities, and any other significant corporate social responsibility matters. It also reviews and recommends to the Board appropriate environmental policies and informs the Board concerning our sustainability efforts and the status of our compliance with environmental regulations, as well as oversees our administrative and litigation matters related to our environmental liabilities. It annually reviews the Company’s major environmental risks and the Company’s plans for managing those risks. In carrying out its functions and responsibilities, the Public Affairs and Environmental Policy Committee considers reports received from NW Natural’s Public Affairs and Environmental Policy Committee regarding its matters of oversight. The Public Affairs and Environmental Policy Committee makes recommendations to the Board in an effort to ensure that we fulfill our objectives in a manner consistent with the responsibilities of good corporate citizenship and any of the Company’s applicable environmental, human rights, or similar policies.

CORPORATE GOVERNANCE STANDARDS

The Board of Directors maintains Corporate Governance Standards that provide NW Holdings and its Board of Directors with guidelines designed to ensure business is conducted with the highest level of integrity. The Corporate Governance Standards are reviewed annually by the Governance Committee to determine if changes should be recommended to the Board of Directors. The Corporate Governance Standards are available at www.nwnaturalholdings.com, and in print to any shareholder who requests a copy. Among other matters, the Corporate Governance Standards include the following guidelines:

•

Any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” is required to tender their resignation for consideration by the Governance Committee. The Governance Committee will then determine whether to recommend acceptance of, and the Board of Directors will decide whether to accept, such resignation.

•	Open and complete director access to NW Holdings’ senior management, and Board and committee access to independent counsel, accountants or other advisors, as appropriate.
•

Director orientation, continuing education and technology proficiency expectations to familiarize and enable directors to develop and maintain skills necessary or appropriate for the performance of their duties.

•

Directors should not serve on more than four boards of directors of public companies and directors who also serve as CEOs of public companies may not serve on more than two boards of directors of public companies.

•	The Board and committee structure and function, including expectations for meeting attendance and preparation.
•	Annual CEO report to the Board regarding succession planning and talent management development.
•	OECC recommendations regarding director compensation. Directors who are also employees of NW Holdings or NW Natural receive no additional compensation for their service as directors.
•	Annually, the Board reviews and approves the strategic plan and one-year capital expenditure plans.
•	The Board provides an opportunity for an executive session of non-management directors at the end of each Board meeting; the Chair of the Board presides at these executive sessions.

The Code of Ethics is available at www.nwnaturalholdings.com. Copies are also available in print to any shareholder who requests a copy. In addition, the Board of Directors has adopted procedures for the receipt, retention and treatment of concerns of our employees, shareholders, customers and other interested parties regarding accounting, financial reporting, internal controls, auditing or other matters. Concerns may be submitted in writing to the non-management directors of NW Holdings, c/o Corporate Secretary, 250 SW Taylor Street, Portland, OR 97204. Employees and other third parties may also submit concerns anonymously pursuant to the Integrity Hotline at 1-866-546-3696 or www.NWNIntegrity.com which is available through our external and internal websites. Our Chief Compliance Officer and Director of Internal Audit handle matters reported on the hotline and both regularly report to the Audit Committee regarding hotline activity and the Chief Compliance Officer regularly reports to the Audit Committee regarding the Business Integrity program. All employees are required to annually complete an online education program about our Code of Ethics, to ensure their understanding of our commitments.

The Corporate Secretary and Chief Compliance Officer will refer concerns that come directly before her relating to accounting, financial reporting, internal controls or auditing matters to the Chair of the Audit Committee. The Corporate Secretary also regularly reports to the Governance Committee regarding concerns submitted to the non-management directors of NW Holdings, if any.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the OECC during 2022 were Hon. Dave McCurdy, Nathan I. Partain, Jane L. Peverett, and Kenneth Thrasher. There are no “Compensation Committee interlocks” or “insider participation,” which SEC regulations or NYSE listing standards require to be disclosed in this Proxy Statement.

TRANSACTIONS WITH RELATED PERSONS

The Board adopted a written policy on the review of related person transactions (Related Party Transactions Policy), specifying certain transactions that involve directors, nominees, executive officers, significant shareholders and certain other related persons in which NW Holdings is or will be a participant, and that are of the type required to be reported as a related person transaction under Item 404(a) of SEC Regulation S-K, are subject to prior review by the Audit Committee. Pursuant to its charter, the Audit Committee is responsible for reviewing related person transactions.

Under the Related Party Transactions Policy, the Audit Committee reviews the material facts and circumstances of any transaction that may require reporting under Item 404(a) of SEC Regulation S-K to determine: (i) whether or not the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; and (ii) whether or not the transaction is otherwise inconsistent with the interests of the Company and its shareholders. Upon review of a transaction, the Audit Committee may approve or disapprove entry into the transaction and direct the officers of the Company to take appropriate action. We are not aware of any transactions entered into during the last fiscal year that did not follow the procedures outlined in the policy.

Certain Legal Fees

Ms. Shawn M. Filippi, Vice President, Chief Compliance Officer and Corporate Secretary, is married to a Partner of Stoel Rives LLP. For many years prior to Ms. Filippi’s employment at NW Natural, NW Natural engaged the law firm Stoel Rives LLP as outside legal counsel. The Company continues to engage Stoel Rives LLP from time to time, and intends to do so in the future. Total fees paid to Stoel Rives LLP in 2022 were approximately $871,794. Ms. Filippi’s husband is not compensated by Stoel Rives LLP based on work performed for the Company and does not routinely work on Company matters. Furthermore, his interest is less than 1% of Stoel Rives LLP’s partnership allocation, and the annual fees paid by the Company to Stoel Rives LLP in 2022 represented less than 1% of Stoel Rives LLP’s annual gross revenues.

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN

BENEFICIAL OWNERS

The following table shows ownership of common stock of NW Holdings on December 31, 2022 by each person who, to our knowledge, owned beneficially more than 5% of NW Holdings common stock, as set forth in a Schedule 13G filed with the SEC:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,081,408¹	17.30%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	4,291,828²	12.23%
(1)

Based on information set forth in Schedule 13G/A filed January 23, 2023 with the SEC by BlackRock, Inc., the reporting person has sole dispositive power as to the total amount of beneficial ownership, and sole power to vote or direct the vote of 6,001,085 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 80,323 shares reported on the Schedule 13G/A.

(2)

Based on information set forth in Schedule 13G/A filed February 9, 2023 with the SEC by The Vanguard Group, Inc., the reporting person reports that it has sole power to dispose of or to direct the disposition of 4,211,935 shares, shared power to dispose of or to direct the disposition of 79,893 shares, no sole power to vote or direct the vote of any shares and shared power to vote or direct the vote of 45,255 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 4,246,573 shares reported on the Schedule 13G/A.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS

AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to beneficial ownership of NW Holdings common stock as of December 31, 2022 by all current directors and nominees, each of the Named Executive Officers (NEOs) included in the Summary Compensation Table below and all directors, NEOs, and executive officers as a group. If a person holds shares in a deferred compensation account and those shares are not scheduled for distribution within 60 days of December 31, 2022 in the event they terminated their service on December 31, 2022, or they hold any other rights to acquire NW Holdings common stock that are not vested and will not vest by 60 days after December 31, 2022, such shares or rights are not included in the table, but are included in the footnotes below.

Name of Beneficial Owners	Number of Shares[1]	Percent of Outstanding Common Stock
Named Executive Officers
David H. Anderson (also a director)	135,817[2]	*
Frank H. Burkhartsmeyer	22,800[3]	*
MardiLyn Saathoff	22,048[4]	*
Kimberly H. Rush	16,466[5]	*
Justin B. Palfreyman	9,507[6]	*
Directors
Timothy P. Boyle	24,942[7]	*
Monica Enand	797[8]	*
Karen Lee	2,703[9]	*
Hon. Dave McCurdy	2,792[10]	*
Sandra McDonough	365[11]	*
Nathan I. Partain	9,488[12]	*
Jane L. Peverett	24,332[13]	*
Kenneth Thrasher	7,883[14]	*
Malia H. Wasson	12,259[15]	*
Charles A. Wilhoite	1,782[16]	*
All directors and executive officers as a group (23 in number)	338,587[17]	.953%†

*	The total for each individual is less than 1.0%.
†

Based on the total number of shares beneficially owned on December 31, 2022 (including shares owned as of December 31, 2022, shares underlying the Restricted Stock Units (RSUs) under the Long Term Incentive Plan (LTIP) that vested within 60 days after December 31, 2022, and shares held in deferred compensation accounts that would be received by directors and officers within 60 days of December 31, 2022, if the director or officer ceased service with NW Holdings or NW Natural on that date).

(1)

Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power. Shares under the Directors Deferred Compensation Plan (DDCP) and the Deferred Compensation Plan for Directors and Executives (DCP) that would be received by directors, NEOs and all directors and executive officers as a group within 60 days of December 31, 2022, if the director, NEO, or all executive officers and directors as a group ceased service with NW Holdings or NW Natural on December 31, 2022 are included in the table. Unvested RSUs and the remaining shares under the DDCP and DCP are not included in the table as they represent under the terms of the plans rights to receive shares that would not be distributed until a date that is later than 60 days after December 31, 2022; such shares are more fully disclosed in the footnotes below with respect to each beneficial owner named in table.

(2)

Includes 126,228 shares held jointly with Mr. Anderson’s spouse, 8,361 shares issuable under RSUs with a performance threshold within 60 days, and 1,228 shares credited to Mr. Anderson’s account under the DCP. Does not include 14,427 shares issuable under unvested RSUs with a performance threshold, and 11,659 shares credited to Mr. Anderson’s account under the DCP.

(3)

Includes 19,731 shares held directly by Mr. Burkhartsmeyer, and 3,069 shares issuable under RSUs with a performance threshold within 60 days. Does not include 5,282 shares issuable under unvested RSUs with a performance threshold.

(4)

Includes 19,609 shares held directly by Ms. Saathoff, and 2,439 shares issuable under RSUs with a performance threshold within 60 days. Does not include 4,166 shares issuable under unvested RSUs with a performance threshold, and 11,110 shares credited to Ms. Saathoff’s account under the DCP.

(5)

Includes 12,932 shares held directly by Ms. Rush, 2,173 shares issuable under RSUs with a performance threshold within 60 days, 42 shares credited to Ms. Rush’s account under the DCP, and 1,319 shares held indirectly under the 401(k) Plan. Does not include 3,912 shares issuable under unvested RSUs with a performance threshold, and 36 shares credited to Ms. Rush’s account under the DCP.

(6)

Includes 7,915 shares held directly by Mr. Palfreyman, and 1,592 shares issuable under RSUs with a performance threshold within 60 days. Does not include 3,101 shares issuable under unvested RSUs with a performance threshold.

(7)

Includes 2,048 shares held directly by Mr. Boyle as sole trustee and trustor of Mr. Boyle’s revocable living trust, 22,366 shares credited to Mr. Boyle’s account under the DCP, and 528 shares credited to Mr. Boyle’s account under the DDCP. Does not include 4,757 shares credited to Mr. Boyle’s account under the DDCP.

(8)	Includes 797 shares credited to Ms. Enand’s account under the DCP. Does not include 7,183 shares credited to Ms. Enand’s account under the DCP.
(9)	Includes 2,703 shares credited to Ms. Lee’s account under the DCP. Does not include 2,214 shares credited to Ms. Lee’s account under the DCP.
(10)	Includes 376 shares held directly by Hon. McCurdy, and 2,416 shares credited to Hon. McCurdy’s account under the DCP.
(11)	Includes 365 shares credited to Ms. McDonough’s account under the DCP. Does not include 1,460 shares credited to Ms. McDonough’s account under the DCP.
(12)	Includes 7,000 shares held directly by Mr. Partain, and 2,488 shares credited to Mr. Partain’s account under the DCP.
(13)	Includes 523 shares held directly by Ms. Peverett, and 23,809 shares credited to Ms. Peverett’s account under the DCP.
(14)

Includes 3,500 shares held directly by Mr. Thrasher, 4,000 shares held jointly with Mr. Thrasher’s spouse, 105 shares held by Mr. Thrasher’s spouse, and 278 shares credited to Mr. Thrasher’s account under the DCP. Does not include 1,122 shares credited to Mr. Thrasher’s account under the DCP.

(15)	Includes 7,153 shares held directly by Ms. Wasson, and 5,106 shares credited to Ms. Wasson’s account under the DCP.
(16)	Includes 253 shares held directly by Mr. Wilhoite and 1,529 shares credited to Mr. Wilhoite’s account under the DCP. Does not include 13,783 shares credited to Mr. Wilhoite’s account under the DCP.
(17)

Includes 44,606 shares held by executive officers not named above, of which 19,863 shares are held directly by these executive officers, 660 shares are held jointly with a spouse, 5,375 issuable under RSUs with a performance threshold within 60 days, 1,269 shares issuable under time-based RSUs within 60 days, and 17,439 shares which are held indirectly under the 401(k) Plan. Does not include 8,965 shares issuable under unvested RSUs with a performance threshold, 3,763 shares issuable under unvested time-based RSUs, and 21,279 shares credited to accounts of executive officers not named above under the DCP.

TOTAL OWNERSHIP OF COMMON STOCK BY DIRECTORS

AND EXECUTIVE OFFICERS

Set forth below is the total number of shares of NW Holdings common stock owned, directly or indirectly, as of December 31, 2022 by all current directors and nominees, each of the NEOs included in the Summary Compensation Table below, and all directors, NEOs, and executive officers as a group. This supplemental table is provided to illustrate each specified individual’s total ownership in NW Holdings, subject to unvested RSUs, and credited to deferred compensation plan accounts that are excluded from the above table entitled “Beneficial Ownership of Common Stock by Directors and Executive Officers,” as referenced in the footnotes to that table. Amounts included in this table are a different representation of the amounts included in the above table and footnotes entitled “Beneficial Ownership of Common Stock by Directors and Executive Officers,” and are not in addition to amounts included in that table.

Name of Owner	Total Number of Shares
Named Executive Officers
David H. Anderson (also a director)	161,903
Frank H. Burkhartsmeyer	28,082
MardiLyn Saathoff	37,324
Kimberly H. Rush	20,414
Justin B. Palfreyman	12,608
Directors
Timothy P. Boyle	29,699
Monica Enand	7,980
Karen Lee	4,917
Hon. Dave McCurdy	2,792
Sandra McDonough	1,825
Nathan I. Partain	9,488
Jane L. Peverett	24,332
Kenneth Thrasher	9,005
Malia H. Wasson	12,259
Charles A. Wilhoite	15,565
All directors and officers as a group (23 in number)	456,806

EXECUTIVE COMPENSATION

REPORT OF ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE

The Organization and Executive Compensation Committee (OECC) of the Board of Directors of NW Holdings is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of executives by ensuring that the Chief Executive Officer and other senior executives are compensated appropriately and in a manner consistent with the stated compensation philosophy of NW Holdings and the requirements of the appropriate regulatory authorities.

The OECC is responsible for producing this report and for providing input and guidance to management in the preparation of the Compensation Discussion and Analysis following this report. In fulfilling its responsibilities, the OECC has reviewed and discussed the Compensation Discussion and Analysis with management.

In reliance on the review and discussion referred to above, the OECC recommended to the Board of Directors (and it has approved and directed) that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into NW Holdings’ Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted on February 23, 2023 by the Organization and Executive Compensation Committee of the Board of Directors:

Kenneth Thrasher, Chair	Hon. Dave McCurdy
Nathan I. Partain	Jane L. Peverett

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes our executive summary, elements and objectives of our executive compensation program for 2022, the OECC’s assessment of our pay for performance alignment, executive compensation roles and responsibilities, our compensation philosophy and practices, how executive compensation decisions are made, executive compensation plan components and design, and 2022 compensation results for each Named Executive Officer (NEO).

EXECUTIVE SUMMARY

Our executive compensation and corporate governance policies and programs are designed to closely tie executive pay to company performance, and drive long-term shareholder value without encouraging inappropriate risk-taking. To achieve our objectives, we have adopted the following policies and practices over time:

WHAT WE DO:		WHAT WE DON’T DO:
✓	Use performance-based and stock-based compensation tools with metrics that correlate to shareholder value and emphasize controllable outcomes	×	No change-in-control severance gross-up payments
✓	Set annual and long-term incentive targets based on clearly disclosed and largely objective performance measures	×	No new participation in supplemental executive retirement plans for officers appointed after 2019
✓	Maintain a high percentage of total target direct executive compensation that is at risk, particularly for the CEO	×	No routine or excessive perquisites for executives
✓	Utilize tally sheets displaying executives’ total compensation from all sources and the probability of attaining such compensation biennially to make compensation decisions and periodically to consider plan design changes	×	No encouraging of unnecessary or inappropriate risk-taking in incentive plan design or executive pay practices
✓	Incorporate clawback policy into annual and long-term cash and equity incentive awards for amounts inappropriately received, and preclude payout in cases of termination for cause	×	No routine use of non-change-in-control severance agreements and when used, use for terms not exceeding five years and with provisions for declining benefits over term
✓	Modified supplemental executive retirement plans to reduce benefits and expenses	×	No backdating or repricing of stock options
✓	Require meaningful share ownership by executives and directors, and limit ability of executives and directors to hedge or pledge Company securities	×	No dividends on unearned performance shares or RSUs
✓	Use double-trigger change-of-control severance provisions	×	No excessive incentive payments—incentive payments are capped to discourage inappropriate or unnecessary risk-taking
✓	Conduct annual say-on-pay advisory votes	×	No employment contracts
✓	Require minimum one-year service for vesting in performance shares and RSUs	×	No single-trigger performance share vesting on change in control

Elements and Objectives of our Executive Compensation Program for 2022

The following is a summary of our 2022 executive compensation program:

	Compensation Element	Objective(s)	Key Features
FIXED	Base Salaries	• Competitive compensation foundation • Recognize leadership responsibilities and position value	• Generally targeted at median range of applicable market data with adjustments for experience, relative position, skill marketability, retention concerns, and performance
AT-RISK	Executive Annual Incentive Plan	• Drive achievement of annual performance goals, recognizing that annual goals are essential to long-term performance	• Formula weighted: • 70% Company Performance Factor (71.43% Net Income and 28.57% Operations) • 30% Priority/Individual Goals (including a ROIC component)
Long-Term Incentive Awards

•  Drive key long-term business results that align with shareholder value over the long term

•  Align executives’ interests with shareholders’ interests

•  Reward executives for driving long-term performance

•  Encourage executive stock ownership

•  Target allocation of 35% restricted stock units with performance threshold and 65% 3-year performance share awards

•  Formula for performance share awards is based on achieving ROIC threshold, 3-Year Cumulative EPS, and a +/- 25% modifier based on Relative Total Shareholder Return (TSR)

•  RSUs vest over 4 years, if ROE performance threshold is met

•  Double-trigger change-in-control vesting

•  100% of long-term equity awards contingent on financial performance

BENEFITS	Executive Health, Welfare and Retirement Benefits

•  Provide executives reasonable and competitive benefits commensurate with those provided to non-union employees

•  Encourage savings for retirement

•  Allow for attraction and retention of experienced mid-career hires

•  Mitigate the impact of limits on qualified plan benefits imposed by the Internal Revenue Code

•  401(k) Plan and non-qualified deferred compensation plans allow for certain matching contributions on deferrals

•  For executive officers employed prior to 2007, qualified and, for those officers appointed prior to 2019, supplemental non-qualified pension benefits

•  Executive officers hired after 2006 are eligible for supplemental contributions to 401(k) Plan and non-qualified deferred compensation plan accounts

SEVERANCE	Change-In-Control Arrangements

•  Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control

•  Enables executives to maintain objectivity with respect to merger or acquisition offers

• Double trigger change-in-control severance agreements without any tax gross up

2022 Compensation Programs

Named Executive Officers

Our NEOs for fiscal year 2022 are all employed by NW Natural and are as follows:

Name	Title During 2022[1]
David H. Anderson	President and Chief Executive Officer
Frank H. Burkhartsmeyer	Senior Vice President and Chief Financial Officer
MardiLyn Saathoff	Senior Vice President, Regulation and General Counsel
Kimberly H. Rush[2]	Senior Vice President, Operations and Chief Marketing Officer
Justin B. Palfreyman	Vice President, Strategy and Business Development[3]
(1)	Titles listed are for NW Natural. Messrs. Anderson and Burkhartsmeyer and Ms. Saathoff hold the same respective offices at NW Holdings.
(2)	Ms. Rush appeared as Kimberly A. Heiting in prior proxy statements.
(3)	Mr. Palfreyman was promoted to Senior Vice President, Strategy and Business Development, effective March 1, 2023.

Allocation of Current vs. At-Risk Compensation

An executive’s base salary is intended to reflect the value of the executive’s position and provide a competitive compensation foundation. The remainder of total direct compensation is at risk and must be earned by achieving short-term and long-term performance goals, which are designed to drive shareholder value. The portion of total direct compensation designed to be paid in base salary versus pay at risk depends upon the executive’s position and the ability of that position to influence outcomes, as well as market factors. The CEO has the largest portion of pay at risk. The following charts show the percentage represented by each of the four components of target total direct compensation in 2022 for the CEO and for the other NEOs, as targeted by the OECC, and show that pay at risk as a percentage of total target direct compensation was 73% for the CEO and an average of 60% for the other NEOs.

Target Total Direct Compensation by Type1

(1)	Value of each RSU and Performance Share based on a grant value of $48.00, which was the price per share assumed by the OECC when making the grants.

The following charts show the percentage represented by each of the four components of total direct compensation in 2022 for the CEO and for the other NEOs that could have been achieved if the EAIP had paid out at the maximum of 175% of target and the performance shares had paid out at the maximum of 200%. Based on maximum potential payouts, pay at risk as a percentage of total direct compensation would be 82% for the CEO and an average of 72% for the other NEOs.

Maximum Total Direct Compensation by Type1

(1)	Value of each RSU and Performance Share based on a grant value of $48.00, which was the price per share assumed by the OECC when making the grants.

Pay for Performance Alignment

The OECC strives to align executive compensation with long-term shareholder value. In reviewing the totality of the circumstances for the short- and long-term award periods ending December 31, 2022, the OECC determined that the Company’s compensation programs and payments align NEOs with shareholders and appropriately drive long-term shareholder value, particularly given the challenging circumstances in which the Company was operating.

2022 Annual Incentive Performance

Specifically, the OECC considered the following strong financial performance metrics and advancement of key strategic and growth initiatives in 2022 when making decisions regarding the Executive Annual Incentive Program (EAIP):

•	Net income of $86.3 million compared to $78.7 million for 2021, an increase of 10%, and 2022 earnings per share (EPS) of $2.54
•	Continued seamless delivery of essential utility services with a focus on safety, reliability and excellent customer service
•	The addition of nearly 8,600 natural gas customers for an annual growth rate of 1.1% at December 31, 2022
•	Investment of nearly $339 million in natural gas and water utility systems to support growth, enhance reliability and resiliency, and upgrade technology
•

Scored second in the West among large utilities in the 2022 J.D. Power Gas Utility Residential Customer Satisfaction Study, making this the 19th consecutive year customers have ranked NW Natural among the top two utilities

•	Successfully concluded the Oregon general rate case providing a revenue requirement increase of $59.4 million
•	Continued to advance our low carbon pathway, with achievements in energy efficiency and implementation of an emissions screening tool to prioritize purchases from lower-emitting producers

•

Commenced operations at the first renewable natural gas facility under the landmark Oregon legislation Senate Bill 98 (SB 98), which is producing renewable natural gas on behalf of utility customers, and signed several agreements under SB 98 to purchase environmental credits from renewable natural gas for our utility customers

•

Continued to grow NW Natural Renewables, a competitive renewable energy business line to pursue opportunities and growth in renewable natural gas, with construction commencing at two renewable natural gas facilities in which NW Natural Renewables invested

•	Completed one of the largest business and technology transformations in NW Natural’s history with implementation of a new Systems Applications and Products (SAP) system
•	Advanced our Journey to Zero safety program to further support and enhance employee safety
•

Built on our long-standing commitment to diversity, equity and inclusion with additional initiatives in employee education and support, partner and supplier selection, and customer and community outreach

•

Continued to effectively manage cleanup and cost recovery efforts related to NW Natural’s legacy environmental liabilities with continued collection of revenues under regulatory mechanisms in Oregon and Washington

•

Completed several water and wastewater acquisitions, including the acquisition of Far West water and wastewater utilities in Yuma, Arizona, NW Natural Water’s largest water and wastewater acquisition to date, growing NW Natural Water’s customer base by approximately 70% and expanding the platform into a fifth state

•	Published our third annual Environmental, Social and Governance (ESG) Report detailing all of the important work we have been doing in these areas
•

Received ESG recognitions, including designation by Ethisphere[2] as one of the 2022 World’s Most Ethical Companies®, the Gold Shovel Standard certification for promoting safe excavation practices, and designation as one of 31 utilities named as a 2022 Environmental Champion by Escalent

•	Increased dividends to shareholders for the 67th consecutive year

These annual accomplishments, taken together, were reflected in payouts to the NEOs averaging 119% of target out of a possible 175% payout under the EAIP, due to a 99.65% achievement out of a possible 175% of the Net Income Factor, achievement of 111.14% out of a possible 175% of the Operations Factor, and an average achievement of 156.25% out of a possible 175% on the Priority/Individual Performance Factor for NEOs.

Long-Term Incentive Performance

The OECC considered the strong financial performance and alignment of NEO interests with shareholders when making decisions regarding long-term incentives. Specifically, the OECC noted that:

•

Long-term incentives are delivered in Company stock to further align this component of compensation with shareholder interests, with the value of awards tracking Company stock value, and long-term incentives comprising up to 55% of total direct compensation for the CEO and up to an average of 46% of total direct compensation for other NEOs

•

NEOs are required to maintain significant Company share ownership as set forth in the Corporate Governance Standards. As of December 31, 2022, the CEO holds Company stock valued in excess of 9x his annual salary, each Senior Vice President holds stock valued at over 2x their annual salaries, and the Vice President holds stock valued at over 1x his annual salary

•

Management’s accomplishment of a range of significant initiatives important to the long-term success of NW Holdings’ business, alongside challenges throughout three years of pandemic conditions, and the extent to which the management team rose to each of those challenges

•

The importance of leadership stability and retaining an experienced, engaged and focused executive team, particularly during unique and difficult times such as the pandemic and other challenges, as well as within the context of significant talent competition and the great resignation dynamics

[2]	“World’s Most Ethical Companies” and “Ethisphere” names and marks are registered trademarks of Ethisphere LLC.

Long-term incentive targets for NEOs are generally allocated 35% of value to RSUs and 65% of value to performance share awards.

RSUs

Incentive RSUs are performance-based and do not vest unless NW Holdings’ adjusted return on common equity exceeds the average cost of long-term debt for the preceding five years. NW Holdings’ adjusted return on equity for 2022 was 8.18%, which was greater than NW Holdings’ average cost of long-term debt for the preceding five years, which was 4.65%, resulting in vesting of outstanding RSUs scheduled to vest in 2023 for 2022 performance.

Performance Share Awards

Performance Share Awards are performance-based and are not paid unless a ROIC threshold is met. Awards are based on achievement of a three-year cumulative EPS target as modified by the Company’s three-year TSR relative to a peer group. The three-year average adjusted ROIC for the 2020-2022 performance share cycle was 6.08%, resulting in achievement of the performance threshold. Cumulative adjusted EPS for the three-year cycle was $7.44 resulting in a 108.95% payout factor. However, the relative TSR modifier reflecting relative TSR performance over the three-year cycle operated to reduce this award factor by 25% to 81.71% of target, or 40.86% of the total possible payout.

Several factors contributed to the three-year TSR results. First, the commencement point for this cycle’s TSR was a price equal to the average of the closing market prices of the stock for the period from October 1, 2019 to December 31, 2019, a period during which the Company saw historically higher stock price levels. Second, while 2019 saw strong annual TSR of 25.45%, the onset of the pandemic in 2020 brought volatile stock markets and a -35.44% TSR. Despite utilities being one of the few sectors to maintain or exceed EPS estimates throughout 2020, they experienced one of the largest price to earnings contractions during that time, contradicting expectations of how the sector would perform during such circumstances. Even though the Company’s 2021 annual TSR was 10.31%, the price contraction generally persisted through 2021 as utilities underperformed the broader market amidst rising interest rates, smaller cap utilities underperformed larger cap utilities, and electric utilities out-performed gas utilities. For 2022, the Company’s annual TSR was 1.44%, which, while above the average LTIP peer group TSR of 0.37%, was on par with the S&P Utility Index return of 1.57% for the year, reflecting market volatility amid a rising interest rate environment, uncertainty regarding Federal Reserve actions, and other factors. The Company’s TSR significantly outperformed the broader S&P 500, which provided a -18.17 annual TSR in 2022. These macro trends coupled with NW Holdings’ higher stock price relative to peers during the baseline period resulted in a lower-than-expected three-year TSR relative to the Company’s LTIP peer group, despite strong financial and operational performance, EPS and dividend yield.

The OECC considered that the negative TSR results occurred in the first year of the pandemic, and that the remaining two years of the TSR cycle saw annual TSR of 10.31% and 1.44% respectively, and considered whether to exercise discretion to adjust the TSR modifier. The OECC declined to make such an adjustment and instead determined that the compensation awarded aligns pay for performance by recognizing a below target three-year TSR and holding executives accountable by reducing long-term incentive payments earned by 25%. The OECC determined that the reduced performance share awards appropriately rewarded significant accomplishments, strong financial performance and results, and management’s continued execution of long-term strategic and growth plans, all while navigating difficult and unusual circumstances and while ensuring safe, reliable and efficient operations for the customers and communities we serve.

2022 Realized Compensation Relative to TSR As Assessed by the OECC

TSR is not the only measure of a company’s financial performance and can be affected by stock market dynamics outside of management’s control despite strong company performance. Nevertheless, one metric reviewed by the OECC in aligning executive pay with Company performance is pay targeted and actually realized in the identified year by executives’ annual and long-term performance as measured by several metrics, including, but not limited to, TSR. The following charts display the target total direct compensation and realized compensation for the CEO and as an average for the other NEOs, respectively, for each of the last five years, along with the Company’s TSR over the five-year period, assuming investment of $100 at the beginning of 2018. This table is not a required disclosure, and should not be used as a substitute for required disclosure. It is provided only to demonstrate one way in which the OECC reviews and makes decisions regarding executive compensation.

Chief Executive Officer1,2

Average of All Other Named Executive Officers1,2,3

(1)

Amounts reflected as target total direct compensation in this table include the following amounts paid for the applicable year: (1) salary for the applicable year; (2) EAIP payment target for the applicable year; (3) the target value of the performance share award granted in the applicable year; and (4) the target value of RSUs with performance threshold awarded in the particular year. The amounts reflected as target total direct compensation in this table do not include the following amounts for the year indicated: (a) the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans or pension service costs; (b) above-market interest credited to the non-qualified deferred compensation plan accounts of the NEOs, if any; (c) employer matching contributions to qualified defined contribution plan; (d) matching contributions under non-qualified deferred compensation plans, if any; and (e) any additional payments or de minimis amounts.

(2)	Amounts reflected as realized compensation are calculated in the same manner as realized compensation amounts set forth in the Realized Compensation Table. See “Realized Compensation Table” below.
(3)	For each year, represents the average compensation of persons who were NEOs, other than the CEO, for that year.

Results of 2022 Shareholder Advisory Vote on Executive Compensation

At the Annual Meeting of Shareholders held May 23, 2022, approximately 96% of the shareholder votes cast on the resolution approving the compensation of the NEOs, without regard to abstentions as provided under Oregon law, were cast in favor of the resolution. Counting abstentions as a vote against, nearly 96% of the shareholder votes were cast in favor of the resolution. The OECC considered the level of support indicated by that vote as reflecting favorably on our executive compensation system and determined that no changes in response to the vote were needed.

DETAILED DISCUSSION AND ANALYSIS

Executive Compensation Roles and Responsibilities

OECC. The OECC is responsible for, among other matters, reviewing the performance of the CEO, making recommendations to the Board relating to executive compensation programs and benefit plans, and monitoring risk related to such programs and plans. The Board of Directors has delegated to the OECC its full authority to grant equity awards under the terms of the LTIP and to approve all aspects of executive officer compensation other than cash compensation for the CEO.

The OECC strives to utilize best practices in executing its executive compensation responsibilities. Among other practices, the OECC:

•

annually conducts a review of all executive compensation plans to ensure they provide the type and form of incentives that align with the OECC’s Total Compensation Philosophy centered on pay for performance;

•	generally biennially reviews a total remuneration analysis for all executive officers;
•	reviews and provides input on goals prior to inclusion in executive compensation plans;
•	reviews assessments of accomplishment of goals prior to determining incentive compensation;
•	conducts CEO’s mid-year and annual review to incorporate full Board feedback in the evaluation process;
•	periodically reviews performance of its expert executive compensation consultant and drives compensation consultant selection process approximately every five years; and
•	annually considers whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect.

The OECC also reviews, with the CEO and the Vice President, Chief Human Resources and Diversity Officer, organizational structures and recommends to the Board succession planning for executive positions at least annually. The OECC actively engages with management to find, engage and retain the executive talent necessary to drive the future success of our businesses. In addition, the OECC makes recommendations to the Board regarding Board compensation, and annually reviews executive and director stock ownership guidelines and levels.

Use of Management by the OECC. Management provides support to the OECC to facilitate executive compensation decisions, including working with the compensation consultant and legal counsel on plan design changes, preparing reports and materials, communicating with outside advisors, administering plans on a day-to-day basis with oversight by the OECC, and implementing the Board’s and OECC’s decisions. The Vice President, Chief Human Resources and Diversity Officer is the primary management contact for the OECC. The CEO makes recommendations to the OECC regarding plan design, salary increases, incentive awards and other executive compensation decisions for executives other than himself.

Use of Consultants by the OECC. For 2022 compensation decisions, the OECC engaged Pay Governance, an independent compensation consulting firm (Consultant), to assist in the evaluation of the competitiveness of our executive compensation programs and to provide overall guidance to the OECC in the design and operation of these programs. The Consultant reports directly to the OECC Chair, and the Chair reviews all invoices submitted by the Consultant. The OECC periodically reviews the performance, and assesses the independence, of the Consultant. At the direction and under the guidance of the OECC Chair, the Consultant provides data and analysis that is used by both management and the OECC to develop recommendations for executive compensation programs to submit to the OECC for its consideration. Among other matters, the Consultant provides advice regarding:

•	the inclusion of compensation program elements;
•	the design and operation of the executive incentive plans;
•	policies for allocating between long-term, short-term and currently paid compensation;
•	policies for allocating between cash and equity compensation, and among the different forms of equity compensation; and
•	the basis for allocating to each of the two primary types of long-term compensation award opportunities.

The OECC reviews the engagement of its Consultant periodically, and as part of that process, reviews a summary of all services provided to NW Holdings by the Consultant, the percentage of the total fees paid by NW Holdings in relation to the total revenues of Consultant, any business or personal relationships the Consultant may have with any member of the OECC or any executive officer of NW Holdings, NW Holdings stock owned by the Consultant or any member of Consultant working on the NW Holdings account, and internal policies and procedures of the Consultant in place to maintain the objectivity, independence and separation between compensation consulting and investment advisory services, including, but not limited to Consultant’s code of business conduct requirement that all the Consultant’s associates must report any potential conflicts of interest. Pay Governance does not provide any services to NW Holdings other than executive compensation consulting.

OECC Compensation Philosophy and Practices

The OECC uses its Executive Total Remuneration Philosophy and Guiding Principles centered on pay for performance to guide its executive compensation decisions. Each year, the OECC reviews and adjusts, if necessary, its Remuneration Philosophy. The guiding principles of this philosophy are to design executive compensation programs that:

•	attract, retain and motivate talented and qualified executives with competitive total remuneration;
•	motivate high performance by linking a significant portion of pay directly to relevant company performance;
•

align executives’ interests with those of NW Holdings’ shareholders by: (i) requiring meaningful stock ownership, and (ii) providing a significant component of compensation based on attainment of key financial and stock performance measures;

•	pay for the right results by appropriately balancing short- and long-term incentive measures;
•	motivate appropriate risk-taking to achieve designated objectives, but disincent inappropriate risk-taking; and
•

correctly balance compensation that is attractive to executives, affordable to the relevant company, proportional to the executive’s contribution, aligned with shareholder interests and fair to shareholders and employees.

How Compensation Decisions Are Made

Guided by its Remuneration Philosophy and Company performance, the OECC generally targets each component of executive compensation near the applicable market median range for an executive’s position. However, the OECC makes compensation decisions by considering a number of other factors, all of which inform, but none of which dictate, the OECC’s decisions. Our executive compensation programs are sufficiently flexible to allow pay to vary by individual position if warranted by other factors, including the following:

•	the executive’s experience, contribution, relative position and level of responsibility;
•	the performance of the executive during the prior period;
•	marketability of the executive’s skills and retention concerns;
•	the retention value of long-term incentives before vesting;
•	the value of long-term incentives needed to ensure that executives are focused on absolute share price appreciation over the long-term;
•	the extent to which the compensation package encourages meaningful stock ownership by each executive to align that executive’s interests with that of the shareholders; and
•	the extent to which a compensation package could encourage inappropriate or unnecessary risk-taking.

Competitive Market Position

One method the OECC uses to achieve its Compensation Philosophy is to target each component of compensation at or near the median range of the applicable competitive market data provided by the Consultant. The Consultant has identified the appropriate range for the median of each component of compensation as follows:

Compensation Type	Compensation Components Included	Range Above or Below 50th Percentile “Median Range”
Base Salary	Base Salary	+/-10%
Total Cash Compensation	Base Salary and Annual Incentive	+/-15%
Total Direct Compensation	Base Salary, Annual Incentive and Long-Term Incentives	+/-20%
Total Remuneration[1]	Total Direct Compensation and Welfare Benefits, and Deferred Compensation and Supplemental Retirement	+/-20%
(1)	This component is reviewed approximately every two years.

Though targeted at the median range of the applicable competitive market, the program contains several variable components that allow compensation to exceed median competitive pay levels when the performance expectations of the OECC are exceeded, and pay less than median competitive compensation when performance results do not meet those expectations.

We are likely to attract candidates for most of our executive positions from the energy service market, specifically from gas, electric, water or combination utility companies in the United States. At times general industry market information may also be considered for certain executive positions that can be found in any industry. In preparing their competitive market assessment each year, the Consultant evaluates the appropriate survey data comparisons. In 2021, the Consultant recommended, and the OECC approved for 2022, a peer group of 18 gas, electric, water and combination utilities with median annual revenues of $1.4 billion (identified in Exhibit A), and the Consultant provided compensation data from the most recent proxy statements of these peer companies. For 2022, the Consultant also presented a blend of two sets of survey data, for companies with less than $1 billion in revenues (identified in Exhibit B) and companies with between $1 billion and $3 billion in revenues (identified in Exhibit C), from the Willis Towers Watson (WTW), Energy Services Executive Compensation Database, 2021, and the WTW, General Industry Executive Compensation Database, 2021 for companies with between $500 million and $1 billion in revenue (identified in Exhibit D). Survey data is formulated based on functional responsibilities of each NEO’s position. The Consultant also used the American Gas Association Compensation Survey, 2021 as a reference (identified in Exhibit E). The Consultant selects the most appropriate market comparisons for each executive position and synthesizes that data to provide to the OECC for its review. At that time, the Consultant provides recommendations as to use of proxy data or relevant survey data, including circumstances when other data may be a more appropriate guide.

Base Salaries

The following table shows the salaries of the NEOs before and after salary adjustments went into effect on March 1, 2022, as well as the percentage increase of such adjustments compared to salary prior to March 1, 2022 and information regarding the median salary shown by market data provided by the Consultant.

				Market Data[1]

Name	Salary Effective Prior to March 1, 2022	Salary Effective March 1, 2022	Percentage Increase	Median Salary of Market Data	Percent Above or (Below) Median of Market Data
David H. Anderson	$775,000	$800,000	3%	$790,000	1%
Frank H. Burkhartsmeyer	495,500	515,500	4%	524,000	(2)%
MardiLyn Saathoff	413,000	430,000	4%	440,000	(2)%
Kimberly H. Rush	368,500	383,500	4%	401,000	(4)%
Justin B. Palfreyman	342,000	363,000	6%	405,000	(10)%

(1)	The OECC determined to use peer proxy data for Messrs. Anderson, Burkhartsmeyer and Ms. Saathoff and energy survey data for Ms. Rush and Mr. Palfreyman.

The OECC set salaries for the NEOs using peer proxy data, energy service company survey data, and general industry survey data as guides. The OECC considered each NEO’s functional position and areas of responsibility and applied adjustments to Mr. Burkhartsmeyer’s position comparator for additional responsibilities in information technology, the project management office, and purchasing; an adjustment to Mr. Palfreyman’s position for his additional role as President of the Company’s water subsidiaries; and an adjustment to Ms. Saathoff’s position to reflect additional responsibilities of rates, regulatory affairs and security and facilities. After the application of these adjustments for additional areas of responsibilities, the salaries for all NEOs were set within the median range of the applicable market data.

The following discussion and analysis contains statements regarding individual and corporate performance measures, targets and goals. These measures, targets and goals are used for purposes of executive incentive compensation programs, and in some cases incentive compensation programs that are available to other employees in our businesses. These measures, targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s representations of NW Holdings’ or NW Natural’s financial performance for the periods covered. The results reported with respect to these incentive compensation programs are used specifically for executive incentive compensation programs, and NW Holdings and NW Natural caution investors not to apply these statements to other contexts. Furthermore, these prior results are not intended to be and are not indicative of either NW Holdings’ or NW Natural’s future financial performance.

Executive Annual Incentive Plan

The EAIP ties executive pay to achievement of annual financial, operating and individual performance goals.3 Participation in the EAIP, as of December 31, 2022, was limited to 13 participants, including the NEOs. Awards approved by the OECC are paid by March 15 of the following year, and are subject to “clawback” in the event of misconduct.

Target and actual awards in dollars and as a percent of base salary in effect on December 31, 2022, for 2022 incentive awards paid in 2023, are set forth in the table below and illustrated in the bar chart immediately following the table for NEOs. The below table also displays median target total cash compensation from market data and the percentage above or below that median of each NEO’s total target cash compensation (target EAIP award plus base salary).

					Market Data
Named Executive Officer	Target Award % of Base Salary[1]	Target Award Amount	Actual Award % of Base Salary	Actual Award Amount	Median Target Total Cash From Market Data	% Target is Above or (Below) Total Cash[2] Median from Market Data
David H. Anderson	85%	$680,000	101%	$807,000	$1,565,000	(5)%
Frank H. Burkhartsmeyer	60%	309,300	71%	366,000	825,000	—%
MardiLyn Saathoff	50%	215,000	60%	259,000	679,000	(5)%
Kimberly H. Rush	50%	191,750	60%	229,000	592,000	(3)%
Justin B. Palfreyman	50%	181,500	60%	217,000	604,000	(10)%
(1)	Maximum award amount is 175% of target award amount.
(2)	Median target total cash is determined by adding annual incentive amounts to annual base salary amounts in effect on December 31, 2022.

The OECC set the target amount payable under the EAIP to Mr. Anderson at the level that, when combined with base salary, placed his total target cash compensation near the 50th percentile of peer proxy data. The OECC considered each NEO’s functional position and areas of responsibility and applied the same adjustments to Messrs. Burkhartsmeyer’s and Palfreyman’s and Ms. Saathoff’s positions for target total cash compensation that were applied for purposes of base salary. After the application of these adjustments for additional areas of responsibilities, the total targeted cash compensation for all NEOs were set within the median range of the applicable market data.

[3]

The financial goals and performance measures in our compensation plans are tied to the top-level consolidated enterprise, NW Holdings, the ultimate parent, and publicly traded, company. In recognition that NW Natural is currently NW Holdings’ largest operating subsidiary, contributing the majority of NW Holdings’ financial results, certain operational metrics in our compensation plans are tied to NW Natural’s operational performance.

The OECC gives considerable attention to what performance measures are appropriate for the EAIP. The OECC has authority to authorize adjustments to performance measure calculations to take into account unanticipated circumstances or significant, non-recurring or unplanned impacts as the OECC determines is appropriate. The OECC retains this authority as a compensation plan risk mitigation strategy to avoid circumstances where EAIP goals could incent executive actions that would not be aligned with the best interests of our businesses or shareholders long-term, particularly during challenging times. As an additional safeguard to this ability to make adjustments to performance measure calculations, the OECC has authority to recommend an award increase up to a maximum of 175% of the target when goals are exceeded or to reduce an executive’s performance-based award when goals are not achieved. The OECC did not exercise its discretion with respect to the 2022 EAIP.

The formula for the EAIP total incentive award is as follows:

The OECC sets the Net Income and Operations Factor goals, ranges and targets each year taking into account the current economic and regulatory environment, management’s annual objectives, and the way in which those annual objectives fit within the larger strategic and growth goals for our businesses. Given the factors considered by the OECC, the ranges and targets may be higher or lower than in prior years.

    Net Income Factor. The Net Income Factor is used to align executives’ interests with shareholders’ interests and in recognition of the importance earnings have in influencing our future stock price. Actual adjusted net income results are interpolated to determine the corresponding performance factor, up to a maximum of 175%. For 2022, Net Income Factor levels were set 12.1% higher than 2021 and were:

Minimum (50%)	Target (100%)	Maximum (175%)
$77,727,008	$86,363,342	$92,408,776 or Greater
Amounts less than $77,727,008 result in a 0% payout factor.

NW Holdings net income for 2022, as adjusted, was $86,302,747, resulting in a Net Income Factor equal to 99.65%.

    Operations Factor. NW Natural operating goals of significant importance to public and employee safety as well as the enhancement of our overall profitability and productivity were selected by the OECC to comprise the Operations Factor. These operating goals are chosen because they are substantially aligned with the incentive programs for all non-bargaining unit NW Natural employees. While each goal can contribute a goal rating between 0 and 200% multiplied by the assigned goal weight based on actual results, the aggregate of the Operations Factor is limited to a maximum of 175%. Actual results are interpolated to determine the performance factor for each goal. The Operations Factor was determined using the following formula:

Sum of	Goal Performance x Goal Weight	for each of Six Key Goals = Operations Factor

A summary of the operating goals for 2022, the weighting of each goal to the overall factor, and the 2022 goal performance rating achieved is set forth in the following table:

Key Goals	Goal Description	Goal Performance Range (0%–200%)	Target (100%) Performance	Goal Weight in Operations Factor	2022 Goal Rating Achieved
Customer Satisfaction— Overall	Customer ratings of 9-10 for overall customer service	62.40% – 81.90%	78.00%	16.667%	114.17%
Customer Satisfaction— Staff Interaction	Customer contact ratings of 9-10 for customer service representative or service technician interactions	72.00% – 94.50%	90.00%	16.667%	100.28%
Market Share and Growth	Total new meter sets	10,182 – 12,578	11,979	16.667%	18.59%
Public Safety— Damages	Percentage of damage calls with response times of less than 45 minutes	78.66% – 97.17%	92.54%	16.667%	114.12%
Public Safety— Odor Response	Percent of odor calls with response times of less than 45 minutes	70.98% – 87.68%	83.50%	16.667%	135.06%
Employee Safety (Each factor weighted 50%)	DART Rate—Days Away Restricted Time	2.84 – 2.01	2.37
This factor will be 0 in the event of an on the job fatality due to a preventable safety incident.	PMVC—Number of Preventable Motor Vehicle Collisions	44 – 32	35	16.667%	184.63%

We achieved above target on all goals other than market share and customer growth, largely due to certain expected multi-family project completion dates being extended to 2023, lower single family new construction housing starts, and changes in building codes affecting the cost of natural gas in new construction in Washington. Our operating performance in 2022 resulted in an Operations Factor of 111.14%.

Priority/Individual Performance Factor. Thirty percent of each NEO’s annual incentive target award is based on the Priority/Individual Performance Factor determined by individual performance goals, which include some “stretch” goals. In the case of the CEO, individual goals are determined by the OECC in consultation with the CEO. Whether the CEO has attained his goals is determined largely based on the OECC’s assessment, with input from the full Board, of the CEO’s performance. The other NEOs’ individual performance goals align with the CEO’s goals and support our strategic plans. The 2022 priority goals from which executives derive their Individual Performance Factors included, among other goals:

•	successfully update the strategic plan and strategic performance indicators across NW Holdings and its subsidiaries;
•	execute outreach to key stakeholders regarding the Company’s strategy and its belief of the importance of the role of natural gas in a lower-carbon future;
•

advancement of our 2035 carbon savings goals and assessment of further decarbonization opportunities, including pursuit of possible scenarios toward carbon neutrality by 2050 for energy provided to customers;

•	execute on NW Natural’s RNG strategy to further our efforts to convert what goes through NW Natural’s pipes to renewable energy;
•

reinforce the Journey to Zero employee safety program and achieve improved results in the metrics of reportable injuries, days away and restricted time, severity rate, preventable collisions, and “good catch”/“near miss” reporting, continuing to tie officer compensation to employee safety results;

•

enhance public safety and customer reliability by completing specified distribution system and storage projects, implement damage prevention improvements, and continue to execute on a comprehensive resilience strategy to support our communities;

•	effectively advance management, remediation of, and recovery of costs related to certain NW Natural environmental sites;
•	successfully optimize real property assets and execute actions to enhance physical security;

•

advancement of key information technology initiatives, including the implementation and support of an upgrade of NW Natural’s enterprise resource planning platform and advancement of cybersecurity posture and maturity;

•	implementation of enhancements to disclosures and communications to convey ESG achievements to stakeholders;
•	achievement of constructive regulatory objectives, including resolution of NW Natural’s Oregon rate case;
•

develop and submit to the Oregon and Washington public utilities commissions NW Natural’s 2022 integrated resource plan outlining future requirements of its gas distribution system, including with respect to carbon compliance requirements;

•	execute on our water sector growth objectives and effectively grow and enhance operations of water companies;
•	grow and execute strategies related to NW Holdings’ unregulated RNG business, NW Natural Renewables;
•	continued improvement of customer service, experience and field strategies;
•	continued improvement of facilities, and system capacity and reliability;
•	continued advancement of strong employee, customer, and system safety, emergency response, and business continuity programs;
•	sustained strong employee engagement, and strong and effective succession planning and diversity programs;
•	achievement of overall customer satisfaction, profitability, growth and productivity targets; and
•	achievement of EPS, ROIC, earnings before interest, taxes, depreciation and amortization (EBITDA) and operations and safety goals.

In addition to the above shared executive officer goals, Mr. Anderson identified 2022 CEO performance goals which included continued effective leadership, including strengthening of alignment, development, and succession planning activities of the executive management team, advancing strategy formulation and execution at NW Holdings and its subsidiaries, achieving additional financial performance goals and operations and safety outcomes, and advancing NW Natural’s regulatory engagement.

The CEO evaluated the 2022 individual performance of each NEO on a scale from 0 to 175%, based on priority/strategic goals specifically identified for each NEO. A rating of 100% indicates goals, including a particular “stretch” goal, were met, while ratings between 100 and 175% indicate extraordinary performance or achievement of multiple “stretch” goals. The OECC, with input from the full Board, uses this same method of assessment to establish the year-end performance rating for the CEO. The OECC determined that executives had met or exceeded their goals and assigned a rating of 155% for Mr. Anderson’s individual performance. Performance of the other NEOs ranged from 153.3% to 160.0%.

Together with the Net Income Factor of 99.65% and Operations Factor of 111.14%, the priority/individual performance of the NEOs resulted in an overall average payout under the EAIP of 119% of target.

Long-Term Incentives

In 2022, the long-term incentive portion of our executive compensation program consisted of two components: RSUs with performance threshold and performance shares. For purposes of valuing awards, we define the expected value of each RSU and share of performance share awards as the estimated market price of NW Holdings common stock near the grant date. The OECC targeted an allocation of the expected value of long-term incentives for 2022 at approximately 35% RSUs with a performance threshold and 65% performance share awards. The OECC believes the allocation between RSUs with a performance threshold and performance shares provides a balanced performance focus for executives.

The OECC determined that, given the variability in long-term incentive plan design and weighting across industries, and across companies of various size within industries, the most appropriate guide for targeted long-

term incentive opportunities was the same market data provided by the Consultant that was selected for salary decisions. The expected value of long-term incentives granted to the NEOs in 2022 are displayed in the below table.

		RSUs with Performance Threshold		Performance Shares		Market Data Long-Term Incentives
Name	Expected Value of Long-Term Incentives (LTI)	Percent of Total Expected LTI Value	Number of RSUs with Performance Threshold Granted	Percent of Total Expected LTI Value	Target Number of Performance Shares	Median Value of Long-Term Incentives of Market Data	Percent Expected Value Above or (Below) Median of Market Data
David H. Anderson	$1,450,128	35%	10,576	65%	19,635	$1,568,000	(8)%
Frank H. Burkhartsmeyer	500,064	35%	3,648	65%	6,770	542,000	(8)%
MardiLyn Saathoff	400,080	35%	2,920	65%	5,415	504,000	(21)%
Kimberly H. Rush	400,080	35%	2,920	65%	5,415	306,000	31%
Justin B. Palfreyman	350,208	35%	2,556	65%	4,740	340,000	3%

Performance Shares. The first component of our executives’ long-term compensation program is provided through performance shares under our LTIP. All of the NEOs participate in the performance share program. The agreement for performance shares “claws back” inflated payouts due to misconduct.

Performance share awards are determined by multiplying the targeted performance share award by a Performance Share Factor. For the 2022-2024 performance cycle (and 2021-2023 and 2020-2022 performance cycles), Performance Share awards are determined as follows:

ROIC Performance Threshold. A three-year average ROIC threshold was established to focus executives on long-term return on invested capital, given the amount of capital that is deployed in utility operations. ROIC for each year in the performance period is defined as (i) NW Holdings’ net income for the year before interest income and expense, as adjusted pursuant to OECC discretion, divided by (ii) NW Holdings’ adjusted average long-term capital consisting of the average of NW Holdings’ opening and closing shareholders’ equity plus long-term debt for the year. The average ROIC is then the average of the adjusted ROICs achieved in each of the three years of the performance cycle. In order for performance share awards to be paid, the ROIC threshold must be satisfied. For performance share awards made in 2022, the threshold is 4.14%. For performance share awards made in 2021, the threshold is 4.11%. For performance share awards made in 2020, the threshold is 4.40%. The Performance Share Factor is determined by the following formula once the ROIC threshold is met:

3-Year Cumulative EPS Factor x 100%	x	Relative 3-Year TSR Modifier +/- 25%	=	Performance Share Factor

3-Year Cumulative EPS Component. Three-Year Cumulative EPS was chosen to align executives’ interests with shareholder interests and to drive a focus on earnings over the three-year period. For this purpose, EPS is defined as NW Holdings’ diluted earnings per share as adjusted pursuant to OECC discretion. Performance is based on an EPS achievement percentage calculated by dividing NW Holdings’ cumulative EPS over the three-year performance period by the sum of the EPS targets set by the OECC during each of the three years in the performance period. The OECC determined to set EPS targets on an annual basis in February of each year of the cycle to take into consideration uncertain timing and investments in water businesses and other business expansion activities, and thereby better align the EPS component target with the OECC’s intentions. The EPS payout factor is based on cumulative EPS achievement percentage as follows:

Cumulative EPS Achievement Percentage	EPS Payout Factor
less than 93%	0%
93%	40%
100%	100%
105% or more	185%

3-Year Relative Total Shareholder Return (TSR) Modifier. Relative TSR was chosen because it aligns executives’ interests with shareholders’, as this is the amount a shareholder might receive from ownership in NW Holdings. Relative TSR measures the change in share price, assuming dividends are reinvested over the three-year period, using the three-month average daily closing price immediately prior to the start of the performance period and prior to the end of the performance period. The Relative TSR peer group for the 2022-2024 and 2021-2023 performance cycles consists of a designated peer group of twelve natural gas local distribution companies and gas/electric utilities that continue to have publicly-traded common stock through December 31 of the final year of the 3-year performance cycle, excluding any peer company that is party to a signed acquisition agreement pursuant to which the stock or substantially all of the assets of the peer company will be acquired by a third party. The Relative TSR peer group for the 2022-2024 and 2021-2023 performance cycles was selected by the OECC in consultation with the Consultant based on their comparable market capitalization, notable gas utility operations and strong trading correlations with NW Holdings and consists of the companies set forth on Exhibit F. The Relative TSR peer group for the 2020-2022 performance cycle consists of all companies that were components of the Russell 2500 Utilities Index on October 1 of the calendar year immediately preceding the performance period and that continue to be through the performance period, excluding any peer company that is party to a signed acquisition agreement pursuant to which the stock or substantially all of the assets of the peer company will be acquired by a third party.

Relative TSR modifier levels are based on the percentile rank of our TSR as compared to the TSR peer group and are as follows:

Relative TSR Percentile Rank	Relative TSR Modifier
less than 25%	75%
25% to 75%	100%
more than 75%	125%

For the same reasons the OECC retained discretion under the EAIP to adjust for certain extraordinary, non-recurring or unplanned impacts as the OECC determines is appropriate, the OECC designed the ROIC performance threshold and EPS component of the performance share awards to permit the OECC to approve adjustments to take into account unanticipated circumstances or significant non-recurring or unplanned events, including but not limited to adjustments to eliminate the impact of changes in accounting principles, gain or loss on the sale of a business, impairments, tax impacts or tax rate changes.

2020-2022 Performance Share Results. The Performance Share Factor for this period resulted in 81.71% of target, or 40.86% of a possible 200% total opportunity. Minimum, target, maximum and actual share awards for the 2020-2022 performance share awards are set forth in the table below.

Named Executive Officer	Minimum Share Award	Target Share Award	Maximum Share Award	Actual Share Award[1]
David H. Anderson	—	10,690	21,380	8,735
Frank H. Burkhartsmeyer	—	4,450	8,900	3,636
MardiLyn Saathoff	—	3,120	6,240	2,549
Kimberly H. Rush	—	2,670	5,340	2,182
Justin B. Palfreyman	—	1,560	3,120	1,275
(1)

Share award amounts do not include cash dividend amounts paid. For actual 2020-2022 award cash value, including cash dividend amounts, see the “Option Exercises and Stock Vested During 2022” table, below.

The value of the minimum, target and maximum awards as targeted by the OECC on the performance share award grant date along with the value of the performance share award at the end of the performance period is illustrated in the following bar chart:

(*)

Target and maximum using a stock price of $73.00, which was the stock price assumed by the OECC on the date of grant, and actual award value using a stock price of $47.59, which was the closing price of NW Holdings common stock on December 30, 2022 (the last trading day of the performance period).

For the 2020-2022 performance share cycle, the OECC exercised its authority to authorize adjustments under the performance share awards. Namely, the OECC adjusted the EPS and ROIC components for 2020 to account for lower late fees and reconnections revenues in 2020 due to the COVID-19 moratorium on service disconnections. The OECC determined that management should be held harmless because the late fees were expected to be recovered in a future period under a regulatory deferral order. Combined, these “Performance Share Adjustments” increased cumulative EPS by $0.04 and increased Average ROIC by 0.02%. The OECC also considered and did not make adjustments for other items including an environmental remediation expense write-off associated with the Washington general rate case, incremental expense related to the 2020 wildfire event, expenses associated with the certain cybersecurity measures, customer revenue loss from lower gas usage and customer losses due to COVID-19 and savings achieved by management actions aimed at mitigating the detrimental financial impact of COVID-19.

ROIC Performance Threshold. For the 2020-2022 performance cycle, the three-year average ROIC threshold, which must be satisfied in order for the cycle to pay out, was set at 4.40%. The three-year average ROIC for the performance period was 6.08% after adjustments by the Performance Share Adjustments, on a non-GAAP basis, resulting in achievement of the ROIC performance threshold.

3-Year Cumulative EPS Component. For the 2020-2022 performance cycle, the cumulative EPS Payout Factor was determined based on the following:

Minimum (40%)	Target (100%)	Maximum (185%)
$6.89	$7.40	$7.78
EPS results between any two data points are interpolated. Amounts less than $6.89 result in a 0% payout factor.

3-Year Cumulative EPS for the 2020-2022 performance cycle was $7.40, and as adjusted by the Performance Share Adjustments, on a non-GAAP basis, was $7.44, resulting in a Cumulative EPS factor equal to 108.95%.

3-Year Relative Total Shareholder Return (TSR) Modifier. The Relative TSR peer group for the 2020-2022 performance cycle consisted of all companies that were components of the Russell 2500 Utilities Index on October 1, 2019 and that continue to have publicly-traded common stock through December 31, 2022. For the 2020-2022 performance cycle, the Company achieved a -24.09% TSR over the three year period, ranking in the lowest percentile of the Russell 2500 Utilities Index. Several factors contributed to the three-year TSR results. First, the commencement point for this cycle’s TSR was a price equal to the average of the closing market prices of the stock for the period from October 1, 2019 to December 31, 2019, a period during which the Company saw historically higher stock price levels. Second, while 2019 saw strong annual TSR of 25.45%, the onset of the pandemic in 2020 brought volatile stock markets and a -35.44% TSR. Despite utilities being one of the few sectors to maintain or exceed EPS estimates throughout 2020, they experienced one of the largest price to earnings contractions during that time, contradicting expectations of how the sector would perform during such circumstances. Even though the Company’s 2021 annual TSR was 10.31%, the price contraction generally persisted through 2021 as utilities underperformed the broader market amidst rising interest rates, smaller cap utilities underperformed larger cap utilities, and electric utilities out-performed gas utilities. For 2022, the Company’s annual TSR was 1.44%, which, while above the average LTIP peer group TSR of 0.37%, was on par with the S&P Utility Index return of 1.57% for the year, reflecting market volatility amid a rising interest rate environment, uncertainty regarding Federal Reserve actions, and other factors. The Company’s TSR significantly outperformed the broader S&P 500, which provided a -18.17 annual TSR in 2022. These macro trends coupled with NW Holdings’ higher stock price relative to peers during the baseline period resulted in a lower-than-expected three-year TSR relative to the Company’s peer group, despite strong financial and operational performance, EPS and dividend yield. These factors combined resulted in a reduction of awards otherwise earned by 25% such that NEOs received only 75% of the award otherwise earned.

Restricted Stock Units with Performance Threshold. The second component of our executives’ long-term compensation program is provided through Restricted Stock Units (RSUs) under our LTIP. At its meeting each February, the OECC grants performance contingent RSUs under the LTIP. This practice gives the OECC the benefit of considering the relative value of all components of each executive’s total compensation. Off-cycle grants may occur when new RSUs are granted to attract new employees, to reward extraordinary performance, for retention purposes, or in recognition of promotions. Depending on the circumstances, these off-cycle grants may not include a performance threshold, and may include a vesting schedule that differs from the standard RSU with performance threshold vesting schedule. All RSU agreements “claw back” payments that were achieved due to misconduct. No NEO currently has an RSU agreement without a performance threshold.

An RSU obligates NW Holdings upon vesting to issue to the RSU holder one share of common stock plus a cash payment equal to the total amount of dividends paid per share between grant and vesting of the RSU. The performance threshold for the RSUs will be met on each vesting date if NW Holdings’ return on common equity (ROE) for the preceding year is greater than NW Holdings’ average cost of long-term debt for the preceding five years. No RSUs with a performance threshold will vest in a given year if the performance threshold is not met, and shares subject to vesting in that year will be forfeited. In general, if the performance threshold is met, RSUs vest for 25% of the awarded shares on March 1 of each of the first four years after the grant date. For purposes of calculating ROE, the OECC may, at any time, approve adjustments to the calculation of ROE to take into account such unanticipated circumstance or significant, non-recurring or unplanned events as the OECC may determine in its sole discretion, and such adjustments may increase or decrease ROE. NW Holdings’ return on common equity for 2022 was 8.18%, which was greater than NW Holdings’ average cost of long-term debt for the preceding five years, which was 4.65%, resulting in the satisfaction of the performance threshold and vesting of outstanding RSUs scheduled to vest in 2023 for 2022 performance.

Perquisites

The OECC eliminated routine perquisites for executives effective January 1, 2008. The OECC acknowledges that certain benefits incidental to other business-related activities may continue, but the aggregate annual value of such benefits is not expected to regularly exceed $10,000 for any NEO. Examples of when perquisites may exceed $10,000 are when an individual is promoted to a more senior position, or as part of an initial hire package for a senior level executive.

Qualified and Non-Qualified Retirement (Defined Benefit) Plans

Mr. Anderson and Ms. Rush participate in the NW Natural Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees (Retirement Plan), a qualified defined benefit pension plan, on the same terms as other salaried employees. Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman joined NW Natural after 2006, when the Retirement Plan was closed to new employees. NW Natural also maintains the Supplemental Executive Retirement Plan (SERP), a non-qualified supplemental retirement plan for certain executives participating in the Retirement Plan. This plan is more fully described below under the “Pension Benefits as of December 31, 2022” table and the related narrative discussion. As discussed there, in 2009 the OECC recommended and the Board approved amendments to this plan that moderate the growth in benefits payable under this plan, and the SERP was closed to new participants, effective July 31, 2019.

Qualified and Non-Qualified Deferred Compensation (Defined Contribution) Plans

NW Natural also maintains both tax-qualified and non-tax-qualified defined contribution plans in which the NEOs are eligible to participate. The NW Natural 401(k) Plan is a tax-qualified defined contribution plan and the NW Natural Deferred Compensation Plan for Directors and Executives is a non-tax-qualified deferred compensation plan. For further discussion of NEO participation in non-qualified deferred compensation plans in 2022, see the “Non-Qualified Deferred Compensation in 2022” table, below.

Change in Control/Severance Agreements

The Board of Directors considers an effective, highly-skilled and vital management team to be essential to protect and enhance the shareholders’ best interests. As such, it recognizes that the uncertainty and questions a potential change in control could result in the departure or distraction of management personnel, or serve as a disincentive to management pursuing a change in control that is in the best interests of shareholders, to NW Holdings’ and NW Natural’s detriment. Accordingly, the Board has approved double-trigger severance agreements with all of the NEOs for changes of control of either NW Holdings or NW Natural. None of the agreements with officers of NW Natural include provisions for tax gross-up upon a triggering event. See “Potential Payments Upon Termination or Change in Control,” below.

In general, the OECC prefers not to enter into severance agreements other than for change in control purposes. Accordingly, the OECC has established a guideline that severance benefits may only be provided following a termination without cause in the first five years of employment in a particular position or after a change in control. The benefit for termination without cause, absent a change in control, is reduced over the term of the agreement, which cannot exceed five years. There are no such agreements outstanding. In connection with his appointment to the position of CFO, the OECC previously approved an agreement of this nature with Mr. Burkhartsmeyer, which provided that potential non-change-in-control severance payments would decline annually, and expired as of May 17, 2022.

Stock Ownership Guidelines

Our Corporate Governance Standards provide the following ownership guidelines for executive officers of NW Natural or NW Holdings, expressed as a multiple of each executive officer’s base salary:

Position	Dollar Value of Stock Owned as Multiple of Base Salary

Chief Executive Officer and President	5x

Executive Vice President or Chief Operating Officer	3x

Senior Vice Presidents or NEOs	2x

Vice Presidents and all other Executive Officers	1x

The OECC annually reviews these guidelines and the progress made by executives against these objectives. Stock ownership for this purpose includes shares owned directly by the executive or immediate family members; shares credited to an executive’s 401(k) Plan and non-qualified deferred compensation plan accounts; and unvested restricted stock units, restricted stock, and in the money stock options. The value of stock owned is determined using the closing price for NW Holdings common stock as of the last day of the year. Generally, stock ownership objectives should be attained within five years of appointment as an officer of NW Natural or NW Holdings or from promotion to a higher level ownership requirement. However, the OECC retains discretion to extend the time period within which ownership goals are reached. In February 2023, the OECC reviewed NEO progress towards stock ownership requirements and concluded all of the NEOs have achieved, or are making appropriate progress toward, stock ownership goals. Neither NW Holdings nor NW Natural have a policy that requires retention of stock acquired from equity compensation plans after vesting of shares, because the OECC and Board have concluded that the stock ownership requirements provide executives with a meaningful stake in the ownership of NW Holdings, and fully align executive officers’ ownership interests with shareholders for the duration of the executive officers’ service at NW Holdings or NW Natural.

Policy on Hedging and Pledging Company Securities

The Company has adopted a Policy on Hedging and Pledging of Securities which prohibits the directors and executive officers of the Company and its subsidiaries from engaging in any short sales, zero-cost collars, or forward sale contracts with respect to the Company’s securities, or purchasing or selling puts, calls, options, or other derivatives securities based on the Company’s securities. In addition, the Policy restricts the ability of directors and executive officers to pledge their ownership of Company securities in a non-recourse loan, failing to meet a margin call with respect to a margin account resulting in the sale of Company stock, or buying Company securities on non-recourse margin.

Regulatory, Tax and Accounting Considerations

Regulatory Treatment

The Company fully assesses the accounting and tax treatment of each form of compensation paid to the NEOs for both NW Holdings and the individual executive. This is particularly important in a regulated business where NW Holdings’ subsidiary, NW Natural, is allowed to recover costs of service in rates (salaries, qualified pensions and health and welfare benefit costs), while the majority of other elements of executive compensation, such as annual incentive awards, long-term equity awards and non-qualified retirement benefits, are typically shareholder expenses because the public utility commissions that regulate NW Natural view these expenses as more closely tied to shareholder objectives. However, our incentive compensation programs benefit customers by including performance incentives that:

•	encourage efficient, safe and reliable service;
•	encourage management of capital, operating, and maintenance costs, which help mitigate the need for future rate increases; and
•	focus on customer satisfaction.

See “Executive Annual Incentive Plan—Operations Factor” above.

Actual amounts currently recovered in rates are based on amounts determined in our general rate cases approved by the OPUC in 2022 and by the Washington Utilities and Transportation Commission in 2021. The following table shows the current rate recovery treatment for categories of compensation expenses for various elements of our executive compensation program:

Executive Expenses Generally Recovered in Rates	Executive Expenses Generally Not Recovered in Rates
Salaries	Stock Options
Qualified pension plan benefits	Executive Annual Incentive Plan
Contributions related to Qualified Retirement K Savings Plan (401(k) Plan) Health and welfare benefits	Interest accruals and make-up contributions related to Deferred Compensation Plan for Directors and Executives Supplemental Executive Retirement Plan
Change-in-control severance benefits
Non-change-in-control severance benefits
Long Term Incentive Plan
Restricted Stock Units
Performance Shares

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits deductibility of compensation in excess of $1 million paid to our covered employees. Prior to the Tax Cut and Jobs Act, signed into law on December 22, 2017, certain exceptions to this limitation applied to performance-based compensation. The Tax Cut and Jobs Act eliminated this performance-based compensation exception going forward, but provided limited transition relief for compensation paid pursuant to a contract in effect as of November 2, 2017 that is not materially modified after such date. The Tax Cut and Jobs Act also expanded who a covered employee is under Section 162(m). Beginning with calendar year 2018, a covered employee under Section 162(m) is anyone who has ever been the Company’s chief executive officer, chief financial officer or one of the three highest compensated officers in any calendar year after 2016. The American Rescue Plan Act of 2021 (ARPA), signed into law on March 11, 2021, expands the Section 162(m) limitation, on an annual basis beginning with calendar year 2027, to include an additional five of the highest-paid employees, other than the Company’s chief executive officer, chief financial officer, or one of the three highest compensated officers currently covered by Section 162(m).

Although this tax deduction for performance-based compensation has been eliminated for awards after November 2, 2017, the OECC continues to believe that a strong link between pay and performance is critical to align executive and shareholder interests. The OECC intends to continue to ensure that a significant portion of pay for our executives is at risk and subject to the attainment of performance goals.

REALIZED COMPENSATION TABLE

The SEC’s calculation of total compensation, as shown in the Summary Compensation Table set forth on page 48, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the NEOs in a particular year. Similarly, the SEC’s calculation of “compensation actually paid” set forth in the CAP Table set forth on page 51 includes annual adjustments to stock value for awards that NEOs may or may not ultimately receive, as well as pension service costs that may or may not be realized. To supplement the SEC-required disclosure, we have included the additional table below, which shows compensation actually realized by each NEO for each of the years shown. The OECC considers this calculation of realized compensation when making compensation decisions.

Realized Compensation Table1

Name and Principal Position	Year	Realized Compensation[2]
David H. Anderson	2022	$2,481,925
President and Chief Executive Officer	2021	2,603,816
	2020	2,381,575
Frank H. Burkhartsmeyer	2022	1,221,704
Senior Vice President and Chief Financial Officer	2021	1,254,197
	2020	1,080,224
MardiLyn Saathoff	2022	946,297
Senior Vice President, Regulation and General Counsel	2021	1,031,627
	2020	957,179
Kimberly H. Rush	2022	828,073
Senior Vice President, Operations and Chief Marketing Officer	2021	802,724	[3]
	2020	704,990
Justin B. Palfreyman	2022	712,855
Vice President, Strategy and Business Development	2021	745,405
	2020	656,453
(1)

Amounts reported as realized compensation differ substantially from the amounts determined under SEC rules and reported as total compensation in the Summary Compensation Table or reported as compensation actually paid in the CAP Table. Realized compensation is not a substitute for total compensation or compensation actually paid as calculated under applicable SEC rules. For more information on total compensation as calculated under SEC rules, refer to the narrative and notes accompanying the Summary Compensation Table set forth on page 48, and for more information on compensation actually paid under the SEC rules, refer to the narrative and notes accompanying the CAP Table set forth on page 51.

(2)

Amounts reflected as realized compensation in this table include the following amounts paid for the applicable year: (1) salary earned in the applicable year; (2) EAIP payments earned in the applicable year; (3) the value of the performance share award for the performance period ending in the applicable year, determined using the stock price on the last day of the performance period; (4) the value of RSUs (with a performance threshold or time-based) vested and paid during the applicable year, determined using the stock price based on the date preceding the payment date; and (5) the value realized on exercise of stock options during the applicable year, if any. The amounts reflected as realized compensation in this table do not include the following amounts for the year indicated: (a) the value of performance share awards, RSUs or stock options granted but not yet vested and paid or exercised for service in the applicable year; (b) the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans; (c) above-market interest credited to the non-qualified deferred compensation plan accounts of the NEOs, if any; (d) employer matching contributions to qualified defined contribution plan; (e) matching contributions under non-qualified deferred compensation plans, if any; and (f) any additional payments or de minimis amounts.

(3)	Amount includes compensation realized on the exercise of stock options that were granted in prior years of $3,881 for Ms. Rush.

SUMMARY COMPENSATION TABLE

The following is a summary of our NEOs’ compensation in 2020, 2021 and 2022. Only a portion of the executive compensation shown in this Summary Compensation Table is included for purposes of establishing regulatory rates charged to customers. Although most of our compensation programs are designed to promote shareholder objectives, our customers also directly benefit because many of the programs include performance incentives designed to improve service to our customers. For discussion regarding amounts excluded from rate recovery, see “Compensation Discussion and Analysis—Regulatory, Tax and Accounting Considerations—Regulatory Treatment,” above.

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Non- Equity Incentive Plan Compen- sation[1] ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earning[3] ($)	All Other Compen- sation[4] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)

David H. Anderson	2022	$795,833	$317,053	$1,450,637	$489,947	$492,784	$95,386	$3,641,640
President and Chief Executive	2021	770,833	309,288	1,360,798	543,712	676,266	98,457	3,759,354
Officer	2020	743,333	282,062	1,211,009	445,938	1,046,831	95,255	3,824,428

Frank H. Burkhartsmeyer	2022	512,167	143,146	500,237	222,854	914	66,922	1,446,240
Senior Vice President	2021	489,333	127,066	523,379	224,934	582	68,871	1,434,165
and Chief Financial Officer	2020	453,500	99,637	504,403	160,363	435	60,227	1,278,565
MardiLyn Saathoff	2022	427,167	104,090	400,216	154,910	4,198	55,743	1,146,324
Senior Vice President, Regulation	2021	410,917	89,605	418,808	153,395	3,567	65,542	1,141,834
and General Counsel	2020	397,250	88,931	353,450	126,069	4,089	57,129	1,026,918
Kimberly H. Rush	2022	381,000	90,842	400,216	138,158	1,997	36,565	1,048,778
Senior Vice President, Operations	2021	363,917	78,133	366,391	136,867	143,314	17,367	1,105,989
and Chief Marketing Officer	2020	335,833	67,660	302,642	107,340	605,575	16,365	1,435,415
Justin B. Palfreyman	2022	359,500	86,227	350,327	130,773	448	45,777	973,052
Vice President, Strategy and	2021	337,750	73,976	261,788	127,024	290	50,751	851,579
Business Development	2020	313,000	68,372	176,725	99,628	232	41,880	699,837

Column (f) was deleted as it is not applicable.

(1)

The total bonus paid to each NEO under our EAIP for performance in 2022 is split between columns (d) and (g). Amounts constituting the discretionary portion of bonuses under the plan are the amounts listed as bonuses in column (d). Amounts constituting the performance-based, non-discretionary portion of bonuses under the plan are the amounts listed as non-equity incentive plan compensation in column (g).

(2)

Amounts shown in column (e) represent the grant date fair value of performance share awards and RSUs granted in each year disregarding estimated forfeitures, determined under share-based compensation accounting guidance. The amount shown for RSUs is equal to the number of RSUs awarded multiplied by the closing market price of the common stock on the date of grant. The issuance of the shares under these awards is contingent upon meeting certain performance criteria, so the shares may or may not be earned. The performance shares are subject to an EPS target and a ROIC performance threshold, with the total payout subject to modification based on total shareholder return (TSR) performance which is a market modifier under share-based compensation accounting guidance. The performance shares contain a provision in which the EPS target will not be determined until the first quarter of each year during the award period and as such, there is not a mutual understanding of the key terms and the grant date will not occur until the final EPS target has been communicated with the participants in the first quarter of the final year of the performance period. Amounts included for the performance share awards represent the service inception date fair value per share multiplied by the target number of shares, which is the number of shares assumed to be issued based on the EPS performance condition. If the maximum number of shares issuable under the payout conditions had been used as the estimated number of shares, the total amounts in column (e) for 2021 and 2022 would have been $1,787,480 and $1,868,859 for Mr. Anderson; $687,200 and $644,369 for Mr. Burkhartsmeyer; $550,140 and $515,400 for Ms. Saathoff; $481,135 and $515,400 for Ms. Rush; and $343,600 and $451,153 for Mr. Palfreyman.

(3)

The amounts included in column (h) as the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans during 2022 were: an increase of $481,596 for Mr. Anderson and $0 for each of Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman, who do not participate in a defined benefit plan. The change in the actuarial present value decreased by $542,530 for Ms. Rush and such decrease is not included in the table above. The 2022 amounts were calculated using a discount rate of 5.10%, which is 257 basis points higher than the discount rate used for 2021. The 2021 amounts were calculated using a discount rate of 2.53%, which is 45 basis points higher than the discount rate used for 2020. Amounts of above-market interest included in column (h) that were credited to the non-qualified deferred compensation plan accounts of the NEOs during 2022 were: $11,188 for Mr. Anderson, $914 for Mr. Burkhartsmeyer, $4,198 for Ms. Saathoff, $1,997 for Ms. Rush, and $448 for Mr. Palfreyman. For this purpose, interest credited is considered above-market to the extent such interest exceeds 120% of the average of the applicable long-term federal rates for the twelve months corresponding to the period for which market yield information is obtained to calculate interest crediting rates under the non-qualified deferred compensation plans.
(4)

The amounts included in column (i) as matching contributions under the 401(k) Plan during 2022 were: $12,300 for each of Messrs. Anderson, Burkhartsmeyer and Palfreyman and Mses. Saathoff and Rush. The amounts recorded as matching contributions under non-qualified deferred compensation plans during 2022 were: $51,180 for Mr. Anderson, $16,278 for Ms. Rush, $0 for each of Mr. Burkhartsmeyer, Ms. Saathoff, and Mr. Palfreyman. The amounts recorded for dividend equivalents for restricted stock units with performance threshold that vested during 2022 were: $31,906 for Mr. Anderson, $11,054 for Mr. Burkhartsmeyer, $9,568 for Ms. Saathoff, $7,585 for Ms. Rush, and $5,094 for Mr. Palfreyman. The amounts recorded for enhanced 401(k) contributions during 2022 were: $0 for Mr. Anderson and Ms. Rush and $15,250 for each of Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman. The amounts recorded as enhanced contributions under non-qualified deferred compensation plans during 2022 were: $27,917 for Mr. Burkhartsmeyer, $18,223 for Ms. Saathoff and $12,731 for Mr. Palfreyman. Amounts in column (i) also include a $250 gift card plus $151.60 gross up expense for each of Messrs. Burkhartsmeyer and Palfreyman and Mses. Saathoff and Rush.

CEO COMPENSATION AND EMPLOYEE COMPENSATION

As a result of rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), beginning with our 2018 proxy statement, the SEC requires disclosure of the ratio of CEO compensation, as calculated in the Summary Compensation Table, to the median compensation of all of the Company’s employees other than the CEO. Mr. Anderson’s 2022 compensation calculated for purposes of the Summary Compensation Table was $3,641,640. We estimate that the median annual compensation for all other employees of NW Holdings’ subsidiaries, excluding Mr. Anderson, was $122,762 for 2022, calculated as though it were to be presented in the Summary Compensation Table. As a result, we estimate that Mr. Anderson’s compensation was approximately 30 times that of the median annual compensation for all employees in 2022.

Our CEO to median employee pay ratio is a reasonable estimate calculated in a manner consistent with SEC requirements. We identified the median employee by examining the 2022 compensation for all individuals, excluding our CEO, who were employed by NW Holdings’ subsidiaries on December 31, 2022. We included all employees, whether employed on a full-time, part-time, or seasonal basis. Pay elements that were included in 2022 compensation for each employee for purposes of identifying the median employee included salary or wages received in 2022; cash incentive bonuses received during 2022; the value of the performance share awards actually paid in 2022; and the value of RSUs vested and paid during 2022. Wages and salaries were annualized for employees who were not employed for the full year.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-K
(Rule), we are providing the following information about the relationship between what the SEC defines as “compensation actually paid” (CAP) and certain aspects of the Company’s financial performance. While the Rule permits presentation of three years with phase-in
of the remaining two years, we believe the full five years provides better and more transparent information. The OECC did not consider the Pay Versus Performance disclosure below in making its pay decisions for any of the years shown. This information shall not be deemed to be incorporated into any other filing with the SEC.
The following table discloses information on CAP to our principal executive officer (PEO), who is our CEO, and to the remainder of the NEOs during the specified years alongside TSR and net income metrics as well as EPS. Net income is a relevant measure as it comprises approximately 50% of the formula for the EAIP. The Company selected EPS as important in linking NEOs’ CAP to Company performance, because EPS is the predominant metric used in our performance share awards under our LTIP and because it aligns executives’ interests with shareholders’ interests and drives a focus on earnings as further described on page 54.
The table below and the discussion that follows
includes
CAP calculated in accordance with the Rule, which requires, among other things, the revaluation of unvested and outstanding equity awards, in the following ways, as applicable:

•	the year-end fair value of the equity awards granted in the applicable year that are outstanding and unvested as of the end of the applicable year;
•
the change in fair value from the end of the prior year to the end of the applicable year with respect to any awards granted in prior years that are outstanding and unvested as of the end of the applicable fiscal year;

•	the fair value, as of the vesting date, of any awards that were granted and vested in the same year; and
•
the change in fair value from the end of the prior year to the vesting date or forfeiture date with respect to any awards granted in prior years that vested or failed to vest, as applicable, in the applicable year.

Stock awards include the dollar amount of accrued dividend equivalents. In addition, the Rule requires the subtraction of the aggregate change in actuarial present value of pension and the addition of pension service costs for services rendered for each relevant year.
The amounts reported in the Summary Compensation Table are largely based on the grant date fair value of equity compensation awards made during the applicable fiscal year, whereas CAP is based on the fair value of equity
awards made during the year valued at
year-end,
plus any change in the value of prior year’s awards, including awards granted in the prior four years, whether or not the NEO will ever actually receive that award. Thus, CAP for each year reflects all or portions of four years’ worth of equity awards, whereas the amounts reported in the Summary Compensation Table are based only on the equity awards granted in the applicable reporting year.
Importantly, as of the valuation dates in the
table
, none of the amounts included in CAP relating to unvested shares have been paid to our CEO or other NEOs. The amounts actually received will depend upon the Company’s performance and the Company’s stock price, including at the time the common stock underlying the equity awards is actually delivered.

CAP Calculated in Accordance with the Rule

Year	Summary Compensation Table for PEO 1	CAP to PEO 2	Average Summary Compensation Table Total for Non-PEO Named Executive Officers 3	Average CAP to Non-PEO Named Executive Officers 2	Value of Initial Fixed $100 Investment Based on 4		Net Income 6	EPS 7
					Company TSR	Peer Group TSR 5
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$3,641,640	$3,295,181	$1,153,599	$1,202,476	$94.56	$125.19	$86,303,000	$2.54
2021	3,759,354	3,369,633	1,133,392	1,196,854	93.23	124.73	78,666,000	2.56
2020	3,824,428	1,386,395	1,110,184	579,240	84.51	106.53	76,781,000	2.51
2019	4,255,777	3,870,861	1,036,590	1,140,956	131.07	122.94	61,735,000	2.07
2018	3,629,634	2,834,755	879,682	894,173	104.48	101.62	64,569,000	2.24

(1)	Amounts in column (b) represent the total compensation reported in the Summary Compensation Table for the applicable year for the CEO who is our PEO.
(2)
Amounts in columns (c) and (e) represent CAP as computed in accordance with the Rule for the CEO and the average of the NEOs other than the CEO, respectively. The NEOs other than the CEO include Frank H. Burkhartsmeyer, MardiLyn Saathoff, Kimberly Heiting Rush, and Justin B. Palfreyman. The dollar amounts do not reflect the actual amounts of compensation earned by or paid to the CEO or other NEOs during the applicable year. To calculate CAP in accordance with the Rule, adjustments were made to the amounts reported in the Summary Compensation Table as described in the text preceding the table. A reconciliation of the adjustments is set forth in a table following these footnotes.

(3)	Amounts reported in column (d) represent the average of the total compensation reported in the Summary Compensation Table for the applicable year for the NEOs other than the CEO.
(4)	Pursuant to the Rule, the comparison assumes $100 was invested on December 31, 2017 in the Company’s common stock.
(5)
In accordance with the Rule, Peer Group TSR is determined using the same peer group used in the CD&A and identified in Exhibit A, weighted according to the respective peers’ stock market capitalization at the beginning of each period for which a return is indicated. This peer group was consistent throughout the five-year period displayed, except that for years 2018 and 2019 when Atmos Energy was not included and Allete, Inc., El Paso Electric and New Jersey Resources Corp. were included. El Paso Electric was also part of the peer group in 2020, until they were acquired in July 2020. Each adjustment to the peer group was made to provide a better comparator group to the Company.

(6)	Net income in accordance with GAAP.
(7)	EPS in accordance with GAAP.

Reconciliation of CAP
Adjustments

Year	Summary Compensation Table Total	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	(Minus)/ Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	Plus/ (Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Equals Compensation Actually Paid
PEO
2022	$3,641,640	$(481,596)	$19,931	$(1,450,637)	$1,437,741	$ (36,880)	$—	$164,982	$—	$3,295,181
2021	3,759,354	(667,306)	19,988	(1,360,798)	1,409,352	55,819	—	153,224	—	3,369,633
2020	3,824,428	(1,039,036)	19,016	(1,211,009)	756,352	(620,683)	—	(342,673)	—	1,386,395
2019	4,255,777	(1,473,031)	296,861	(1,235,800)	1,474,600	251,361	—	301,093	—	3,870,861
2018	3,629,634	(1,217,410)	375,487	(992,520)	1,036,405	12,948	—	(9,789)	—	2,834,755
Other NEOs (Average)
2022	$1,153,599	$—	$21,281	$(412,749)	$409,084	$(10,518)	$—	$41,779	$—	$1,202,476
2021	1,133,392	(35,483)	21,162	(392,592)	406,594	15,053	—	48,728	—	1,196,854
2020	1,110,184	(150,977)	17,045	(334,305)	208,795	(183,708)	—	(87,794)	—	579,240
2019	1,036,590	(124,173)	12,753	(308,992)	368,687	84,546	—	71,545	—	1,140,956
2018	879,682	(14,711)	13,306	(248,876)	265,450	4,901	—	(5,579)	—	894,173
CAP Versus TSR
Of the measures displayed in the above table, TSR has the most direct and significant impact on CEO and other NEO CAP calculations. This is primarily driven by our compensation program design, which is structured with a significant portion of compensation, and 100% incentive equity awards, at-risk.
At least 50% of CEO compensation and approximately 39% of the average of other NEO compensation granted annually is composed of RSUs and performance share awards, and therefore is directly impacted by TSR. Additionally, the Rule requires that for each year that CAP is presented, outstanding but unvested equity awards are effectively re-calculated
using the stock price as of the end of the applicable year. While similar values of RSUs and performance share awards were granted across the five years displayed, using the Rule calculations, CAP for 2019 is significantly higher than other years because the Company saw historically higher stock price levels in 2019 with a historically strong annual TSR of 25.45%. As a result, the Rule requires that all stock awards granted in 2019 and the appreciation of stock value for all awards that are outstanding but unvested in 2019 be displayed in 2019 CAP. Conversely, the onset of the pandemic in 2020 brought volatile stock markets and a
-35.44%
TSR. Despite utilities being one of the few sectors to maintain or exceed EPS estimates throughout 2020, they experienced one of the largest price to earnings contractions during that time. Even though the Company’s 2021 annual TSR was 10.31%, the price contraction generally persisted through 2021 as utilities underperformed the broader market amidst rising interest rates, smaller cap utilities underperformed larger cap utilities, and electric utilities out-performed
gas utilities. These macro trends resulted in larger movements in TSR and CAP calculations in 2019 and 2020 than in other years displayed. The CAP table above and charts below do not display the 25% reduction in performance share awards paid due to relative TSR results in 2020, 2021 and 2022 for the years preceding vesting.

The graph below shows the relationship between (1) CAP to our CEO and the average of the CAP to our other NEOs, and (2) our cumulative TSR and peer group cumulative TSR, over the five fiscal years ending December 31, 2022. The stock performance shown in the graph is not intended to forecast or be indicative of future performance.

CAP Versus Net Income
The Rule requires that net income be presented as a performance measure in the CAP table above. In addition, net income comprises approximately 50% of the formula for the EAIP. The graph below shows the relationship between
CA
P to our CEO and the average of the CAP paid to our other NEOs and the Company’s net income over the five fiscal years ending December 31, 2022, as reported in the Company’s consolidated financial statements.

Earnings Per Share
EPS is the Company-selected measure because three-year cumulative EPS is the predominant metric used in our performance share awards under our LTIP and because it aligns executives’ interests with shareholder’s interests and drives a focus on earnings. The Rules do not appear to permit a multi-year financial measure such as three-year cumulative EPS, so EPS was selected as the most closely aligned measure. The graph below shows the relationship between CAP paid to our CEO and the average of our other NEOs and our EPS for each of the five fiscal years ending December 31, 2022.

Performance Measures and Other Considerations
The seven performance measures listed below represent the most important measures the Company used to determine NEO compensation for fiscal year 2022. We have also identified other considerations related to compensation decisions. The use of each measure and the other identified considerations are further described in the CD&A.

Financial Performance Measures Selected	Other Considerations Related to Compensation Decisions

Net Income Earnings Per Share 3-Year Cumulative EPS Total Shareholder Return Return on Invested Capital Return on Equity 3-Year Relative TSR	In addition to the performance measures listed here, the OECC considers a range of factors in determining NEO compensation that is aligned with Company performance and achieves the OECC’s other goals. Additional performance measures that were utilized by the OECC in compensation decisions include: customer satisfaction, market share and customer growth, public safety, employee safety, execution of the Company’s strategic plans, advancement of goals related to decarbonization of the Company’s natural gas systems, achievement of constructive regulatory objectives, successful execution of the Company’s water sector growth objectives, growth and execution of the Company’s unregulated RNG business, sustained strong employee engagement, certain operational targets, and implementation of enhancements to disclosure and communications to covey the Company’s environmental, social and governance objectives. For additional information regarding our NEO’s 2022 performance and the role of the performance measures in our compensation program, see
“Compensation Discussion and Analysis” above.

GRANTS OF PLAN-BASED AWARDS DURING 2022

The following table includes grants of annual incentive awards, performance share awards, and RSUs granted to our NEOs during 2022:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Equity Awards[4] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(l)

David H. Anderson		$—	$476,000	$833,000	—		—		—		$—
		—	—	—	5,891	[2]	19,635	[2]	39,270	[2]	957,795
	2/23/2022	—	—	—	—		10,576	[3]	—		492,842

Frank H. Burkhartsmeyer		—	216,510	378,893	—		—		—		—
		—	—	—	2,031	[2]	6,770	[2]	13,540	[2]	330,241
	2/23/2022	—	—	—	—		3,648	[3]	—		169,997

MardiLyn Saathoff		—	150,500	263,375	—		—		—		—
		—	—	—	1,625	[2]	5,415	[2]	10,830	[2]	264,144
	2/23/2022	—	—	—	—		2,920	[3]	—		136,072

Kimberly H. Rush		—	134,225	234,894	—		—		—		—
		—	—	—	1,625	[2]	5,415	[2]	10,830	[2]	264,144
	2/23/2022	—	—	—	—		2,920	[3]	—		136,072

Justin B. Palfreyman		—	127,050	222,338	—		—		—		—
		—	—	—	1,422	[2]	4,740	[2]	9,480	[2]	231,217
	2/23/2022	—	—	—	—		2,556	[3]	—		119,110

Column (i), (j) and (k) were deleted as they are not applicable.

(1)

Threshold level estimated payouts cannot be determined because the minimum performance level for payout under each component of the formula in the EAIP is interpolated down to a zero payout. See “Compensation Discussion and Analysis—2022 Compensation Programs—Executive Annual Incentive Plan,” above, for a complete discussion of the terms of the awards. Amounts above include only the portion of the award subject to performance metrics, constituting 70% of the annual incentive opportunity. The remaining 30% of the annual incentive opportunity is awarded based on discretionary criteria and is reflected as a bonus in column (d) of the Summary Compensation Table. The actual non-equity incentive plan portion of the awards earned in 2022 and paid in 2023 are reflected in column (g) of the Summary Compensation Table.

(2)

Share amounts represent potential performance share awards granted pursuant to the terms of the LTIP. See “Compensation Discussion and Analysis—2022 Compensation Programs—Long-Term Incentives—Performance Shares,” above, for a complete discussion of the terms of the awards. Share amounts do not include an estimate of an additional $6.2850 per share dividend equivalent also payable pursuant to the terms of the awards. Threshold level estimated future payouts assume the minimum award payable other than no payout.

(3)

Share amounts represent RSU awards with a performance threshold granted pursuant to the terms of the LTIP. See “Compensation Discussion and Analysis—2022 Compensation Programs—Long-Term Incentives—Restricted Stock Units with Performance Threshold,” above, for a complete discussion of the terms of the awards. Share amounts do not include an estimate of an additional dividend equivalent, which is based on a tiered calculation and also payable pursuant to the terms of the awards. RSU awards do not have threshold or maximum payout levels as there is only one payout level if the performance threshold is satisfied.

(4)

Amounts shown in column (l) for RSU awards represent the grant date fair value of the RSUs, which was based on a value of $46.60 per share for RSUs granted on February 23, 2022, which was the closing market price of the common stock on the grant date. The values used for RSUs are the same as those used under share-based compensation accounting guidance. The 2022 performance shares are subject to an EPS target and a ROIC performance threshold, with the total payout subject to modification based on relative TSR performance which is a market modifier under share-based compensation accounting guidance. The 2022 performance shares contain a provision in which the EPS target will not be determined until the first quarter of each year during the award period and as such, there is not a mutual understanding of the key terms and the grant date will not occur until the final EPS target has been communicated with the participants in the first quarter of 2024. Accordingly, the grant date fair value will be calculated using a Monte Carlo method to take into account the TSR market modifier in 2024. Amounts shown in column (l) for performance share awards represent the service inception date fair value of the performance shares awarded on February 23, 2022, which was based on a value of $48.78 per share which was the closing market price of the common stock on the last business day prior to the service inception date of January 1, 2022. The values used for performance share awards are not the same as those used under share-based compensation accounting guidance, and are used solely to represent the OECC’s decisions with respect to the awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

The following table includes all of the outstanding equity awards held by our NEOs at December 31, 2022:

	Stock Awards
Name	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)[1]
(a)	(g)		(h)	(i)		(j)
David H. Anderson	1,750	[3]	$83,283	76,830	[2]	$3,656,340
	1,439	[3]	68,482	1,439	[4]	68,482
	2,528	[3]	120,308	5,056	[5]	240,615
	2,644	[3]	125,828	7,932	[6]	377,484
Frank H. Burkhartsmeyer	584	[3]	27,793	27,980	[2]	1,331,568
	600	[3]	28,554	600	[4]	28,554
	973	[3]	46,305	1,946	[5]	92,610
	912	[3]	43,402	2,736	[6]	130,206
MardiLyn Saathoff	511	[3]	24,318	22,390	[2]	1,065,540
	420	[3]	19,988	420	[4]	19,988
	778	[3]	37,025	1,556	[5]	74,050
	730	[3]	34,741	2,190	[6]	104,222
Kimberly H. Rush	402	[3]	19,131	20,940	[2]	996,535
	360	[3]	17,132	360	[4]	17,132
	681	[3]	32,409	1,362	[5]	64,818
	730	[3]	34,741	2,190	[6]	2,190
Justin B. Palfreyman	256	[3]	12,183	16,700	[2]	794,753
	210	[3]	9,994	210	[4]	9,994
	487	[3]	23,176	974	[5]	46,353
	639	[3]	30,410	1,917	[6]	91,230

Columns (b)-(f) were omitted as they are not applicable.

(1)	Amounts are calculated based on the price of $47.59, the closing market price for the Company’s common stock on December 30, 2022.
(2)

For both the 2021-2023 and 2022-2024 performance share awards, the share amounts include the maximum level of the awards. The actual number of performance shares issuable will be determined by the OECC at the end of the three-year performance cycles ending December 31, 2023 and 2024, respectively. Does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards. For a complete description of the performance objectives, see “Compensation Discussion and Analysis—2022 Compensation Programs—Long-Term Incentives—Performance Shares,” above.

(3)

Share amounts represent RSU awards with performance thresholds that were met as of December 31, 2022, and that are scheduled to vest based on continued service through March 1, 2023. The achievement of the performance threshold is reviewed and approved by the OECC after the end of each year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards. For a complete description of the performance threshold, see “Compensation Discussion and Analysis—2022 Compensation Programs—Long-Term Incentives—Restricted Stock Units with Performance Threshold,” above.

(4)

Share amounts represent the remaining balance of RSUs with performance threshold awards. The remaining shares covered by each of these RSUs with a performance threshold will vest on March 1, 2024 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(5)

Share amounts represent the remaining balance of RSUs with performance threshold awards. One-half of the remaining shares covered by each of these RSUs with performance threshold will vest on each of March 1, 2024 and 2025 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(6)

Share amounts represent the remaining balance of RSUs with performance threshold awards. One-third of the remaining shares covered by each of these RSUs with performance threshold will vest on each of March 1, 2024, 2025 and 2026 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

OPTION EXERCISES AND STOCK VESTED DURING 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting[1] (#)	Value Realized on Vesting[1] ($)
(a)	(b)	(c)	(d)	(e)

David H. Anderson	—	$—	15,952	$879,092

Frank H. Burkhartsmeyer	—	—	6,254	343,537

MardiLyn Saathoff	—	—	4,719	260,130

Kimberly H. Rush	—	—	3,963	218,073

Justin B. Palfreyman	—	—	2,474	136,355
(1)

Amounts represent performance share awards and RSUs that vested during 2022. The performance shares are related to the three-year award cycle 2020-2022 and were earned but unpaid as of the fiscal year-end; the value realized is based on a price of $47.59, the closing market price for the Company’s common stock on December 31, 2022, plus dividend equivalents. The performance share award paid at 81.70% of the target level incentive based upon Company performance and strategic results. See “Compensation Discussion and Analysis—2022 Compensation Programs—Long-Term Incentives—Performance Shares,” above. The number of shares actually paid was determined by the NW Holdings OECC on February 23, 2023. The value realized includes cash for dividend equivalents of $6.2525 per share based on dividends per share paid by NW Holdings during the performance period as follows: Mr. Anderson, $54,616; Mr. Burkhartsmeyer, $22,734; Ms. Saathoff, $15,938; Ms. Rush, $13,643; and Mr. Palfreyman, $7,972. RSUs are related to the units that vested on March 1, 2022 and the value realized is based on the closing stock price on the date preceding the payment date, March 2, 2022, or $52.22 per share, plus cash dividend equivalents which were as follows: Mr. Anderson, $31,906; Mr. Burkhartsmeyer, $11,054; Ms. Saathoff, $9,568; Ms. Rush, $7,585; and Mr. Palfreyman, $5,094. Receipt of the following amounts under performance share awards and RSUs were deferred pursuant to elections under our Deferred Compensation Plan for Directors and Executives: Ms. Saathoff, 971 shares valued at $49,002 and $0 of dividend equivalents; and Ms. Rush, $1,271 of dividend equivalents. See “Non-Qualified Deferred Compensation in 2022,” below for a discussion of the terms of this plan.

PENSION BENEFITS AS OF DECEMBER 31, 2022

Name	Age	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]
David H. Anderson[2]	61	Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees	18.25	$810,824

		Supplemental Executive Retirement Plan—Tier 1	18.25	7,593,018

Frank H. Burkhartsmeyer	58	N/A	—	N/A

MardiLyn Saathoff	66	N/A	—	N/A

Kimberly H. Rush	53	Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees	24.17	928,232
		Supplemental Executive Retirement Plan—Tier 2	24.17	660,126

Justin B. Palfreyman	44	N/A	—	N/A
(1)

The Present Value of Accumulated Benefit in the above table represents the actuarial present value as of December 31, 2022 of the pension benefits of the NEOs under the respective pension plans calculated based on years of service and final average compensation as of that date, but assuming retirement at the earliest age at which benefits were unreduced under the respective plans. The actuarial present value was calculated using the Pri-2012 Mortality Table and projected generationally using Scale MP-2021 and a discount rate of 5.10%, the same assumptions used in the pension benefit calculations reflected in our audited balance sheet as of December 31, 2022.

(2)	Mr. Anderson is eligible for early retirement benefits under the Retirement Plan.

Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees

The NW Natural Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees (Retirement Plan) is our subsidiary’s qualified pension plan covering certain NW Natural employees covered by a labor agreement and hired prior to January 1, 2010 as well as all regular, full-time employees not covered under a labor agreement whose employment commenced prior to January 1, 2007 (when the non-bargaining unit portion of the Retirement Plan was closed to new participants). Eligible non-bargaining unit employees commenced participation in the Retirement Plan after one year of service, and if their service continued past December 31, 2007 became 100% vested after three years of service (eligible employees whose service all occurred prior to January 1, 2008 needed five years of service to fully vest). Final average earnings for purposes of calculating benefits consist of the participant’s highest average total annual compensation for any five consecutive years in the last 10 years of employment, with total annual compensation for this purpose generally consisting of salary and annual incentive, excluding long-term incentives, amounts deferred under our non-qualified deferred compensation plans and, commencing in 2010 as provided in a Retirement Plan amendment approved in 2009, annual incentive payments in excess of target. In addition, as of December 31, 2022, the Internal Revenue Code limited the amount of annual compensation considered for purposes of calculating benefits under the Retirement Plan to $305,000.

A normal retirement benefit is payable upon retirement at or after age 62 and consists of (a) an annuity benefit equal to 1.8% of final average earnings for each of the participant’s first 10 years of service, and (b) a lump sum benefit equal to 7.5% of final average earnings for each year of service in excess of 10 years. In addition, for participants hired before January 1, 2000 and under age 60 on that date, a supplemental annuity is provided under the Retirement Plan equal to the participant’s total years of service multiplied by the sum of (x) a varying percentage (based on the participant’s hire age and age on January 1, 2000) of total final average earnings, and (y) 0.425% of the excess of final average earnings over an amount referred to as Covered Compensation, which generally consists of the average of the Social Security maximum taxable wage bases over the 35 years preceding the participant’s retirement.

Employees who have attained age 55, if age plus accredited years of service totals 70 or more, are eligible for early retirement benefits. Annuity benefits are reduced by 0.333% per month (4% per year) for each month that the benefit commencement date precedes age 62, with such benefit reduction increased to 0.5% per month (6% per year) for each month the benefit commencement date precedes age 60. The lump sum benefit is not subject to reduction on early retirement. At December 31, 2022, Mr. Anderson was eligible for early retirement benefits under the Retirement Plan.

The basic benefit form for annuity benefits is a monthly single life annuity. The participant may choose among different annuity forms that are the actuarial equivalent of the basic benefit.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (SERP) is a non-qualified pension plan providing supplemental retirement benefits to persons who become eligible executive officers after September 1, 2004, including Mr. Anderson and Ms. Rush. The SERP is divided into two tiers, with persons who became eligible executive officers between September 1, 2004 and December 1, 2006 (Mr. Anderson) being participants in SERP Tier 1, and persons who are eligible for the Retirement Plan and who became eligible executive officers after December 1, 2006 (Ms. Rush) being participants in SERP Tier 2. Participants must complete five years of service before becoming 100% vested in SERP benefits. The SERP was closed to new participants effective July 31, 2019.

SERP Tier 1

Under SERP Tier 1, a target lump sum retirement benefit is determined for each participant, which is then reduced by the lump sum actuarial equivalent of the participant’s Retirement Plan benefit and Social Security benefit, in each case valued as of and assuming commencement at age 65. Final average pay for purposes of calculating SERP Tier 1 benefits generally consists of the participant’s highest average salary and annual incentive for any five consecutive compensation years in the last 10 years of employment. To help control the cost of future benefits under the SERP, the Board authorized SERP amendments in 2009 to provide that, commencing with annual incentives paid for 2010 performance, annual incentive compensation in excess of 125% of target is excluded from the calculation of final average pay.

The target lump sum retirement benefit is equal to 40% of final average pay for each of the participant’s first 15 years of service, resulting in a maximum target benefit of six times final average pay after 15 years of service. A normal retirement benefit equal to the target benefit reduced by the lump sum actuarial equivalents of Retirement Plan and Social Security benefits, as discussed above, is payable as a lump sum upon retirement at or after age 60. Upon termination of employment at any time after becoming vested, a participant will receive a termination benefit equal to the SERP Tier 1 normal retirement benefit reduced by 0.4166% per month (5% per year) for each month that termination of employment precedes age 60, up to a maximum reduction of 25% for termination at age 55 or below. Participants may choose among different annuity forms that are the actuarial equivalent of the basic lump sum benefit.

SERP Tier 2

As discussed above, final average earnings for purposes of calculating benefits under the Retirement Plan excludes amounts of compensation over a limit ($305,000 in 2022) imposed by the Internal Revenue Code. SERP Tier 2 provides a make-up benefit calculated using the Retirement Plan formula (see “Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees,” above) without applying this limit. Accordingly, benefits under SERP Tier 2 are equal to (a) the benefits that would be calculated under the Retirement Plan if compensation taken into account when determining final average earnings was not limited by the Internal Revenue Code and did not exclude amounts deferred under the DCP, minus (b) the actual Retirement Plan benefits. SERP Tier 2 benefits are generally payable in the same form and for the same period of time as the annuity payable under the Retirement Plan, subject to certain requirements for the timing of commencement of benefits.

NON-QUALIFIED DEFERRED COMPENSATION IN 2022

Name	Plan Name	Executive Contributions in 2022[1]	NW Natural Contributions in 2022[1]	Aggregate Earnings (Losses) in 2022[1]	Aggregate Withdrawals/ Distributions in 2022	Aggregate Balance at 12/31/2022[1]
David H. Anderson	DCP	$85,300	$51,180	$48,161	$(313,192)	$1,690,797
Frank H. Burkhartsmeyer	DCP	—	27,917	3,256	—	111,552
MardiLyn Saathoff	DCP	51,842	18,223	17,036	—	931,473
Kimberly H. Rush	DCP	57,056	16,278	6,868	—	220,618
Justin B. Palfreyman	DCP	—	12,731	1,594	—	53,684

(1)

All amounts reported in the Executive Contributions and NW Natural Contributions columns are also included in amounts reported in the Summary Compensation Table above for either 2021 or 2022. The portion of the amounts reported in the Aggregate Earnings column that represents above-market earnings is included in column (h) of the Summary Compensation Table, and the amount of above-market earnings for each NEO is set forth in footnote 3 to that table. Of the amounts reported in the Aggregate Balance column, the following amounts have been reported in the Summary Compensation Tables in this Proxy Statement or in prior year proxy statements: Mr. Anderson, $1,690,797; Mr. Burkhartsmeyer, $106,985; Ms. Saathoff, $652,101; Ms. Rush, $135,415 and Mr. Palfreyman, $42,485. Amounts not previously reported consist of market-rate earnings on amounts deferred and amounts deferred before designation as a NEO. Amounts previously reported as described in this footnote have been reduced by amounts distributed such that no amount in this footnote will exceed the amount in the Aggregate Balance column.

Non-Qualified Deferred Compensation Plans in 2022

Our subsidiary, NW Natural, currently maintains the DCP, under which all deferred contributions in 2022 were made. Participants in the DCP may elect in advance to defer up to 50% of their salaries, up to 100% of their annual incentives, and up to 100% of performance share and restricted stock unit awards under our LTIP. NW Natural makes matching contributions each year equal to: (a) 60% of the lesser of the participant’s salary and annual incentive deferred during the year under both the DCP and our 401(k) Plan or 8% of the participant’s total salary and annual incentive for the year, reduced by (b) the maximum matching contribution we would have made under our 401(k) Plan if the participant had fully participated in that plan. For participants hired after December 31, 2006, we make enhanced contributions each year equal to 5% of the greater of: (a) the participant’s salary and annual incentive deferred during the year under the DCP, or (b) the excess of the participant’s total salary and annual incentive received during the year over the limit ($305,000 in 2022) imposed by the Internal Revenue Code on compensation that may be considered in calculating the corresponding enhanced contributions under our 401(k) Plan.

All amounts deferred under the DCP have been or will be credited to either a “stock account” or a “cash account.” Deferrals of compensation payable in cash are made to cash accounts and deferrals of compensation payable in our common stock are made to stock accounts. Transfers from a cash account to a stock account are permitted, but not vice-versa. Stock accounts represent a right to receive shares of our common stock on a deferred basis, and are credited with additional shares based on the deemed reinvestment of dividends. The average annual rate of earnings on stock accounts over the five years ending December 31, 2022 was approximately -1.11% and in 2022 was approximately 1.44%, in each case representing the total shareholder return of our common stock annualized, assuming dividend reinvestment. Cash accounts under the DCP are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. The average quarterly interest rate paid on cash accounts in 2022 was 3.99%.

Participants make elections regarding distributions of their accounts at the time they elect to defer compensation, and have limited rights to change these payment elections. Distributions may commence on a predetermined date while still employed or upon termination of employment, and may be made in a lump sum or in annual installments over five, ten or fifteen years. Hardship withdrawals are permitted under the DCP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Compensation

Our subsidiary, NW Natural, has agreed to provide certain benefits to the NEOs upon a “change in control” of NW Natural or NW Holdings, although certain of the benefits are only payable if the NEO’s employment is terminated without “cause” or by the officer for “good reason” within 24 months after the change in control. In NW Natural’s and NW Holdings’ plans and agreements, “change in control” is generally defined to include:

•	the acquisition by any person of 20% or more of NW Holdings common stock outstanding;
•	the nomination (and subsequent election) of a majority of NW Holdings’ directors by persons other than the incumbent directors; and
•

the consummation of a sale of all or substantially all of NW Holdings’ or NW Natural’s assets, an acquisition of NW Holdings through a merger or share exchange, or an acquisition of more than 50% of the voting securities of NW Natural through a merger, share exchange, or other transaction.

In our plans and agreements on December 31, 2022, “cause” generally includes willful and continued failure to substantially perform assigned duties or willfully engaging in illegal conduct injurious to NW Natural, and “good reason” generally includes a change in position or responsibilities (that does not represent a promotion), a decrease in compensation, or a home office relocation of over 30 miles.

The following table shows the estimated change in control benefits that would have been payable to the NEOs if (i) a change in control had occurred on December 31, 2022, and (ii) each officer’s employment was terminated on that date either by us without “cause” or by the officer with “good reason.”

Name	Cash Severance Benefit[1]	Insurance Continuation[2]	Restricted Stock Unit Acceleration[3]	Performance Share Acceleration[4]	Present Value of SERP Enhancements[5]	Total[6]
David H. Anderson	$3,880,061	$—	$1,153,193	$967,886	$—	$6,001,140
Frank H. Burkhartsmeyer	1,610,333	49,744	423,102	359,263	—	2,442,442
MardiLyn Saathoff	1,318,000	18,772	334,553	287,531	—	1,958,856
Kimberly H. Rush	1,150,290	—	249,653	255,075	151,632	1,806,650
Justin B. Palfreyman	1,078,000	49,093	236,034	196,304	—	1,559,431

(1)

Cash Severance Benefit. Each NEO has entered into a change in control agreement providing for, among other things, cash severance benefits payable if the NEO’s employment is terminated by us without “cause” or by the officer for “good reason” within 24 months after a change in control. The cash severance benefit for each NEO is equal to two times (two and a half times for Mr. Anderson) the sum of final annual salary plus average annual incentive for the last three years (annualized for annual incentives paid for partial years). In February 2023 the cash severance benefit for each NEO was changed to two times (two and a half times for Mr. Anderson) the sum of final annual salary plus the NEO’s annual incentive target then in effect plus a pro rata amount of the then applicable annual incentive for that portion of the year worked prior to employment termination. These amounts are payable in a lump sum within five days after termination. Under the severance agreements, if any payments to a NEO in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” then the officer will be paid such reduced benefits. The amounts in the above table under Cash Severance Benefit for Mr. Anderson and Ms. Rush have been reduced in accordance with this provision.

(2)

Insurance Continuation. If cash severance benefits are triggered, the severance agreements also provide for the continuation of life and health insurance benefits for two years following termination of employment, but not to the extent similar benefits are provided by a subsequent employer. The amendments to the change in control agreements in February 2023, extended the continuation of life and health insurance benefits for the CEO from 24 months to 30 months. The amounts in the table above represent the present value of two years’ of monthly life and health insurance benefit payments at the rates paid by us for each NEO as of December 31, 2022. Under the severance agreements, if any payments to a NEO in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” then the officer will be paid such reduced benefits. The amounts in the above table under Insurance Continuation for Mr. Anderson and Ms. Rush have been reduced in accordance with this provision.

(3)

Restricted Stock Unit Acceleration. As of December 31, 2022, each NEO held outstanding unvested RSUs as listed in the “Outstanding Equity Awards” table above. The RSU award agreements state that if cash severance benefits are triggered under the severance agreements, all outstanding unvested RSUs will immediately vest. The amounts in the table above represent the number of unvested RSUs as of December 31, 2022 multiplied by a stock price of $47.59 per share, which was the closing price of our common stock on the last trading day of 2022, plus an amount for each RSU equal to the dividends paid per share during the period the RSU was outstanding.

(4)

Performance Share Acceleration. As described above under the “Grants of Plan-Based Awards During 2022” table and “Compensation Discussion and Analysis—2022 Compensation Programs—Long-Term Incentives—Performance Shares,” we granted performance share awards to the NEOs in 2022 under which shares of our common stock (plus accumulated cash dividends) will be issued to them based on our performance over the years 2022 to 2024. We made similar awards to the NEOs in 2021 for performance over the years 2021 to 2023. As of December 31, 2022, the agreements for the performance share awards granted in 2021 and 2022 stated that if cash severance benefits are triggered under the severance agreements, we must immediately issue a pro-rata portion of the target award amount based on the portion of the award period completed prior to termination of employment. The amounts in the table above represent the number of shares that would have been issued under the awards, multiplied by a stock price of $47.59 per share, which was the closing price of our common stock on the last trading day of 2022, plus an amount equal to the dividends paid per share during the applicable award periods through December 31, 2022. In February 2023, performance share agreements were amended such that if cash severance benefits are triggered under the severance agreements, the amount issued is the target award for each award outstanding at the time of the change in control.

(5)

Present Value of SERP Enhancements. As discussed above in the text accompanying the “Pension Benefits” table, Mr. Anderson is a participant in the SERP Tier 1, which generally provides for a lump sum benefit payable six months after termination of employment. If a SERP Tier 1 participant’s employment is terminated by us without “cause” or by the participant for “good reason” within 24 months after a change in control, the SERP Tier 1 participant will receive three additional years of service for purposes of calculating their SERP Tier 1 benefit. Mr. Anderson has already accrued over 15 years of service, the number of years of service at which benefits for SERP Tier I participants under this plan are no longer subject to proration at termination. As a result, there is no excess for the SERP benefit he would receive following a change in control over the SERP benefit he would have received if employment had terminated absent a change in control on December 31, 2022. As discussed above in the text accompanying the “Pension Benefits” table, Ms. Rush is a participant in the SERP Tier 2, which generally provides for a lifetime supplemental pension benefit payable by us following retirement. If the employment of any SERP Tier 2 participant is terminated by us without

“cause” or by the participant for “good reason” within 24 months after a change in control, the SERP Tier 2 participant will receive three additional years of service for purposes of calculating their SERP Tier 2 benefit. The amount for Ms. Rush in the table above represents the excess of the present value of annual SERP Tier 2 benefit she would receive on termination following a change in control over the present value annual SERP Tier 2 benefit she would have received if her employment had terminated absent a change in control on December 31, 2022.
(6)	Total. Amounts in this column equal the sum of the amounts in the five columns to its left.

Other Benefits Triggered on Certain Employment Terminations

As of December 31, 2022, each NEO held outstanding unvested RSUs with performance threshold as listed in the “Outstanding Equity Awards at December 31, 2022” table above. The RSU award agreements generally require the officer to be employed by us on the applicable vesting dates to receive RSU payouts, but the agreements also provide that if employment terminates earlier as a result of death or disability, or when the officer is eligible for normal or early retirement under our Retirement Plan and at least one year has elapsed since the grant date of the RSU, the officer will nevertheless receive 100% of each scheduled RSU payout if the performance threshold is satisfied for the applicable year. Assuming achievement of the performance threshold for all years, the estimated value of the RSU payouts, based on a stock price of $47.59 per share (which was the closing price of our common stock on the last trading day of 2022) and continuation of quarterly dividends on our common stock at the current rate, each NEO would be entitled to receive on death or disability, as of December 31, 2022 would be: Mr. Anderson, $1,212,526; Mr. Burkhartsmeyer, $444,595; Ms. Saathoff, $351,597; Ms. Rush, $262,854; and Mr. Palfreyman, $248,990. As of December 31, 2022, Mr. Anderson was, and Ms. Saathoff would have been if she were a participant in the Retirement Plan, eligible for normal or early retirement under the Retirement Plan. Based on the same assumptions, the estimated value of the RSU payouts that Mr. Anderson and Ms. Saathoff would be entitled to receive on retirement as of December 31, 2022 would be: Mr. Anderson, $657,984 and Ms. Saathoff, $198,489.

As described above under “Grants of Plan-Based Awards During 2022” table and “Compensation Discussion and Analysis—2022 Compensation Programs—Long-Term Incentives—Performance Shares,” we granted performance share awards to the NEOs in February 2022 under which shares of our common stock (plus accumulated cash dividends) will be issued to them based on our performance over the years 2022-2024. We made similar awards to the NEOs in February 2021 for performance over the years 2021-2023. The award agreements generally require the officer to be employed by NW Natural on the last day of the performance period to receive an award payout, but the award agreements for these awards provide that if employment terminates earlier as a result of death, disability, or retirement after reaching age 60 the officer will be entitled to a pro-rated award payout. For awards granted in 2021 and 2022, the pro-rated payout on retirement only applies if at least one year has elapsed since the grant date of the award. Accordingly, if any NEO had terminated employment on December 31, 2022 as a result of death or disability, their target award for the 2021-2023 performance period would have been reduced to two-thirds of the original target award reflecting employment for two years of the three-year performance period, their target award for the 2022-2024 performance period would have been reduced to one-third the original target reflecting employment for one year of the three-year performance period, and then they would receive payouts under these adjusted awards at the end of the applicable performance periods based on our actual performance against the performance goals. Assuming achievement of target performance levels, the estimated value of the pro-rated award payouts, based on a stock price of $47.59 per share (which was the closing price of our common stock on the last trading day of 2022) and continuation of quarterly dividends for the remainder of the performance period on our common stock at the current rate, for each NEO would be: Mr. Anderson, $1,017,546; Mr. Burkhartsmeyer, $377,348; Ms. Saathoff, $302,003; Ms. Rush, $276,202; and Mr. Palfreyman, $212,772. As of December 31, 2022, Mr. Anderson and Ms. Saathoff were over age 60 and eligible for retirement. Based on the same assumptions, the estimated value of the award payouts for the 2021-2023 performance period that Mr. Anderson and Ms. Saathoff would be entitled to receive if retired as of December 31, 2022 would be $668,355 and $205,702, respectively.

NON-EMPLOYEE DIRECTOR COMPENSATION IN 2022

Name	Fees Earned or Paid in Cash ($)[1]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings[2] ($)	Total ($)
(a)	(b)	(f)	(h)

Timothy P. Boyle	$187,500[3]	$—	$187,500

Monica Enand	200,375[4]	1,095	201,470

Karen Lee	197,500[5]	169	197,669

Hon. Dave McCurdy	199,000[6]	61	199,061

Sandra McDonough	197,500[7]	99	197,599

Nathan I. Partain	220,500[8]	75	220,575

Jane L. Peverett	225,000[9]	—	225,000

Kenneth Thrasher	225,000[10]	—	225,000

Malia H. Wasson	287,500[11]	65	287,565

Charles A. Wilhoite	227,000[12]	256	227,256

Columns (c), (d), (e) and (g) were deleted as they are not applicable in 2022. See “Director Fees and Arrangements,” below.

(1)

Amounts in column (b) represent cash compensation earned in 2022 for service as a director of NW Holdings and NW Natural, including any amounts deferred at the director’s election pursuant to the terms of the Deferred Compensation Plan for Directors and Executives.

(2)

Amounts in column (f) represent above-market interest credited to the directors’ accounts under the Directors Deferred Compensation Plan and the DCP during 2022. For this purpose, interest credited is considered above-market to the extent such interest exceeds 120% of the average of the applicable long-term federal rates for the twelve months corresponding to the period for which market yield information is obtained to calculate interest crediting rates under the non-qualified deferred compensation plans.

(3)	Represents fees of $168,750 and $18,750 for fees earned for service as a director of NW Natural and NW Holdings, respectively.
(4)	Represents fees of $180,337.50 and $20,037.50 earned for service as a director of NW Natural and NW Holdings, respectively.
(5)	Represents fees of $177,750 and $19,750 earned for service as a director of NW Natural and NW Holdings, respectively.
(6)	Represents fees of $179,100 and $19,900 earned for service as a director of NW Natural and NW Holdings, respectively.
(7)	Represents fees of $177,750 and $19,750 earned for service as a director of NW Natural and NW Holdings, respectively.
(8)	Represents fees of $198,450 and $22,050 earned for service as a director of NW Natural and NW Holdings, respectively.
(9)	Represents fees of $202,500 and $22,500 earned for service as a director of NW Natural and NW Holdings, respectively.
(10)	Represents fees of $202,500 and $22,500 earned for service as a director of NW Natural and NW Holdings, respectively.
(11)	Represents fees of $258,750 and $28,750 earned for service as a director of NW Natural and NW Holdings, respectively.
(12)	Represents fees of $204,300 and $22,700 earned for service as a director of NW Natural and NW Holdings, respectively.

Non-Employee Director Compensation Philosophy

Each member of the Board of Directors of NW Holdings also serves as a member of the Board of Directors of NW Natural. Compensation is paid separately by NW Holdings and NW Natural for service on each respective board of directors, commensurate with the relative obligations and responsibilities associated with each entity, but compensation is considered together for purposes of determining the overall compensation appropriate for the members of both boards of directors.

The OECC’s compensation philosophy for non-employee members of the Board is designed to attract and retain high performing directors who will perform in the best interest of shareholders. The OECC targets the compensation of Board members, when considered on an aggregate basis for service on the Board of Directors of NW Holdings and NW Natural, to be aligned near the middle of the market (50th percentile) for 18 peer companies. The OECC reviews Board compensation annually and recommends adjustments to compensation as necessary. The Consultant who assists the OECC with executive compensation also provides competitive market data for Board compensation.

While the components of compensation have evolved over the years, the pay components for 2022 consisted of a cash retainer, a separate cash retainer for each committee on which a director serves, a separate cash retainer for serving as Chair or Vice-Chair of the Board or Chair of a committee of the Board, and cash meeting fees for those meetings exceeding regularly scheduled meetings, beginning with the second unscheduled meeting.

The Board has adopted stock ownership guidelines that require directors to own NW Holdings shares valued at least $400,000 within five years of joining the Board, including amounts deferred pursuant to the plans described below. The OECC last reviewed the progress of the directors in achieving these stock ownership objectives in February 2023 and concluded that all of the directors have achieved, or are making adequate progress toward achieving, the stock ownership goals.

Director Fees and Arrangements

Fees Earned in 2022

The compensation terms for non-employee members of the Board of Directors of NW Holdings for the period from January 1, 2022 to December 31, 2022 are described below:

NW Holdings

Annual Cash Retainer	$18,000

Extra Annual Cash Retainer for Audit Committee Chair	1,600

Extra Annual Cash Retainer for OECC Chair	1,600

Extra Annual Cash Retainer for Finance Committee Chair	1,400

Extra Annual Cash Retainer for Governance Committee Chair	1,400

Extra Annual Cash Retainer for Public Affairs and Environmental Policy Committee Chair	1,400

Extra Annual Cash Retainer for Chair of the Board	10,000

Extra Annual Cash Retainer for Vice Chair of the Board	5,000

Extra Annual Cash Retainer for Audit Committee Members	1,000

Extra Annual Cash Retainer for OECC Members	1,000

Extra Annual Cash Retainer for Finance Committee Members	750

Extra Annual Cash Retainer for Governance Committee Members	750

Extra Annual Retainer for Public Affairs and Environmental Policy Committee Members	750

Extra Board/Committee Meeting Fees	150[1]

(1)	Meeting fees will be paid for those meetings exceeding regularly scheduled meetings beginning with the second unscheduled meeting.

NW Natural

Annual Cash Retainer	$162,500

Extra Annual Cash Retainer for Audit Committee Chair	14,400

Extra Annual Cash Retainer for OECC Chair	14,400

Extra Annual Cash Retainer for Finance Committee Chair	12,600

Extra Annual Cash Retainer for Governance Committee Chair	12,600

Extra Annual Cash Retainer for Public Affairs and Environmental Policy Committee Chair	12,600

Extra Annual Cash Retainer for Chair of the Board	90,000

Extra Annual Cash Retainer for Vice Chair of the Board	45,000

Extra Annual Cash Retainer for Audit Committee Members	9,000

Extra Annual Cash Retainer for OECC Members	9,000

Extra Annual Cash Retainer for Finance Committee Members	6,750

Extra Annual Cash Retainer for Governance Committee Members	6,750

Extra Annual Retainer for Public Affairs and Environmental Policy Committee Members	6,750

Extra Board/Committee Meeting Fees	1,350[1]
(1)	Meeting fees will be paid for those meetings exceeding regularly scheduled meetings beginning with the second unscheduled meeting.

Deferred Compensation Plans

Directors Deferred Compensation Plan

Prior to January 1, 2005, directors could elect to defer the receipt of all or a part of their directors’ compensation (cash or stock retainers and meeting fees) under NW Natural’s non-qualified Directors Deferred Compensation Plan (DDCP). At the director’s election, deferred amounts were credited to either a “cash account” or a “stock account.” If deferred amounts were credited to stock accounts, such accounts were credited with a number of shares based on the purchase price of our common stock on the next purchase date under our Dividend Reinvestment and Direct Stock Purchase Plan, and such accounts were credited with additional shares based on the deemed reinvestment of dividends. Cash accounts are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. The rate is adjusted quarterly. At the election of the participant, deferred balances in the stock and/or cash accounts are payable after termination of Board service in a lump sum, in installments over a period not to exceed 10 years, or in a combination of lump sum and installments.

In November 2004, the Board approved an amendment to the DDCP partially terminating the plan so that no deferrals would be made to the plan after December 31, 2004. All amounts deferred into the plan prior to December 31, 2004 remained in the plan and all other provisions of the DDCP remain in effect.

Deferred Compensation Plan for Directors and Executives

In January 2005, the Deferred Compensation Plan for Directors and Executives (DCP) replaced the existing DDCP as the vehicle for non-qualified deferral of compensation by directors. See “Non-Qualified Deferred Compensation Plans in 2022,” above. The obligation of NW Natural to pay deferred compensation in accordance with the terms of the DCP will generally become due on a predetermined date during a participant’s service if elected by such participant or on retirement, death, or other termination of service, and will be paid in a lump sum or in installments of five, ten or fifteen years as elected by the participant in accordance with the terms of the DCP. The right of each participant in the DCP is that of one of NW Natural’s general, unsecured creditors. Directors and executives of NW Holdings or NW Natural are eligible to participate in the DCP.

Director Perquisites and Other Compensation

We do not provide perquisites to our directors other than nominal value and no director received perquisites at or exceeding a total value of $10,000 in 2022.

2022 AND 2021 AUDIT FIRM FEES

The following table shows the consolidated fees and expenses NW Holdings and subsidiaries paid or accrued for the integrated audits of its consolidated financial statements and other services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP, for fiscal years 2022 and 2021:

	2022	2021
Audit Fees	$1,985,500	$1,693,000
Audit-Related Fees	492,000	219,763
Tax Fees	28,000	27,500
All Other Fees	4,150	4,150

Total	$2,509,650	$1,944,413

Audit Fees

This category includes fees and expenses for services rendered for the integrated audit of the consolidated financial statements included in the Annual Report on Form 10-K and the review of the quarterly financial statements included in the Quarterly Reports on Form 10-Q for NW Holdings and its subsidiaries. The integrated audit includes the review of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act). In addition, amounts include fees for services routinely provided by the auditor in connection with regulatory filings, including issuance of consents and comfort letters relating to the registration of securities and assistance with the review of documents filed with the SEC.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including fees and expenses related to consultations for financial accounting and reporting fees for U.S. Environmental Protection Agency assurance letters, and fees for system pre-implementation assessments.

Tax Fees

This category includes fees for tax compliance, and review services rendered for NW Holdings’ or its subsidiaries’ income tax returns.

All Other Fees

This category relates to services other than those described above. The amount reflects payments for accounting research tools in each of 2022 and 2021.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee of NW Holdings approved or ratified 100% of 2022 and 2021 services for audit, audit-related, tax services and all other fees, including audit services relating to compliance with Section 404 of the Sarbanes-Oxley Act. The Chair of the Audit Committee is authorized to pre-approve non-audit services between meetings of the Audit Committee and must report such approvals at the next Audit Committee meeting. See “Report of the Audit Committee,” below.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (Committee) is responsible for providing independent, objective oversight of NW Holdings’ accounting and auditing functions, financial reporting and internal control over financial reporting. The Committee is solely responsible for the engagement of the independent registered public accounting firm on behalf of NW Holdings, and the independent registered public accounting firm reports to the Committee. The Committee acts under a written charter to ensure compliance with applicable laws and regulations. The charter is reviewed annually by the Committee and is available on NW Holdings’ website at www.nwnaturalholdings.com. Each of the members of the Committee is independent as defined by current New York Stock Exchange listing standards and NW Holdings’ Director Independence Standards. The Board of Directors has designated each of Ms. Peverett and Mr. Thrasher as an “audit committee financial expert”.

The Committee, in accordance with its written charter, oversees the quality and integrity of NW Holdings’ accounting, auditing and financial reporting practices. During fiscal 2022, the Committee discussed the interim financial information in each of the quarterly reports of NW Holdings to the Securities and Exchange Commission (SEC) in meetings with the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Vice President, Controller, Treasurer and Chief Accounting Officer, and PricewaterhouseCoopers LLP, the independent registered public accounting firm for NW Holdings, prior to filing them with the SEC. In addition, the Chair of the Committee and available Committee members review each quarterly earnings press release of NW Holdings before its dissemination.

During 2022, the Committee reviewed disclosure controls and procedures designed to ensure the continuing integrity of the financial reports and executive compensation disclosure of NW Holdings. The Committee provided regular oversight of the assessment of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in NW Holdings’ Annual Report on Form 10-K for the year ended December 31, 2022 with NW Holdings’ management and the independent auditor. As part of its review, the Committee discussed NW Holdings’ critical accounting policies and matters of judgment and estimates used in the preparation of the financial statements included in NW Holdings’ 2022 Annual Report on Form 10-K. In addition, the Committee discussed with the independent auditor those matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, including critical audit matters.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditor written disclosures and the letters required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent auditor’s communications with the Committee concerning independence, and has discussed with the independent auditor its independence. In this regard, the Committee considered whether or not the provision of non-audit services by the independent audit firm for the year ended December 31, 2022 is compatible with maintaining the independence of the firm and determined that none of the services provided to NW Holdings or its subsidiaries impacted a finding of independence. In addition, for the year ended December 31, 2022, the Committee reviewed the performance of its independent auditor, PricewaterhouseCoopers LLP. Based upon the Committee’s assessment and satisfaction with the services provided, the Committee determined it was in NW Holdings’ best interest to continue its engagement of PricewaterhouseCoopers LLP.

In February 2022, the Audit Committee of NW Holdings pre-approved certain non-audit services performed by NW Holdings’ independent auditor and affirmed its procedure for the pre-approval of any future non-audit services performed by its independent auditor. On February 23, 2023, the Audit Committee of NW Holdings pre-approved specific services to be performed by the independent auditor in 2023, including audit, audit-related and tax services, and established its procedure for pre-approval of all other services to be performed by the independent auditor in 2023. The Committee determined that:

•	for proposed non-audit services, management will submit to the Committee a list of non-audit services that it recommends the Committee engage the independent auditor to provide;
•	the Committee will review and consider for approval the list of permissible non-audit services and the budget for such services;
•	management will routinely inform the Committee regarding the non-audit services actually provided by the independent auditor pursuant to this pre-approval process; and
•	the Director of Internal Auditing will be responsible for reporting at least annually to the Committee all independent auditor fees and the pre-approved budget for such services.

The Chair of the Committee is authorized to pre-approve non-audit services between meetings of the Committee and must report such approvals at the next Committee meeting.

The Committee also discussed with the independent auditor any relationships that may impact its objectivity and independence and satisfied itself as to the auditor’s independence. The Committee also completed its annual assessment of the independent auditor’s and internal auditors’ performance. The Committee discussed with management and the internal auditors the quality, adequacy and effectiveness of NW Holdings’ internal control over financial reporting, and the organization, responsibilities, budget and staffing of the internal audit function. The Committee reviewed with the independent auditor any significant matters regarding NW Holdings’ internal control over financial reporting that had come to their attention during the conduct of their audit. The Committee reviewed with both the independent auditor and the internal auditors their respective audit plans, audit scopes and identification of audit risks.

The Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors (and the Board has approved and directed) that the audited consolidated financial statements be included in Northwest Natural Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Respectfully submitted to the Board of Directors on February 23, 2023 by the Audit Committee:

Jane L. Peverett, Chair	Sandra McDonough
Karen Lee	Kenneth Thrasher

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proxy Statement includes extensive disclosure regarding the compensation of our Named Executive Officers under the heading “Executive Compensation” on pages 25-46 above. Pursuant to Section 14A of the Securities Exchange Act of 1934, we submit to our shareholders a nonbinding advisory resolution to approve the compensation of the Named Executive Officers disclosed in this Proxy Statement. The Board of Directors has approved the submission of the following resolution to the shareholders for approval at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K under the heading “Executive Compensation” in the Proxy Statement for the Company’s 2023 Annual Meeting of Shareholders, is approved.”

This proposal gives you the opportunity to endorse or not endorse our executive compensation program for our Named Executive Officers by voting for or against the above resolution. As discussed under “Executive Compensation—Compensation Discussion and Analysis” above, our executive compensation programs have been carefully designed and implemented to attract, retain and motivate talented and qualified executives, to emphasize pay for performance, to link compensation to achievement of annual and long-term performance goals, to align executives’ interests with shareholders’ interests, and to achieve a correct balance between compensation that is attractive to executives, affordable to the Company and fair to shareholders and employees.

Substantial components of executive compensation are tied to the Company’s annual and long-term performance. For example, the Executive Annual Incentive Plan, which is designed to encourage and reward executive officer’s contributions in achieving NW Natural’s annual goals, provides for cash payments that are based on a formula that includes meeting proposed annual targets such as net income, performance relative to other operational goals and individual performance. Similarly, NW Holdings’ performance share awards under the Long Term Incentive Plan (LTIP) were designed to align executives’ interests with shareholders’ interests: NW Holdings’ performance share awards focus executives on achievement of three-year cumulative earnings per share (EPS), with positive or negative award modification for TSR performance relative to the Company’s peer group over a three-year period, and subject to achievement of specified ROIC thresholds. Restricted stock units with performance threshold are also tied to the Company’s performance, by vesting only if a pre-defined performance threshold is met for the relevant performance period. No RSUs with a performance threshold will vest in a given year if the Company’s performance threshold is not met, and shares subject to vesting in that year will be forfeited. Additionally, NW Holdings’ pay practices work to align executives’ interests with shareholders’ interests by emphasizing stock ownership through stock ownership guidelines and performance-based compensation under the LTIP.

NW Holdings has also adopted a number of pay practices that emphasize fairness to shareholders and good governance. Among other practices, executive change in control severance agreements are double-trigger and contain no gross-up provisions. The OECC has also eliminated routine or excessive perquisites for executives, limited the use and duration of severance agreements (other than in the context of change-in-control), reduced the interest crediting rate on compensation deferred after 2004 to a variable market rate, modified the SERP to reduce benefits and expenses, including limiting the amount of an executive’s annual bonus that is included in final average compensation for purposes of that plan, closed new participation in the SERP, and maintained a high percentage of total targeted direct compensation that is at risk, particularly for the Chief Executive Officer. Moreover, annual and long-term incentive awards contain provisions that “clawback” from executives certain benefits under those awards in the event of misconduct.

Overall, NW Holdings’ compensation practices are driven by our total compensation philosophy which is designed to provide total remuneration in a manner that motivates high levels of performance, creates shareholder value, and emphasizes our commitment to tie a significant portion of executive compensation to the Company’s performance.

Vote Required

Approval of this proposal by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote on this proposal.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3—ADVISORY VOTE ON FREQUENCY OF VOTING ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934 requires us at least once every six years to submit to shareholders for a nonbinding advisory vote the question of whether the resolution in Proposal 2 (Say-On-Pay Proposal) should be voted on every year, every two years or every three years (Say-on-Frequency). The question was previously submitted to our shareholders at the Annual Meeting held on May 25, 2017. Accordingly, the Board of Directors has approved the submission of this question to a vote of the shareholders at the Annual Meeting.

The Board believes that giving shareholders the right to cast an advisory vote on executive compensation every year is in the best interest of the Company’s shareholders. The Board of Directors values shareholders’ opinions and believes it benefits from timely feedback on the Company’s executive compensation program. In addition, when the Company’s initial Say-on-Frequency vote was held at our 2017 annual meeting, our shareholders voted for an annual Say-On-Pay advisory vote every year. Accordingly, the Board of Directors recommends that shareholders vote for a nonbinding advisory vote on the Say-On-Pay Proposal every year.

Vote Required

Although the Board recommends that the Say-on-Pay Proposal be voted on every year, our shareholders will be able to specify one of four choices for Say-on-Frequency vote as follows: (i) one year, (ii) two years, (iii) three years or (iv) abstain. Shareholders are not voting to approve or disapprove of the Board’s recommendation of an annual vote on the Say-on-Pay Proposal.

The option of one year, two years or three years that receives the highest number of votes cast by our shareholders will be the frequency for the advisory vote on executive compensation that has been selected by our shareholders. However, because this vote is advisory and will not be binding on the Board or the Company, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

The Board of Directors recommends a vote for ONE YEAR on this proposal.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At a meeting held February 23, 2023, the Audit Committee of the Board of Directors of NW Holdings appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the books, records and accounts of NW Holdings for fiscal year 2023. The Audit Committee and the Board of Directors recommend that the shareholders ratify this appointment.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

See “2022 and 2021 Audit Firm Fees,” above.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for 2023 will require the affirmative vote of the holders of a majority of the shares of common stock of NW Holdings present, or represented by proxy, and entitled to vote on the matter at the Annual Meeting. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote.

The Audit Committee and the Board of Directors recommend a vote FOR this proposal.

OTHER MATTERS

Management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

Consolidation Services Provided

The consolidation of an individual’s multiple proxy cards into one envelope is a service NW Holdings provides based on Social Security Number or Tax ID Number match.

If you received a consolidated mailing this year and you would like to receive a separate annual report or proxy statement for each account with the same Social Security Number, please submit your request to Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204 or call (800) 422-4012, ext. 2402. NW Holdings will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request.

Delivery of Proxy Materials to Households

Only one copy of our annual report and Proxy Statement will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate proxy card will be delivered to each shareholder at the shared address.

If you are a shareholder who lives at a shared address and you would like additional copies of the annual report, this Proxy Statement, or any future annual reports or proxy statements, contact Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204 or call (800) 422-4012, ext. 2402. NW Holdings will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request.

If you share the same address with another NW Holdings shareholder and you currently receive multiple copies of annual reports or proxy statements, you may request delivery of a single copy of future annual reports or proxy statements at any time by calling Broadridge Financial Solutions, Inc. at (866) 540-7095, or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Election, 51 Mercedes Way, Edgewood, NY 11717.

Many brokerage firms and other shareholders of record have procedures for the delivery of single copies of company documents to households with multiple beneficial shareholders. If your family has one or more “street name” accounts under which you beneficially own shares of NW Holdings common stock, please contact your broker, financial institution, or other shareholder of record directly if you require additional copies of this Proxy Statement or NW Holdings’ annual report, or if you have other questions or directions concerning your “street name” account.

Electronic Delivery of Annual Meeting Materials

If you would like to reduce the costs incurred by NW Holdings in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above under “How to Vote By Proxy and Revoke Your Proxy” to vote using the internet and, when prompted, indicate that you agree to receive proxy materials electronically.

2024 ANNUAL MEETING OF SHAREHOLDERS

The SEC’s proxy rules require that any shareholder proposal to be considered for inclusion in NW Holdings’ proxy statement for the 2024 Annual Meeting of Shareholders must be received at NW Holdings’ principal executive office no later than December 15, 2023.

NW Holdings’ Bylaws require shareholders to give NW Holdings advance notice of any proposal to be submitted at any meeting of shareholders. The Bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary of NW Holdings. For any shareholder proposal to be considered at the 2024 Annual Meeting of Shareholders, the shareholder’s notice must be received by NW Holdings’ Corporate Secretary no later than February 25, 2024. The SEC’s proxy rules allow NW Holdings to use discretionary voting authority to vote on a matter coming before an annual meeting of shareholders, which is not included in NW Holdings’ proxy statement, if NW Holdings does not have notice of the matter before the deadline established in its Bylaws. In addition, discretionary voting authority may generally also be used if NW Holdings receives timely notice of such matter (as described above), and if, in the proxy statement, NW Holdings describes the nature of such matter and how NW Holdings intends to exercise its discretion to vote on such matter.

COMPANY INFORMATION

NW Holdings makes available at www.nwnaturalholdings.com among other things, its:

•	Corporate Governance Standards;
•	Director Independence Standards;
•	Director Selection Criteria;
•	Charters of the Governance, Audit, Organization and Executive Compensation, Finance, and Public Affairs and Environmental Policy Committees; and
•	Code of Ethics.

You may request a copy of these documents, at no cost to you, by contacting Shareholder Services at Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, or by calling (800) 422-4012, ext. 2402.

Shareholders and other interested parties may communicate with the Chair of the Board or the non-management directors of the Board by mailing correspondence to Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, Attn: Corporate Secretary.

Websites

The information contained on the websites referenced in this Proxy Statement are not incorporated by reference into this filing. Further, references to website URLs are intended to be inactive textual references only.

SOLICITATION OF PROXIES

Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone, the internet or facsimile transmission. NW Holdings will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by NW Holdings. NW Holdings has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $9,000 plus reasonable out-of-pocket expenses. Shareholders may assist NW Holdings in avoiding expenses in this connection by voting their proxies promptly.

If you are unable to attend the Annual Meeting, please mark, date, sign and mail the enclosed proxy or, alternatively, grant your proxy by telephone or the internet so that the business of the meeting can be transacted.

By Order of the Board of Directors,

Portland, Oregon	Shawn M. Filippi
April 13, 2023	Vice President, Chief Compliance Officer and Corporate Secretary

EXHIBIT A

Approved Compensation Peer Group

American States Water Company

Atmos Energy Corporation

Avista Corporation

California Water Service Group

Chesapeake Utilities Corporation

Essential Utilities, Inc.

IDACORP, Inc.

MGE Energy, Inc.

NorthWestern Corporation

ONE Gas, Inc.

Otter Tail Corporation

PNM Resources, Inc.

Portland General Electric Company

SJW Group

South Jersey Industries, Inc.

Southwest Gas Holdings, Inc.

Spire Inc.

Unitil Corporation

A-1

EXHIBIT B

WTW Energy Services Industry Executive Compensation Survey Report—2021

(Revenue less than $1B)

American Transmission

California Independent System Operator Corporation

Chesapeake Utilities Corporation

Citizens Energy Group

CLEAResult

Colorado Springs Utilities

Core Laboratories

Dairyland Power Cooperative

El Paso Electric

Enel Green Power

Energy Northwest

ERCOT

Framatome

Great River Energy

Institute of Nuclear Power Operations

ISO New England

Knoxville Utilities Board

Leeward Management Services

Lightsource BP

MISO Energy

Ohio Valley Electric

Old Dominion Electric Cooperative

Orlando Utilities Commission

Orsted Offshore

Orsted Onshore

Otter Tail Corporation

Pedernales Electric Cooperative

PJM Interconnection

Snohomish County PUD

STP Nuclear Operating

Summit Midstream

Summit Utilities, Inc.

B-1

EXHIBIT C

WTW Energy Services Industry Executive Compensation Survey Report—2021

(Revenue $1B to $3B)

ALLETE

Atmos Energy

Avista Corporation

Black Hills

Blattner Energy

Boardwalk Pipeline Partners, LP

BWX Technologies, Inc.

Cleco

Colonial Pipeline Company

CPS Energy

Duquesne Light

Equitrans Midstream

Essential Utilities

First Solar

Genesis Energy

Hawaiian Electric Industries

Helmerich & Payne

Idaho Power

IGS Energy

ITC Holdings Corp.

JEA Energy LLC

Lower Colorado River Authority

Nebraska Public Power District

New Jersey Resources

NorthWestern Energy, LLC

NuStar Energy

OGE Energy Corp.

Oglethorpe Power Corporation

Omaha Public Power District

ONE Gas, Inc.

Peabody Energy

PNM Resources, Inc.

Portland General Electric Company

Sacramento Municipal Utility District

Santee Cooper

South Jersey Industries, Inc.

Spire Inc.

Talen Energy

TECO Energy

Tri-State Generation & Transmission

UNS Energy Corporation

C-1

EXHIBIT D

WTW General Industry Executive Compensation Survey Report—2021

(Revenue $500M to $1B)

ABC Technologies

ADTRAN

Aegion

Aludyne

Ariens Company

Arkansas Children’s Hospital

Armstrong Flooring

Armstrong World Industries

Battelle Memorial Institute

Blanco

Bush Brothers & Company

Chicago Transit Authority

Choice Hotels International

Cognex

Columbus McKinnon

Cookeville Regl Medical Center

Corizon Health

DePaul University

Doncasters Group

FN America LLC

FOCUS Brands

Glatfelter

Great River Medical Center

Grupo Cementos de Chihuahua

Guardian Pharmacy

Harbin Clinic

Health Center, Inc.

HealthEquity

Hirose Electric

Innophos

Institute of Electrical & Electronic Engineers (IEEE)

International Data Group

Iponweb

Jackson Family Wines

Judicial Council of California

Kamehameha Schools Bishop Estate

Kenco Management Services

KI, Inc

Learning Care Group

Life Time Fitness

Lutron Electronics

Makino

Mary Washington HealthCare

Minneapolis School District

MTS Systems

NIBCO Inc.

Nortek Global HVAC

Northern Arizona University

Northwest Permanente PC

NOW Foods

Oak Street Health

Otter Products

Owensboro Health Regional Hospital

PDC Brands

Perdoceo Education Corporation

Port of Seattle

PPC Partners

Promethean

Purdue Pharma

Rayonier

Roaming Networks

Saddle Creek Logistics Services

Saint Barnabas Medical Center

Salem Health

San Antonio Water System

Savannah River Remediation

Shake Shack

Solenis

Sparrow Health System

St. Francis Hospital

Tallahassee Memorial HealthCare

Taubman Centers

TaylorMade Golf

Terracon Consultants

The Boldt Company

TidalHealth

TomTom

Trèves

TriMas

UF Health Jacksonville

University of Texas Health Science Center of San Antonio

US Acute Care Solutions

Utah Transit Authority

Valleywise Health

Wyndham Hotels & Resorts

Yuma Regional Medical Center

D-1

EXHIBIT E

American Gas Association Executive Compensation Survey—2021

Atmos Energy Corporation

Avista Corporation

Berkshire Hathaway Energy

Black Hills Corporation

CenterPoint Energy, Inc.

Chesapeake Utilities Corporation

Citizens Energy Group

Colorado Springs Utilities

CPS Energy

Dominion Energy

DTE Energy

Equitrans Midstream Corporation

Essential Utilities Inc.

Eversource Energy

Greenville Utilities Commission

Hawaii Gas

Illinois Gas Company

Knoxville Utilities Board

LG&E and KU Energy LLC

MDU Resources

Metropolitan Utilities District

Mountaineer Gas Company

National Fuel Gas Company

National Gas & Oil Cooperative

New Jersey Resources Corporation

NiSource Inc.

NorthWestern Energy, LLC

Oak Ridge Utility District

ONE Gas, Inc.

Philadelphia Gas Works

Puget Sound Energy, Inc.

RGC Resources, Inc.

Sempra Energy

South Jersey Industries

Southern Company Gas

Southern Star Central Gas Pipeline

Southwest Gas Corporation

Spire Inc.

Summit Utilities, Inc.

TC Energy (TECO Energy)

UGI Utilities

UNS Energy Corporation

Washington Gas

Xcel Energy Inc.

E-1

EXHIBIT F

Relative TSR Peer Group for 2022-2024 and 2021-2023 Performance Share Cycles

Atmos Energy Corporation

Avista Corporation

Black Hills Corporation

MGE Energy, Inc.

New Jersey Resources Corporation

NiSource, Inc.

NorthWestern Corporation

ONE Gas, Inc.

South Jersey Industries, Inc.

Southwest Gas Holdings, Inc.

Spire, Inc.

Unitil Corporation

F-1

SCAN TO VIEW MATERIALS & VOTE NW Natural Holding TM C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC ~How to Vote~ 6201 15TH AVENUE Please Choose One of the Following BROOKLYN, NY 11219 Voting Methods VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 24, 2023 or, for participants in the NW Natural 401(k) Plan, up until 11:59 p.m. Eastern Daylight Time on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NWN2023 You may attend the 2023 Annual Meeting of Shareholders via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 24, 2023 or, for participants in the NW Natural 401(k) Plan, up until 11:59 p.m. Eastern Daylight Time on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northwest Natural Holding Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D98963-P88645 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY NORTHWEST NATURAL HOLDING COMPANY For All Withhold All Except For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR ALL nominee(s), mark “For All Except” and write the the following: number(s) of the nominee(s) on the line below. Proposal 1.  ☐  ☐  ☐ 1. The election of three Class III directors for terms of three years. Nominees: Proposal 4. For Against Abstain 01) David H. Anderson 02) Karen Lee 4. The ratification of the appointment of  ☐  ☐  ☐ 03) Nathan I. Partain PricewaterhouseCoopers LLP as Northwest Natural Holding Company’s independent registered public accountants for the fiscal year 2023. The Board of Directors recommends you vote FOR proposals 2, 4 and for 1 YEAR on proposal 3. For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Proposal 2. This proxy when properly executed will be voted in the manner 2. Advisory vote to approve Named Executive Officer  ☐  ☐  ☐ directed herein by the shareholder whose signature appears Compensation. below. If no direction is made, the proxy will be voted FOR Proposals 1, 2, 4 and for 1 YEAR on proposal 3. Proposal 3. 1 Year 2 Years 3 Years Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, 3. Frequency of future votes on executive administrator, or other fiduciary, please give full title as such. Joint owners should each sign compensation as an advisory vote.  ☐  ☐  ☐ personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. D98964-P88645 REVOCABLE PROXY NORTHWEST NATURAL HOLDING COMPANY Proxy for 2023 Annual Meeting of Shareholders May 25, 2023 2:00 p.m. Pacific Daylight Time This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Shawn M. Filippi, Frank H. Burkhartsmeyer, and MardiLyn Saathoff, and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the Annual Meeting of Shareholders of Northwest Natural Holding Company to be held virtually on Thursday, May 25, 2023at www.virtualshareholdermeeting.com/NWN2023, and at all adjournments thereof: (i) as designated on the reverse side of this card; and (ii) at their discretion, upon any and all other matters, which properly may be brought before such meeting or any adjournment thereof. If shares of the Company’s common stock are held for the account of the undersigned under the Northwest Natural Holding Company Dividend Reinvestment and Direct Stock Purchase Plan or Northwest Natural Gas Company Retirement K Savings Plan, then the undersigned hereby directs the respective fiduciary or trustee of each applicable plan to vote all shares of Northwest Natural Holding Company common stock in the undersigned’s name and/or account under such plan, in accordance with the instructions given herein, at the 2023 Annual Meeting and at any adjournments or postponements thereof, on all matters properly brought before such meeting or any adjournment thereof, including, but not limited to, the matters set forth on the reverse side. Continued and to be signed on reverse side